                                                                                                                              Exhibit 4

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                                                      O'SULLIVAN INDUSTRIES, INC.

                                                and each of the Guarantors PARTY HERETO

                                                 10.63% SENIOR SECURED NOTES DUE 2008

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                                                               INDENTURE

                                                    Dated as of September 29, 2003

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                                                         The Bank of New York

                                                                Trustee

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                                                        CROSS-REFERENCE TABLE*

        Trust Indenture
        Act Section                                                                    Indenture Section
        310(a)(1)...................................................................             7.10
             (a)(2).................................................................             7.10
             (a)(3).................................................................             N.A.
             (a)(4).................................................................             N.A.
             (a)(5).................................................................             7.10
             (b)....................................................................             7.10
             (c)....................................................................             N.A.
        311(a)......................................................................             7.11
             (b)....................................................................             7.11
             (c)....................................................................             N.A.
        312(a)......................................................................             2.05
             (b)....................................................................            14.03
             (c)....................................................................            14.03
        313(a)......................................................................             7.06
             (b)(1).................................................................            10.03
             (b)(2).................................................................          7.06; 7.07
             (c)....................................................................      7.06; 10.03; 14.02
             (d)....................................................................             7.06
        314(a)......................................................................      4.03;14.02; 14.05
             (c)(1).................................................................            14.04
             (c)(2).................................................................            14.04
             (c)(3).................................................................             N.A.
             (d)....................................................................     10.03; 10.04; 10.05
             (e)....................................................................            14.05
             (f)....................................................................             N.A.
        315(a)......................................................................             7.01
             (b)....................................................................          7.05;14.02
             (c)....................................................................             7.01
             (d)....................................................................             7.01
             (e)....................................................................             6.11
        316(a) (last sentence)......................................................             2.09
             (a)(1)(A)..............................................................             6.05
             (a)(1)(B)..............................................................             6.04
             (a)(2).................................................................             N.A.
             (b)....................................................................             6.07
             (c)....................................................................             2.12
        317(a)(1)...................................................................             6.08
             (a)(2).................................................................             6.09
             (b)....................................................................             2.04
        318(a)......................................................................            14.01
             (b)....................................................................             N.A.
             (c)....................................................................            14.01

N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

                                                           TABLE OF CONTENTS

                                                                                                                                   Page

                                                              ARTICLE 1.
                                                     DEFINITIONS AND INCORPORATION
                                                             BY REFERENCE

                                                              ARTICLE 2.
                                                               THE NOTES

                                                              ARTICLE 3.
                                                       REDEMPTION AND PREPAYMENT

                                                              ARTICLE 4.
                                                               COVENANTS

                                                              ARTICLE 5.
                                                              SUCCESSORS

   Section 5.01         Merger, Consolidation, or Sale of Assets.................................................65
   Section 5.02         Successor Corporation Substituted........................................................66

                                                              ARTICLE 6.
                                                         DEFAULTS AND REMEDIES

                                                              ARTICLE 7.
                                                                TRUSTEE

                                                              ARTICLE 8.
                                               LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.05         Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.     77
   Section 8.06         Repayment to Company.....................................................................78
   Section 8.07         Reinstatement............................................................................78

                                                              ARTICLE 9.
                                                   AMENDMENT, SUPPLEMENT AND WAIVER

                                                              ARTICLE 10.
                                                       Intercreditor Provisions
                                                     Relating to Credit Agreement

   Section 10.04        Consent to License to Use Intellectual Property; Access to Information; Access to Real Property to Process

                                                              ARTICLE 11.
                                                        COLLATERAL AND SECURITY

                                                              ARTICLE 12.
                                                            NOTE GUARANTEES

                                                              ARTICLE 13.
                                                      satisfaction and discharge

   Section 13.01        Satisfaction and Discharge..............................................................102
   Section 13.02        Application of Trust Money..............................................................103

                                                              ARTICLE 14.
                                                             MISCELLANEOUS

                                                               EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF NOTE GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE
Exhibit G         FORM OF PLEDGE AND SECURITY AGREEMENT

         INDENTURE dated as of September 29, 2003 among  O'Sullivan  Industries,  Inc., a Delaware  corporation  (the  "Company"),  the
Guarantors (as defined) and The Bank of New York, as trustee (the "Trustee").

         The  Company,  the  Guarantors  and the  Trustee  agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.63% Senior Secured Notes due 2008 (the "Notes"):

ARTICLE 1.
                                                     DEFINITIONS AND INCORPORATION
                                                             BY REFERENCE

Section 1.01      Definitions.

         "144A Global Note" means a Global Note  substantially  in the form of Exhibit A1 hereto bearing the Global Note Legend and the
Private  Placement  Legend and deposited  with or on behalf of, and  registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Accounts" means all "accounts," as such term is defined in the NYUCC,  now or hereafter  acquired by any Obligor arising from the sale of inventory or from services  rendered in its ordinary course of business,  including (a) all of such Obligor's rights in, to and under all  receipts  for goods or services,  (b) all of such  Obligor's  rights to any goods  represented  by any of the  foregoing
(including unpaid sellers' rights of rescission,  replevin,  reclamation and stoppage in transit and rights to returned,  reclaimed and repossessed  goods) and (c) all collateral  security of any kind,  now or hereafter in existence,  given by any Account Debtor or other
Person with respect to any of the foregoing.

         "Acquired Debt" means, with respect to any specified Person:

(1)               Indebtedness  of any  other  Person  existing  at the time  such  other  Person  is  merged  with or into or became a
         Subsidiary of such specified  Person,  whether or not such  Indebtedness is incurred in connection  with, or in  contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and

(2)               Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Interest" means all Additional Interest then owing pursuant to the Registration Rights Agreement.

         "Affiliate"  of any  specified  Person means any other Person  directly or  indirectly  controlling  or controlled by or under direct or indirect  common  control with such specified  Person.  For purposes of this  definition,  "control," as used with respect to any Person,  shall mean the  possession,  directly or  indirectly,  of the power to direct or cause the direction of the  management or policies of such  Person,  whether  through the  ownership  of voting  securities,  by  agreement  or  otherwise.  For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Premium" means, with respect to any Note on any date (the "calculation date"), the greater of:

(1)               1.0% of the principal amount of such Note; or

(2)               the excess of:

(A)               the present value at such calculation date of:

(i)               the redemption  price of such Note at October 1, 2006 (such redemption price being set forth in the table above under the caption "Optional Redemption") plus

(ii)              all required interest payments due on such Note through October 1, 2006 (excluding accrued but unpaid interest),

                           computed using a discount rate equal to the Treasury Rate plus 50 basis points over

(B)               the principal amount of such note, if greater.

         "Applicable  Procedures"  means,  with respect to any transfer or exchange of or for beneficial  interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

(1)               the sale,  lease,  conveyance or other  disposition (a  "Disposition")  of any assets or rights  (including,  without limitation,  by way of a sale and  leaseback)  (provided  that the sale,  lease,  conveyance  or other  disposition  of all or substantially all of the assets of the Company and its Restricted  Subsidiaries  taken as a whole will be governed by Sections
         3.09, 4.15 and 5.1 and not by Section 4.10); and

(2)               the issue or sale by the Company or any of its Restricted  Subsidiaries  of Equity  Interests of any of the Company's
         Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(A)               that have a Fair Market Value in excess of $1.0 million, or

(B)               for net proceeds in excess of $1.0 million.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)               a disposition of assets by the Company to a Restricted  Subsidiary or by a Restricted Subsidiary to the Company or to
         another Restricted Subsidiary;

(2)               an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(3)               a Restricted Payment that is permitted by Section 4.7 hereof;

(4)               a disposition of assets in the ordinary course of business;

(5)               foreclosures on assets;

(6)               the licensing of intellectual property; and

(7)               the sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business.

         "Asset Sales  Proceeds  Account"  means one or more deposit  accounts  established  and  maintained  by and in the name of the
Trustee and under the sole  dominion  and control of the  Trustee  for the purpose of holding any Net  Proceeds  from the sale or other disposition of property or assets constituting Note Priority Lien Collateral.

         "Attributable Debt" in respect of a sale and leaseback  transaction means, at the time of determination,  the present value of the  obligation  of the lessee for net rental  payments  during the  remaining  term of the lease  included in such sale and  leaseback transaction  including  any period for which such lease has been  extended  or may,  at the option of the  lessor,  be  extended.  Such present  value shall be  calculated  using a discount rate equal to the rate of interest  implicit in such  transaction,  determined in accordance  with GAAP;  provided,  however,  that if such sale and leaseback  transaction  results in a Capital Lease  Obligation,  the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial  Owner" has the meaning  assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial  ownership of any particular  "person" (as that term is used in Section  13(d)(3) of the Exchange Act), such
"person" shall be deemed to have  beneficial  ownership of all securities  that such "person" has the right to acquire by conversion or exercise of other  securities,  whether such right is currently  exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Board of Directors" means:

(1)               with respect to a corporation,  the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)               with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)               with respect to a limited liability company, the managing member or members or any controlling  committee of managing members thereof; and

(4)               with respect to any other Person, the board or committee of such Person serving a similar function.

         "Borrowing Base" means, as of any date, an amount equal to the sum of:

(1)               75% of the book value of all accounts  receivable owned by the Company and its Restricted  Subsidiaries as of the end
         of the most recent fiscal quarter preceding such date that were not more than 180 days past due; plus

(2)               50% of the book value of all  inventory  owned by the Company and its  Restricted  Subsidiaries  as of the end of the
         most recent fiscal quarter preceding such date,

in each case,  calculated in accordance  with GAAP;  provided that in the event of any merger,  acquisition  or other similar  business combination  occurring  after the end of the most recent fiscal quarter,  then the Borrowing Base shall be calculated  giving pro forma effect to such merger,  acquisition  or other similar  business  combination as if such merger,  acquisition or other similar  business combination had occurred as of the end of the most recent fiscal quarter preceding the date of determination.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "BRS" means Bruckmann, Rosser, Sherrill & Co., L.L.C., a Delaware limited liability company.

         "Business Day" means any day other than a Legal Holiday.

         "Capital  Expenditure"  means,  for any period,  with respect to any Person,  the aggregate of all expenditures by such Person and its Restricted  Subsidiaries  for the acquisition or leasing  (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including  replacements,  capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Restricted Subsidiaries.

         "Capital Lease  Obligation"  means, at the time any  determination  is to be made, the amount of the liability in respect of a capital  lease that would at that time be  required  to be  capitalized  on a balance  sheet in  accordance  with GAAP,  and the Stated
Maturity  thereof  shall be the date of the last  payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

(1)               in the case of a corporation, corporate stock;

(2)               in the case of an association or business  entity,  any and all shares,  interests,  participations,  rights or other equivalents (however designated) of corporate stock;

(3)               in the case of a partnership or limited  liability  company,  partnership  interests  (whether general or limited) or membership interests; and

(4)               any other interest or  participation  that confers on a Person the right to receive a share of the profits and losses of, or  distributions  of assets  of,  the  issuing  Person,  but  excluding  from all of the  foregoing  any debt  securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          "Cash Equivalents" means:

(1)               United States dollars;

(2)               Government Securities having maturities of not more than six months from the date of acquisition;

(3)               certificates  of  deposit  and  eurodollar  time  deposits  with  maturities  of six  months or less from the date of acquisition,  bankers'  acceptances  with  maturities not exceeding six months and overnight bank deposits,  in each case with any lender  party to a Credit  Facility or with any  domestic  commercial  bank  having  capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

(4)               repurchase  obligations  with a term of not more than seven days for underlying  securities of the types described in clauses (2) and (3) above  entered into with any  financial  institution  meeting the  qualifications  specified in clause (3)
         above;

(5)               commercial  paper having the rating of "P-2" (or higher) from Moody's  Investors  Service,  Inc. or "A-3" (or higher)
         from Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

(6)               any fund investing  exclusively in investments of which constitute Cash Equivalents of the kinds described in clauses
         (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

(1)               the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation),  in one or a series of related  transactions,  of all or substantially  all of the assets of the Company and its Subsidiaries  taken as a whole to any  "person"  (as such term is used in Section  13(d)(3) of the  Exchange  Act) other than a Principal  or a Related
         Party of a Principal;

(2)               the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)               the  consummation  of any  transaction  the result of which is that any "person" (as such term is defined in Sections
         13(d) and 14(d) of the  Exchange  Act),  other than one or more  Principals  or their  Related  Parties or a  Permitted  Group becomes the Beneficial Owner, directly or indirectly,  of more than 50% of the Voting Stock of O'Sullivan Holdings,  provided, that the Principals and Related Parties  Beneficially  Own,  directly or indirectly,  in the aggregate a lesser  percentage of the total  voting  power of the  Voting  Stock of  O'Sullivan  Holdings  than such  other  person and do not have the right or ability by voting  power,  contract or  otherwise,  to elect or designate for election a majority of the Board of Directors of
         O'Sullivan Holdings;

(4)               the first day on which a majority of the members of the Board of Directors of O'Sullivan  Holdings are not Continuing
         Directors; or

(5)               the first day on which the Company ceases to be a Wholly Owned Subsidiary of O'Sullivan Holdings.

         "Clearstream" means Clearstream Banking, S.A.

         "Collateral" means all property upon which a Lien is at any time granted to secure any Secured Obligation.

         "Company"  means O'Sullivan Industries, Inc., and any and all successors thereto.

         "Consolidated  Cash Flow" means,  with respect to any Person for any period,  the  Consolidated  Net Income of such Person for such period, plus:

(1)               an  amount  equal to any  extraordinary  loss plus any net loss  realized  by such  Person  or any of its  Restricted
         Subsidiaries  in connection  with an Asset Sale, to the extent such losses were deducted in computing  such  Consolidated  Net
         Income; plus

(2)               provision for taxes based on income or profits of such Person and its  Restricted  Subsidiaries  for such period,  to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)               the Fixed Charges of such Person and its Restricted  Subsidiaries  for such period,  to the extent such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)               depreciation,  amortization  (including  amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other  non-cash  charges  (excluding  any such non-cash  charge to the extent that it represents an accrual of or reserve for cash  expenses in any future  period or  amortization  of a prepaid cash expense that was paid in a prior  period) of such Person and its  Restricted  Subsidiaries  for such period to the extent that such  depreciation,  amortization  and other non-cash  expenses were deducted in computing such  Consolidated Net Income;
         plus

(5)               any  extraordinary  charges,  as defined by GAAP,  for such period to the extent that such charges  were  deducted in computing such Consolidated Net Income; plus

(6)               amounts accrued pursuant to the Management  Services  Agreement to the extent such amounts were deducted in computing
         Consolidated Net Income but were not paid in cash; plus

(7)               with respect to the Company and its  Restricted  Subsidiaries,  the amount of RadioShack  Payments paid in respect of such period; minus

(8)               non-cash items  increasing  such  Consolidated  Net Income for such period,  other than the accrual of revenue in the ordinary course of business; minus

(9)               the amount of any cash payments made pursuant to the  Management  Services  Agreement  whether or not such amount was deducted in computing Consolidated Net Income.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

(1)               the interest  expense of such Person and its  Restricted  Subsidiaries  for such  period,  on a  consolidated  basis, determined in accordance  with GAAP  (including  amortization  of original issue discount,  non-cash  interest  payments,  the interest component of all payments  associated with Capital Lease  Obligations,  imputed interest with respect to Attributable
         Debt,  commissions,  discounts  and other fees and  charges  incurred  in respect of letter of credit or  bankers'  acceptance financings,  and net payments,  if any,  pursuant to Hedging  Obligations  in respect of interest  rates;  provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense); plus

(2)               the consolidated  capitalized interest of such Person and its Restricted  Subsidiaries for such period,  whether paid or accrued.

Notwithstanding the preceding,  the Consolidated  Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned
Restricted  Subsidiary  shall be  included  only to the extent  (and in the same  proportion)  that the net  income of such  Restricted
Subsidiary was included in calculating Consolidated Net Income.

         "Consolidated  Net Income"  means,  with respect to any Person for any period,  the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

(1)               the Net Income (but not loss) of any Person  that is not a  Restricted  Subsidiary  or that is  accounted  for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar  distributions  paid in cash to the referent Person or a Restricted Subsidiary thereof;

(2)               the Net Income of any  Restricted  Subsidiary  shall be  excluded to the extent  that the  declaration  or payment of dividends  or similar  distributions  by that  Restricted  Subsidiary  of that Net Income is not at the date of  determination permitted  without any prior  governmental  approval (that has not been obtained) or, directly or indirectly,  by operation of the terms of its charter or any agreement,  instrument,  judgment,  decree, order,  statute,  rule or governmental  regulation applicable to that Subsidiary or its stockholders;

(3)               the cumulative effect of a change in accounting principles shall be excluded;

(4)               the Net Income of any Unrestricted Subsidiary shall be excluded,  whether or not distributed to the Company or one of its Restricted Subsidiaries; and

(5)               the Net Income of the Company and its Restricted  Subsidiaries shall be reduced by the amount of RadioShack  Payments made during the applicable period.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)               was a member of such Board of Directors on the date hereof;

(2)               was  nominated for election or elected to such Board of Directors  with the approval of a majority of the  Continuing
         Directors who were members of such Board at the time of such nomination or election; or

(3)               was nominated by the Principals pursuant to the Stockholders Agreement.

          "Corporate  Trust Office of the  Trustee"  will be at the address of the Trustee  specified  in Section  14.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit  Agreement"  means the Credit  Agreement,  dated as of  September  29, 2003,  by and between the  Company,  O'Sullivan
Holdings,  O'Sullivan Industries - Virginia,  Inc., O'Sullivan Furniture Factory Outlet, Inc. and General Electric Capital Corporation,
as agent,  providing for up to $40.0 million in a revolving  credit  facility,  including a letter of credit  subfacility and a million swing line  subfacility,  including any related  notes,  guarantees,  collateral  documents,  instruments  and  agreements  executed in connection therewith, as the same may be amended,  modified,  restated,  renewed,  extended,  refinanced, or replaced, in each case, in whole or in part;  provided,  that a refinancing or  replacement  of any such agreement will only be deemed a "Credit  Agreement" if so designated by the Company.

         "Credit  Agreement  Agent"  means  General  Electric  Capital  Corporation,  as the Agent under the Credit  Agreement  and any successor in any such capacity or, if at any time no Person is acting in any such capacity, the Required Lenders.

         "Credit Agreement  Obligations"  means Indebtedness of one or more Obligors in an aggregate  outstanding  principal amount not exceeding the Maximum Credit Agreement  Indebtedness  Amount outstanding under the Credit Agreement,  guarantees of such Maximum Credit
Agreement  Indebtedness Amount by other Obligors and other Obligations of any Obligor,  not constituting the principal of Indebtedness, under the Credit Agreement.

         "Credit  Agreement  Priority Lien  Collateral"  means all Accounts  (and all  instruments,  chattel paper and other  documents evidencing the obligation of any account debtor to pay any obligation that at any time constituted an Account),  Inventory,  supporting obligations (as defined in the NYUCC) that support Accounts,  deposit accounts (as defined in the NYUCC),  intellectual property rights licensed to the Company by third parties for the manufacturing,  production,  completion, removal or sale of items from Inventory where such license cannot be sublicensed by the Company,  Cash Equivalents  (including Cash Equivalents in securities accounts (as defined in the NYUCC)) (other than any deposit  account or Cash Equivalent that  constitutes or is held in an Asset Sales Proceeds  Account),  all books and records, including computer records and software,  evidencing or directly relating to Accounts,  Inventory and other property described as Credit  Agreement  Priority  Lien  Collateral  and  Proceeds of all of the  foregoing at any time owned or acquired by the
Company or any other Obligor, subject to Permitted Prior Liens.

         "Credit Agreement  Security  Documents" means one or more security  agreements,  pledge  agreements,  collateral  assignments, mortgages,  deeds of trust,  control  agreements,  lock-box agreements or similar agreements to any of the foregoing or other grants or transfers for security  executed and delivered by the Company or any other Obligor  creating (or  purporting to create) a Lien upon the property  owned or to be acquired by the Company or such other  Obligor in favor of the Credit  Agreement  Agent for the benefit of the
Lenders under the Credit Agreement and any other holder of Credit Agreement Obligations.

         "Credit Bid Rights" means,  in respect of any order relating to a sale of assets in any Insolvency or Liquidation  Proceeding, that:

(1)               such order  grants the Holders of Notes  (individually  and in any  combination)  or the holders of Credit  Agreement
         Obligations  (individually  and in any  combination),  as the case may be, the right to bid at the sale of such assets and the right to offset such holders' claims secured by Liens securing  Credit  Agreement  Obligations,  in the case of the Holders of
         Notes,  or Liens  securing Note  Obligations,  in the case of the holders of Credit  Agreement  Obligations,  upon such assets against the purchase price of such assets if:

(A)               the bid of such holders is the highest bid or otherwise determined by the court to be the best offer at the sale; and

(B)               the bid of such holders  includes a cash  purchase  price  component  payable at the closing of the sale in an amount that would be  sufficient  on the date of the  closing of the sale to achieve  the  release,  in whole,  of all Liens securing Note Obligations or the Discharge of Credit Agreement  Indebtedness,  as the case may be, and to satisfy all liens  entitled to priority  over the  Priority  Liens that attach to the  proceeds of the sale,  if such amount were applied on the date of the sale to the payment in cash of:

(i)               all unpaid Note Obligations or Credit Agreement Obligations (except Unasserted Contingent Obligations);

(ii)              all unpaid claims secured by any such liens entitled to priority over the Priority Liens; and

(iii)             all claims and costs,  including  those  incurred in  connection  with the sale by the Credit  Agreement  Agent,  the holders of Credit Agreement  Obligations,  the Trustee or the holders of Note  Obligations,  as the case may be,  required by such order to be paid from the proceeds of the sale in priority  over the Note  Obligations or Credit  Agreement  Obligations,  as the case may be,  whether or not the order  requires or permits  such amount to be so applied; and

(2)               such order allows the claims of the holders of Credit Agreement  Obligations or the holders of Note  Obligations,  as the case may be, in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

         "Credit  Facilities"  means,  one or more debt  facilities or commercial  paper  facilities,  in each case with banks or other institutional  lenders  providing  for  revolving  credit  loans,  term loans,  receivables  financing  (including  through the sale of receivables to such lenders or to special purpose  entities formed to borrow from such lenders against such  receivables) or letters of credit, in each case, as amended, restated,  modified, renewed, refunded,  replaced,  restructured or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive  Note" means a  certificated  Note  registered  in the name of the Holder  thereof and issued in  accordance  with
Section 2.06  hereof,  substantially  in the form of Exhibit A1 hereto  except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary"  means,  with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors  thereto appointed as depositary  hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Discharge of Credit  Agreement  Indebtedness"  means  termination of all  commitments to extend credit that would  constitute
Indebtedness  under the  Credit  Agreement,  payment in full in cash of the  principal  of and  interest  and  premium  (if any) on all
Indebtedness  outstanding under the Credit Agreement other than any undrawn letter of credit,  discharge or cash  collateralization (at
105% of the aggregate undrawn amount) of all letters of credit issued and outstanding  under the Credit Agreement,  and payment in full in cash of all  other  Credit  Agreement  Obligations  (except  Unasserted  Contingent  Obligations)  that are  unpaid  at the time the
Indebtedness outstanding under the Credit Agreement (other than any undrawn letter of credit) is paid in full in cash.

         "Disqualified  Stock"  means  any  Capital  Stock  that,  by its  terms  (or by the  terms of any  security  into  which it is convertible or for which it is exchangeable),  or upon the happening of any event, matures or is mandatorily redeemable,  pursuant to a sinking fund obligation or otherwise,  or redeemable at the option of the holder thereof,  in whole or in part, on or prior to the date that is 91 days after the date on which the Notes  mature.  Notwithstanding  the preceding  sentence,  any Capital Stock that would not qualify  as  Disqualified  Stock but for change of control or asset sale  provisions  shall not  constitute  Disqualified  Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions under Sections 4.10 and 4.15 hereof.

         "Domestic  Restricted  Subsidiary"  means,  with respect to the Company,  any  Restricted  Subsidiary  of the Company that was formed under the laws of the United States of America.

         "Equity  Interests" means Capital Stock and all warrants,  options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
         "Equity  Offering"  means an offering of the Equity  Interests  (other than  Disqualified  Stock) of the Company or O'Sullivan
Holdings  that results in net proceeds to the Company,  or a  contribution  to the common  equity  capital of the Company,  of at least
$25,000,000.

         "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Excluded Assets" means:

(1)               deposit accounts (as defined in the NYUCC),  except any Asset Sale Proceeds Account, that either (i) are subject to a control  agreement  in favor of the Credit  Agreement  Agent or (ii) do not hold  deposits in an  aggregate  amount  exceeding
         $500,000;

(2)               any lease of premises used only as office space or to warehouse Inventory;

(3)               any fee interest in real estate  that,  in the good faith  judgment of the  Company,  has a fair market value of less then $1.0 million (other than any real estate as to which a mortgage has already been granted);

(4)               any  governmental  permit or governmental  license if, to the extent that and for as long as under the law applicable to such permit or license (i) the grant of a security  interest therein is prohibited or (ii) a security  interest therein may be granted only after  completion  of a filing with,  or receipt of consent  from, a regulatory  authority  which has not been effectively  completed or received;  provided,  however, that (a) such permit or license will be an Excluded Asset only to the extent and for as long as the  conditions  set forth in the preceding  clauses (i) and (ii) in this  definition are and remain satisfied and will cease to be an Excluded  Asset,  and will become subject to the security  interests  granted to the trustee under the Note Security  Documents,  immediately and  automatically at such time as such conditions cease to exist,  including by reason of the effective  completion of any required filing or effective receipt of any required  regulatory  approval;  and
         (b) unless  prohibited by law, the proceeds of any sale,  lease or other  disposition of any such permit or license that is an
         Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security  interests  granted to the trustee under the Note Security Documents;

(5)               any lease, license,  permit,  franchise,  power,  authority or right constituting personal property if, to the extent that and for as long as (i) the  grant  of a  security  interest  therein  constitutes  or would  result  in the  abandonment, invalidation or  unenforceability  of such lease,  license,  interest,  permit,  franchise,  power,  authority or right or the termination  of or a default under the  instrument or agreement by which such lease,  license,  interest,  permit,  franchise, power,  authority or right is governed and (ii) such  abandonment,  invalidation,  unenforceability,  breach,  termination  or default is not rendered  ineffective  pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any
         successor  provision) of any relevant  jurisdiction or any other applicable law (including the United States  Bankruptcy Code)
         or principles of equity; provided,  however, that (a) such lease, license,  interest,  permit, franchise,  power, authority or right will be an  Excluded  Asset only to the extent and for as long as the  conditions  set forth in clauses  (i) and (ii) in this  definition  are and remain  satisfied and will cease to be an Excluded  Asset,  and will become  subject to the security interests  granted to the trustee  under the Note  Security  Documents,  immediately  and  automatically  at such time as such conditions  cease to exist,  including by reason of any waiver or consent under the  applicable  instrument or agreement,  and
         (b) the proceeds of any sale, lease or other  disposition of any such lease,  license,  interest,  permit,  franchise,  power, authority or right that is an Excluded  Asset shall not be an Excluded  Asset and shall at all times be and remain  subject to the security interests granted to the trustee under the Note Security Documents;

(6)               any lease, license,  permit,  franchise,  power, authority or right constituting real property if, to the extent that and for as long as the grant of a security  interest  therein (i) requires a third party consent or (ii)  constitutes or would result in the abandonment,  invalidation or unenforceability  of such lease,  license,  interest,  permit,  franchise,  power, authority  or right or the  termination  of or a default  under the  instrument  or  agreement  by which such lease,  license, interest,  permit, franchise,  power, authority or right is governed;  provided,  however, that such lease, license, interest, permit,  franchise,  power,  authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in this definition are and remain  satisfied and will cease to be an Excluded Asset,  and will become subject to the security  interests granted to the Collateral Agent under the Security  Documents,  immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement;

(7)               any Capital Stock of any Person held by the Company or any of its Subsidiaries;

(8)               other  personal  property in which a security  interest  cannot be perfected  by the filing of a financing  statement under the Uniform  Commercial Code or a recording with the United States Patent and Trademark Office having,  in the aggregate for all such property, a fair market value (as determined in good faith by the Company) not exceeding $1.0 million; and

(9)               inventory held for sale or lease that is (i) subject to a perfected  purchase money security  interest (as defined in
         Article 9 of the  NYUCC)  constituting  a  Permitted  Lien of the type  described  in clause (6) or (7) of the  definition  of
         "Permitted  Liens" and (ii) not  subject to any  Priority  Lien,  and (to the  extent  the holder of any such  purchase  money security  interest  has a security  interest  therein  that is entitled as a matter of law,  by reason of its  purchase  money priority,  to priority over a conflicting  security) the  identifiable  proceeds of any such inventory,  except that if at any time,  any  Priority  Lien  attaches  to any such  inventory  or  proceeds  under any  circumstances,  then  concurrently  and automatically,  without need for any additional grant of a security interest therein,  such inventory and proceeds shall cease to be an  Excluded  Asset and shall  become and remain part of the  Collateral  and subject in all respect to all Liens on the
         Credit  Agreement  Priority Lien  Collateral  securing  Note  Obligations  and all Liens on the Note Priority Lien  Collateral
         securing Credit Agreement Obligations.

         "Existing  Indebtedness"  means  Indebtedness of the Company and its Subsidiaries  (other than  Indebtedness  under the Credit
Agreement) in existence on the date hereof, until such amounts are repaid.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing  seller in a transaction  not involving distress or necessity of either  party,  determined in good faith by the chief  financial  officer or Board of Directors of the Company
(unless otherwise provided herein).

         "Fixed Charge  Coverage  Ratio" means with respect to any Person for any period,  the ratio of the  Consolidated  Cash Flow of such  Person  for such  period to the Fixed  Charges  of such  Person  for such  period.  In the event  that the  Company or any of its
Restricted  Subsidiaries  incurs,  assumes,  Guarantees or redeems any Indebtedness  (other than revolving credit borrowings) or issues preferred stock  subsequent to the  commencement of the period for which the Fixed Charge Coverage Ratio is being  calculated but prior to the date on which the event for which the  calculation of the Fixed Charge  Coverage Ratio is made (the  "Calculation  Date"),  then the Fixed Charge Coverage Ratio shall be calculated  giving pro forma effect to such  incurrence,  assumption,  Guarantee or redemption of  Indebtedness,  or such issuance or redemption of preferred  stock,  as if the same had occurred at the beginning of the  applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)               acquisitions that have been made by the Company or any of its Restricted  Subsidiaries,  including through mergers or consolidations  and including any related financing  transactions,  during the four-quarter  reference period or subsequent to such reference  period and on or prior to the Calculation  Date shall be calculated to include the  Consolidated  Cash Flow of the acquired  entities on a pro forma basis (to be  calculated  in  accordance  with Article  11-02 of  Regulation  S-X, as in effect  on  the  date  hereof)  after  giving  effect  to  cost  savings  resulting  from  employee  terminations,  facilities consolidations  and closings,  standardization  of employee  benefits and  compensation  policies,  consolidation of property, casualty and other insurance  coverage and policies,  standardization of sales and distribution  methods,  reductions in taxes other than income taxes and other cost savings  reasonably  expected to be realized from such  acquisition and shall be deemed to have occurred on the first day of the four-quarter reference period;

(2)               the  Consolidated  Cash Flow  attributable  to  discontinued  operations,  as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)               the Fixed Charges attributable to discontinued  operations,  as determined in accordance with GAAP, and operations or businesses  disposed of prior to the Calculation Date, shall be excluded,  but only to the extent that the obligations  giving rise to such Fixed Charges will not be obligations of the specified  Person or any of its  Restricted  Subsidiaries  following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1)               the Consolidated Interest Expense of such Person for such period;

(2)               any interest  expense on  Indebtedness  of another  Person that is Guaranteed by such Person or one of its Restricted
         Subsidiaries  or  secured  by a Lien on  assets of such  Person or one of its  Restricted  Subsidiaries,  whether  or not such
         Guarantee or Lien is called upon;

(3)               the product of (a) all dividend payments,  whether or not in cash, on any series of preferred stock of such Person or any of its Restricted  Subsidiaries,  other than dividend  payments on Equity Interests  payable solely in Equity Interests of the  Company  (other  than  Disqualified  Stock)  and other  than  accruals  of  dividends  on Equity  Interests  that are not
         Disqualified  Stock that are added to the liquidation  preference of such Equity  Interests and are not required to be paid in cash,  times (b) a  fraction,  the  numerator  of which is one and the  denominator  of which is one  minus  the then  current combined federal,  state and local statutory tax rate of such Person,  expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP"  means  generally  accepted  accounting  principles  set forth in the  opinions and  pronouncements  of the  Accounting
Principles  Board of the American  Institute of Certified  Public  Accountants  and  statements  and  pronouncements  of the  Financial
Accounting  Standards  Board or in such other  statements by such other entity as have been  approved by a  significant  segment of the accounting  profession,  which are in effect on the date hereof,  except that calculations made for purposes of determining  compliance with the terms of the  covenants and with other  provisions  of this  Indenture  shall be made without  giving effect to  depreciation, amortization  or other  expenses  recorded  as a result of the  application  of  purchase  accounting  in  accordance  with  Accounting
Principles Board Opinion Nos. 16 and 17.

          "Global Note  Legend"  means the legend set forth in Section  2.06(g)(2),  which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means,  individually and collectively,  each of the Restricted  Global Notes and the Unrestricted  Global Notes
deposited  with or on behalf of and registered in the name of the  Depository or its nominee,  substantially  in the form of Exhibit A1 hereto and that bears the Global  Note Legend and that has the  "Schedule  of  Exchanges  of  Interests  in the Global  Note"  attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d) or 2.06(f) hereof.

         "Government  Securities"  means direct  obligations  of, or  obligations  guaranteed  by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee"  means a guarantee  other than by endorsement of negotiable  instruments  for collection in the ordinary course of business,  direct or indirect, in any manner including,  without limitation,  letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means each of:

(1)               O'Sullivan Holdings;

(2)               O'Sullivan Industries - Virginia, Inc. and O'Sullivan Furniture Factory Outlet, Inc.; and

any other  Subsidiary  of the Company  that  executes a Guarantee  in  accordance  with the  provisions  of this  Indenture,  and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)               interest  rate swap  agreements  (whether  from fixed to  floating  or from  floating  to fixed),  interest  rate cap agreements and interest rate collar agreements;

(2)               other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)               other agreements or arrangements  designed to protect such Person against  fluctuations in currency exchange rates or commodity prices.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a Global Note  substantially  in the form of Exhibit A1 hereto  bearing the Global Note Legend and the
Private  Placement  Legend and deposited  with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, in respect of:

(1)               borrowed money;

(2)               evidenced by bonds,  notes,  debentures or similar  instruments or letters of credit (or reimbursement  agreements in respect thereof);

(3)               bankers' acceptances;

(4)               representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; or

(5)               the balance  deferred  and unpaid of the  purchase  price of any property or  representing  any Hedging  Obligations, except any such balance that constitutes an accrued expense or trade payable,

if and to the extent any of the  preceding  items  (other than  letters of credit,  Attributable  Debt and Hedging  Obligations)  would appear as a  liability  upon a balance  sheet of the  specified  Person  prepared  in  accordance  with  GAAP.  In  addition,  the term
"Indebtedness"  includes  all  Indebtedness  of others  secured by a Lien on any asset of the  specified  Person  (whether  or not such
Indebtedness  is assumed by the  specified  Person)  and, to the extent not  otherwise  included,  the  Guarantee by such Person of any indebtedness  of any other Person;  provided that  Indebtedness  shall not include the pledge by the Company of the Capital Stock of an
Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of such Unrestricted Subsidiary.
         The amount of any Indebtedness outstanding as of any date shall be:

(1)               the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

(2)               the principal  amount thereof,  together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Purchaser" means [redacted].

         "Insolvency or Liquidation Proceeding" means:

(1)               any case commenced by or against the Company or any other Obligor under any Bankruptcy Law, any other  proceeding for the  reorganization,  recapitalization  or adjustment or  marshalling of the assets or liabilities of the Company or any other
         Obligor,  any  receivership  or  assignment  for the benefit of creditors  relating to the Company or any other Obligor or any similar case or  proceeding  relative to the Company or any other Obligor or its  creditors,  as such, in each case whether or not voluntary;

(2)               any liquidation,  dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)               any other  proceeding  of any type or nature in which  substantially  all claims of  creditors  of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

         "Institutional  Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1),  (2),
(3) or (7) under the Securities Act, who are not also QIBs.

         "Intercreditor  Agreement" means the Intercreditor  Agreement dated the date hereof,  among the Company,  the Guarantors,  the
Trustee and the Credit Agreement  Agent, as it may be amended,  supplemented or replaced from time to time in accordance with its terms and this Indenture, the Credit Agreement and the Security Documents.

         "Inventory" means all "inventory" as such term is defined in the NYUCC.

         "Investments"  means, with respect to any Person,  all investments by such Person in other Persons  (including  Affiliates) in the forms of direct or indirect loans (including  guarantees of Indebtedness or other obligations),  advances or capital  contributions
(excluding  commission,  travel and similar  advances to officers and employees made in the ordinary course of business),  purchases or other acquisitions for consideration of Indebtedness,  Equity Interests or other securities,  together with all items that are or would be classified as investments on a balance sheet  prepared in accordance  with GAAP. If the Company or any Restricted  Subsidiary of the
Company sells or otherwise disposes of any Equity Interests of any direct or indirect  Restricted  Subsidiary of the Company such that, after giving  effect to any such sale or  disposition,  such Person is no longer a Restricted  Subsidiary  of the Company,  the Company
shall be deemed to have made an  Investment  on the date of any such sale or  disposition  equal to the Fair Market Value of the Equity
Interests of such  Restricted  Subsidiary  not sold or disposed of in an amount  determined  as provided in the final  paragraph of the covenant described above under the caption "--Restricted Payments."

         "Legal  Holiday" means a Saturday,  a Sunday or a day on which banking  institutions  in the City of New York or at a place of payment are  authorized by law,  regulation  or executive  order to remain  closed.  If a payment date is a Legal Holiday at a place of payment,  payment may be made at that place on the next  succeeding  day that is not a Legal  Holiday,  and no interest shall accrue on such payment for the intervening period.

         "Letter of  Transmittal"  means the letter of  transmittal  to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage,  Lien, pledge, charge,  security interest or encumbrance of any kind in respect of such asset,  whether or not filed,  recorded or otherwise  perfected under  applicable law including any conditional sale or other title retention  agreement,  any lease in the nature thereof,  any option or other agreement to sell or give a security  interest in and any filing of or agreement to give any financing  statement under the Uniform  Commercial  Code (or equivalent  statutes) of any jurisdiction.

         "Management  Services Agreement" means the Management  Services Agreement,  dated as of November 30, 1999, between the Company and BRS as in effect on the date hereof.

         "Maximum Credit  Agreement  Indebtedness  Amount" means, at any time, the sum of the maximum  principal amount of Indebtedness under Credit  Facilities  then  permitted to be incurred  under clause (1) of the  definition  of  "Permitted  Debt" and the  aggregate principal amount of Indebtedness under Credit Facilities then outstanding under clause (1) of the definition of "Permitted Debt."

         "Net Income" means, with respect to any Person,  the net income (loss) of such Person,  determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)               any gain (but not loss),  together  with any  related  provision  for taxes on such gain (but not loss),  realized in connection with:

(A)               any Asset Sale; or

(B)               the disposition of any securities by such Person or any of its Restricted  Subsidiaries or the  extinguishment of any
                  Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)               any  extraordinary  or  nonrecurring  gain (but not loss),  together  with any  related  provision  for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds  received by the Company or any of its Restricted  Subsidiaries in respect of any Asset Sale  (including,  without  limitation,  any cash received upon the sale or other  disposition of any non-cash  consideration received in any Asset Sale),  net of the direct costs relating to such Asset Sale (including,  without  limitation,  legal,  accounting and investment  banking fees, and sales  commissions) and any relocation  expenses incurred as a result thereof,  taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing  arrangements),  the amounts required to be applied to the payment of Indebtedness  (other than  Indebtedness  incurred  pursuant to a Credit Facility) secured by a
Lien on the asset or assets  that were the subject of the Asset Sale,  and any reserve for  adjustment  in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

(1)               as to which neither the Company nor any of its Restricted Subsidiaries:

(A)               provides  credit  support of any kind  (including  any  undertaking,  agreement or instrument  that would  constitute
                  Indebtedness),

(B)               is directly or indirectly liable as a guarantor or otherwise, or

(C)               constitutes the lender;

(2)               no default with respect to which (including any rights that the holders thereof may have to take  enforcement  action against an  Unrestricted  Subsidiary)  would  permit upon notice,  lapse of time or both any holder of any other  Indebtedness
         (other than the Notes) of the Company or any of its Restricted  Subsidiaries  to declare a default on such other  Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)               as to which the lenders  have been  notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted  Subsidiary  pledged by the Company to secure debt of such Unrestricted  Subsidiary) or assets of the Company or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note  Documents"  means this  Indenture,  the Notes,  the  Guarantees,  the Note  Security  Documents  and the  Intercreditor
Agreement.

         "Note Guarantee" means the Guarantee by each Guarantor of the Company's  payment  obligations  under this Indenture and on the
Notes, executed pursuant to the provisions of this Indenture.

         "Note Obligations" means the Notes, the Guarantees and all other Obligations of any Obligor under the Note Documents.

         "Note  Priority Lien  Collateral"  means (a) all property and assets,  whether real,  personal or mixed,  whether  tangible or intangible,  and  wherever  located,  now owned or at any time  hereafter  acquired  by the Company or any of its  Domestic  Restricted
Subsidiaries,  other than Credit Agreement Priority Lien Collateral and Excluded Assets,  subject to Permitted Prior Liens, and (b) all of the outstanding common stock of the Company.

         "Note Security Documents" means one or more security agreements,  pledge agreement,  collateral assignments,  mortgages, deeds of trust or other grants or transfers for security  executed and delivered by the Company or any other Obligor  creating (or purporting to create) a Lien upon the  property  owned or to be  acquired  by the  Company or such other  Obligor in favor of the  Trustee for the benefit of the Holders of the Notes, the Guarantees and any other Obligations in respect of the Note Obligations.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "NYUCC" means the New York Uniform Commercial Code as in effect on the date hereof.

         "Obligations"  means  any  principal,  interest,  penalties,  fees,  indemnifications,   reimbursements,   damages  and  other
liabilities and obligations payable under the documentation governing any Indebtedness,  including, without limitation,  interest after the  commencement  of any  bankruptcy  proceeding at the rate  specified in the applicable  instrument  governing or evidencing  Senior
Indebtedness.

         "Obligor"  means the Company and each Subsidiary of the Company that at any time  guarantees or provides  collateral  security or credit support for any Obligations.

         "Off-Balance  Sheet  Transactions"  has the meaning set forth in Item  303(a)(4)(ii)  of Regulation S-K of the Securities Act;
provided that Off-Balance Sheet Transactions shall not include Hedging  Obligations or other transactions  entered into in the ordinary course of business.

         "Officer"  means,  with respect to any Person,  the Chairman of the Board,  the Chief Executive  Officer,  the President,  the
Chief Operating Officer, the Chief Financial Officer,  the Treasurer,  any Assistant  Treasurer,  the Controller,  the Secretary or any
Vice-President of such Person.

         "Officers'  Certificate" means a certificate signed on behalf of the Company by two Officers of the Company,  one of whom must be the principal  executive  officer,  the principal  financial  officer,  the  treasurer or the  principal  accounting  officer of the
Company, that meets the requirements of Section 14.05 hereof.

         "Opinion of  Counsel"  means an opinion  from legal  counsel  who is  reasonably  acceptable  to the  Trustee,  that meets the requirements of Section 14.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Participant"  means,  with  respect to the  Depositary,  Euroclear  or  Clearstream,  a Person  who has an  account  with the
Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted  Business" means any business in which the Company and its Restricted  Subsidiaries  are engaged on the date hereof or any business reasonably related, incidental or ancillary thereto.

         "Permitted  Group" means any group of investors  that is deemed to be a "person" (as that term is used in Section  13(d)(3) of the  Exchange  Act) at any time  prior to the  Company's  initial  public  offering  of common  stock,  by  virtue of the  Stockholders
Agreement,  as the same may be amended,  modified or  supplemented  from time to time,  provided  that no single Person (other than the
Principals and their Related  Parties)  Beneficially  Owns (together with its Affiliates)  more of the Voting Stock of the Company that is  Beneficially  Owned by such group of investors  than is then  collectively  Beneficially  Owned by the Principals and their Related
Parties in the aggregate.

         "Permitted Investments" means:

(1)               any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)               any Investment in Cash Equivalents;

(3)               any  Investment  by the  Company or any  Restricted  Subsidiary  of the  Company in a Person,  if as a result of such
         Investment:

(A)               such Person becomes a Restricted Subsidiary of the Company; or

(B)               such Person is merged,  consolidated or amalgamated  with or into, or transfers or conveys  substantially  all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)               Hedging Obligations;

(5)               any Restricted Investment made as a result of the receipt of non-cash  consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(6)               any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified  Stock) of the Company;

(7)               repurchases of the Notes; and

(8)               other  Investments made after the date hereof in any Person engaged in a Permitted  Business having an aggregate Fair
         Market Value  (measured on the date each such  Investment was made and without giving effect to subsequent  changes in value), when taken  together with all other  Investments  made  pursuant to this clause (8) since the date hereof,  not to exceed $5.0 million.

         "Permitted Liens" means:

(1)               Liens on the Collateral securing the Note Obligations in accordance with the Security Documents;

(2)               Liens on the Credit Agreement Priority Lien Collateral  securing Credit Agreement  Obligations in accordance with the
         Security Documents;

(3)               Liens on the Note Priority Lien  Collateral  securing  Credit  Agreement  Obligations in accordance with the Security
         Documents;  provided that such Liens are  subordinated  to the Liens on the Note Priority  Lien  Collateral  securing the Note
         Obligations;

(4)               Liens in favor of the Company or any Restricted Subsidiary;

(5)               Liens to secure  the  performance  of  statutory  obligations,  surety or appeal  bonds,  performance  bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)               Liens existing on the date hereof;

(7)               Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b);

(8)               Liens securing  Permitted  Refinancing  Indebtedness  where the Liens securing the Indebtedness being refinanced were permitted under this Indenture;

(9)               Liens  incurred in the ordinary  course of business of the Company or any  Restricted  Subsidiary of the Company with respect to  obligations  that do not exceed  $7.5  million  at any one time  outstanding  and that:  (a) are not  incurred  in connection  with the  borrowing  of money or the  obtaining  of advances or credit  (other than trade  credit in the  ordinary course of business) and (b) do not in the  aggregate  materially  detract from the value of the property or materially  impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(10)              Liens securing  reimbursement  obligations with respect to commercial  letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(11)              Liens on property of a Person  existing  at the time such Person is merged into or  consolidated  with the Company or any  Restricted  Subsidiary  of the Company,  provided  that such Liens were not incurred in  contemplation  of such merger or consolidation  and do not extend to any assets other than those of the Person merged into or consolidated  with the Company or any Restricted Subsidiary;

(12)              Liens on property  existing at the time of  acquisition  thereof by the Company or any  Restricted  Subsidiary of the
         Company, provided such Liens were not incurred in contemplation of such acquisition; and

(13)              Liens securing Hedging  Obligations  which Hedging  Obligations  relate to Indebtedness  that is otherwise  permitted under this Indenture.

         "Permitted  Prior Liens" means (a) Liens  described in clauses (4), (5), (6), (8), (9), (10),  (11) and (12) of the definition of "Permitted  Liens" and (b) Liens that arise by operation of law and are not  voluntarily  granted,  to the extent entitled by law to priority over the security interests created by the Security Documents.

         "Permitted  Refinancing  Indebtedness"  means any Indebtedness of the Company or any of its Restricted  Subsidiaries issued in exchange for, or the net proceeds of which are used to extend,  refinance,  renew, replace, defease or refund other Indebtedness of the
Company or any of its Restricted Subsidiaries; provided that:

(1)               the principal amount (or accreted value, if applicable) of such Permitted  Refinancing  Indebtedness  does not exceed the  principal  amount of (or accreted  value,  if  applicable),  plus  accrued  interest  on, the  Indebtedness  so extended, refinanced,  renewed,  replaced,  defeased  or  refunded  (plus the  amount of  reasonable  expenses  incurred  in  connection therewith)  except,  in the case of a Credit Facility,  the principal amount of such Permitted  Refinancing  Indebtedness does not exceed the greater of (i) the principal  amount of  Indebtedness  permitted  (whether or not borrowed) under clause (1) of
         Section 4.09(b) or (ii) the amount actually borrowed under such Credit Facility;

(2)               such  Permitted  Refinancing  Indebtedness  has a final maturity date no earlier than the final maturity date of, and has a Weighted  Average Life to Maturity equal to or greater than the Weighted  Average Life to Maturity of, the  Indebtedness
         being extended, refinanced, renewed, replaced, defeased or refunded; and

(3)               if the Indebtedness being extended,  refinanced,  renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes,  such Permitted  Refinancing  Indebtedness  has a final maturity date later than the final maturity date of, and is  subordinated  in right of payment  to, the Notes on terms at least as  favorable  to the Holders of Notes as those contained in the  documentation  governing  the  Indebtedness  being  extended,  refinanced,  renewed,  replaced,  defeased or refunded.

         "Person"  means  any  individual,   corporation,   partnership,  joint  venture,  association,   joint-stock  company,  trust,
unincorporated organization, limited liability company or government or other entity.

         "Principals" means BRS and its affiliates.

         "Priority Lien" means (a) any Lien securing Credit  Agreement  Obligations if and insofar as such Lien is attached to property constituting  Credit  Agreement  Priority Lien  Collateral  and (b) any Lien securing Note  Obligations  if and insofar as such Lien is attached to property constituting Note Priority Lien Collateral.

         "Private  Placement  Legend"  means the legend set forth in Section  2.06(g)(1)  to be placed on all Notes  issued  under this
Indenture except where otherwise permitted by the provisions of this Indenture.

         "Proceeds" means "proceeds" as such term is defined in the NYUCC.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "RadioShack  Payments"  means  payments  made to  RadioShack  after  the  date  hereof  pursuant  to the tax  sharing  and tax reimbursement agreement by and between O'Sullivan Holdings and RadioShack.

         "Registration  Rights Agreement" means the Registration  Rights Agreement,  dated as of September 29, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof,  as such agreement may be amended,  modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent  Global Note" means a permanent  Global Note in the form of Exhibit A1 hereto  bearing the Global Note
Legend and the  Private  Placement  Legend and  deposited  with or on behalf of and  registered  in the name of the  Depositary  or its nominee,  issued in a denomination equal to the outstanding  principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation  S Temporary  Global  Note" means a temporary  Global Note in the form of Exhibit A2 hereto  deposited  with or on behalf of and registered in the name of the  Depositary or its nominee,  issued in a denomination  equal to the  outstanding  principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" with respect to any Principal means:

(1)               any controlling stockholder or partner, 80% (or more) owned Subsidiary,  or spouse or immediate family member (in the case of an individual) of such Principal; or

(2)               any trust,  corporation,  partnership or other entity, the beneficiaries,  stockholders,  partners, owners or Persons beneficially  holding a 51% or more  controlling  interest  of which  consist of such  Principal  and/or  such  other  Persons referred to in the immediately preceding clause (1).

         "Required  Lenders"  means,  at any time in  respect  of any action or matter,  (a)  holders  of the  principal  amount of the
Indebtedness (or commitments)  under the Credit Agreement then outstanding  whose consent to such action or matter is required pursuant to the terms of the Credit  Agreement in order to bind all holders of such  Indebtedness  (or  commitments) to such action or matter or
(b) the Credit Agreement Agent acting upon the authorization or consent of the holders referred to in clause (a).

         "Responsible  Officer," when used with respect to the Trustee,  means any vice president,  any assistant vice  president,  any senior trust officer or assistant trust officer,  any trust officer, or any other officer within the Corporate Trust  Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee  customarily  performing  functions  similar to those  performed by any of the above  designated  officers and also means,  with respect to a particular  corporate  trust matter,  any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         " Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Secured Obligations" means the Note Obligations and Credit Agreement Obligations.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means the Note Security Documents and the Credit Agreement Security Documents.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant  Subsidiary" means any Subsidiary that would be a "significant  subsidiary" as defined in Article 1, Rule 1-02 of
Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means,  with respect to any installment of interest or principal on any series of Indebtedness,  the date on which such payment of interest or principal was scheduled to be paid in the original  documentation  governing such  Indebtedness,  and shall not include  any  contingent  obligations  to repay,  redeem or  repurchase  any such  interest  or  principal  prior to the date originally scheduled for the payment thereof.

         "Stockholders  Agreement" means that certain  Stockholders  Agreement,  dated as of November 30, 1999, by and among O'Sullivan
Holdings, BRS and the other signatories party thereto, as in effect on the date hereof.

         "Subordinate  Lien"  means (a) any Lien  securing  Credit  Agreement  Obligations  if and  insofar as such Lien is attached to property  constituting  Note Priority Lien  Collateral at any time prior to the release of all Liens securing Note  Obligations and (b)
any Lien securing Note  Obligations if and insofar as such Lien is attached to property  constituting  Credit  Agreement  Priority Lien
Collateral at any time prior to the Discharge of the Credit Agreement Indebtedness.

         "Subordinated  Note Indenture" means that certain  indenture,  dated as of November 30, 1999,  between the Company and Norwest
Bank Minnesota, National Association, as trustee, as amended or supplemented from time to time, relating to the Subordinated Notes.

         "Subordinated  Notes" means the Company's 13 3/8% Senior  Subordinated Notes due 2009 issued pursuant to the Subordinated Note
Indenture.

         "Subsidiary" means, with respect to any Person:

(1)               any  corporation,  association or other business entity of which more than 50% of the total voting power of shares of
         Capital Stock entitled  (without regard to the occurrence of any  contingency) to vote in the election of directors,  managers or trustees  thereof is at the time owned or controlled,  directly or  indirectly,  by such Person or one or more of the other
         Subsidiaries of that Person (or a combination thereof); and

(2)               any  partnership  or limited  liability  company (a) the sole  general  partner or the  managing  general  partner or managing  member of which is such Person or a  Subsidiary  of such Person or (b) the only  general  partners of which are such
         Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Tax Sharing  Agreement" means that certain Tax Sharing  Agreement,  dated as of November 30, 1999, by and between the Company and O'Sullivan Holdings.

         "TIA" means the Trust  Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb)  as in effect on the date on which this Indenture is qualified thereunder.

         "Treasury  Rate"  means,  as of any  calculation  date,  the yield to maturity as of such  calculation  date of United  States
Treasury  securities with a constant  maturity (as compiled and published in the most recent Federal Reserve  Statistical  Release H.15
(519) that has become publicly  available at least two Business Days prior to the calculation date (or, if such Statistical  Release is no longer published,  any publicly  available source of similar market data)) most nearly equal to the period from the calculation date to October 15, 2004;  provided,  however,  that if the period from the calculation  date to October 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee"  means the party named as such in the preamble to this Indenture  until a successor  replaces it in accordance  with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
         "Unasserted  Contingent  Obligations"  means, at any time,  Obligations for taxes,  costs,  indemnifications,  reimbursements, damages and other  liabilities  (except for (i) the  principal of or premiums (if any) on, and fees relating to, any  Indebtedness  and
(ii)  contingent  reimbursement  obligations  in respect of amounts  that may be drawn under  letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for  indemnification,  no notice of indemnification  has been issued by the indemnitee) at such time.

         "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted  Definitive  Note" means a Definitive Note that does not bear and is not required to bear the Private  Placement
Legend.

         "Unrestricted  Subsidiary"  means any Subsidiary  that is designated by the Board of Directors as an  Unrestricted  Subsidiary
pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)               has no Indebtedness other than Non-Recourse Debt;

(2)               is not party to any agreement,  contract,  arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement,  contract,  arrangement or  understanding  are no less favorable to the
         Company or such  Restricted  Subsidiary  than those that might be obtained at the time from Persons who are not  Affiliates of the Company;

(3)               is a Person  with  respect to which  neither the Company  nor any of its  Restricted  Subsidiaries  has any direct or indirect  obligation (a) to subscribe for additional  Equity Interests or (b) to maintain or preserve such Person's  financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)               has not guaranteed or otherwise  directly or indirectly  provided credit support for any  Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any  designation  of a Subsidiary  of the Company as an  Unrestricted  Subsidiary  shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board  Resolution  giving effect to such designation and an Officers'  Certificate  certifying that such  designation  complied with the preceding  conditions  and was  permitted by the covenant  described  above under the caption
"Certain  Covenants--Restricted  Payments." If, at any time, any Unrestricted  Subsidiary would fail to meet the preceding  requirements as an  Unrestricted  Subsidiary,  it shall  thereafter  cease to be an  Unrestricted  Subsidiary for purposes of this Indenture and any
Indebtedness of such Subsidiary  shall be deemed to be incurred by a Restricted  Subsidiary of the Company as of such date and, if such
Indebtedness  is not  permitted  to be  incurred  as of such date  under the  covenant  described  under the  caption  "--Incurrence  of
Indebtedness  and  Issuance of  Preferred  Stock," the Company  shall be in default of such  covenant.  The Board of  Directors  of the
Company may at any time designate any Unrestricted  Subsidiary to be a Restricted  Subsidiary;  provided that such designation shall be deemed to be an  incurrence  of  Indebtedness  by a  Restricted  Subsidiary  of the  Company of any  outstanding  Indebtedness  of such
Unrestricted  Subsidiary  and such  designation  shall be permitted  only if: (1) such  Indebtedness  is permitted  under  Section 4.09 hereof, and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

         "Voting  Stock" of any Person as of any date means the Capital  Stock of such  Person that is at the time  entitled to vote in the election of the Board of Directors of such Person.

         "Weighted  Average Life to Maturity"  means,  when applied to any  Indebtedness  at any date,  the number of years obtained by dividing:

(1)               the sum of the products  obtained by multiplying:  (a) the amount of each then remaining  installment,  sinking fund, serial maturity or other required payments of principal,  including payment at final maturity,  in respect thereof, by (b) the number of years  (calculated  to the nearest  one-twelfth)  that will elapse between such date and the making of such payment, by

(2)               the then outstanding principal amount of such Indebtedness.

         "Wholly Owned  Restricted  Subsidiary" of any specified  Person means any Wholly Owned  Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

         "Wholly  Owned  Subsidiary"  of any Person means a Subsidiary  of such Person all of the  outstanding  Capital  Stock or other ownership  interests of which (other than  directors'  qualifying  shares)  shall at the time be owned by such Person  and/or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02      Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        "Affiliate Transaction".............................................................       4.11
        "Asset Sale Offer"..................................................................       3.09
        "Authentication Order"..............................................................       2.02
        "Change of Control Offer"...........................................................       4.15
        "Change of Control Payment".........................................................       4.15
        "Change of Control Payment Date"....................................................       4.15
        "Covenant Defeasance"...............................................................       8.03
        "DTC"...............................................................................       2.03
        "Event of Default"..................................................................       6.01
        "Excess Proceeds"...................................................................       4.10
        "incur".............................................................................       4.09
        "Legal Defeasance"..................................................................       8.02
        "Offer Amount"......................................................................       3.09
        "Offer Period"......................................................................       3.09
        "Paying Agent"......................................................................       2.03
        "Permitted Debt"....................................................................       4.09
        "Payment Default" ..................................................................       6.01
        "Processing and Sale Period"........................................................       10.04
        "Purchase Date".....................................................................       3.09
        "Registrar".........................................................................       2.03
        "Restricted Payments"...............................................................       4.07
        "Sale Delay Order"..................................................................       10.07

Section 1.03......Incorporation by Reference of Trust Indenture Act.

         Whenever this  Indenture  refers to a provision of the TIA, the provision is  incorporated  by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors,  respectively,  and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this  Indenture  that are defined by the TIA,  defined by TIA reference to another  statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

(1)               a term has the meaning assigned to it;

(2)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)               "or" is not exclusive;

(4)               words in the singular include the plural, and in the plural include the singular;

(5)               "will" shall be interpreted to express a command;

(6)               provisions apply to successive events and transactions; and

(7)               references to sections of or rules under the  Securities  Act will be deemed to include  substitute,  replacement  of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
                                                               THE NOTES

Section 2.01      Form and Dating.

(a)               General.  The Notes and the Trustee's  certificate of  authentication  will be substantially in the form of Exhibit A hereto.  The Notes may have  notations,  legends or  endorsements  required by law,  stock  exchange  rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions  contained in the Notes will constitute,  and are hereby expressly made, a part of this Indenture and the Company,  the Guarantors and the Trustee,  by their  execution and delivery of this  Indenture,  expressly  agree to such terms and provisions and to be bound  thereby.  However,  to the extent any provision of any Note  conflicts with the express  provisions of this
Indenture, the provisions of this Indenture shall govern and be controlling.

(b)               Global  Notes.  Notes  issued in global form will be  substantially  in the form of Exhibit A1 or A2 attached  hereto
(including  the Global Note Legend  thereon and the "Schedule of Exchanges of Interests in the Global Note"  attached  thereto).  Notes issued in definitive form will be  substantially  in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note"  attached  thereto).  Each Global Note will  represent  such of the  outstanding  Notes as will be specified  therein and each shall  provide that it  represents  the  aggregate  principal  amount of outstanding Notes from time to time endorsed thereon and that the aggregate  principal amount of outstanding Notes represented  thereby may from time to time be reduced or increased,  as  appropriate,  to reflect  exchanges and  redemptions.  Any  endorsement of a Global
Note to reflect the amount of any increase or decrease in the aggregate  principal  amount of  outstanding  Notes  represented  thereby will be made by the Trustee or the Custodian,  at the direction of the Trustee,  in accordance  with  instructions  given by the Holder thereof as required by Section 2.06 hereof.

(c)               Temporary  Global Notes.  Notes offered and sold in reliance on Regulation S will be issued  initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes  represented  thereby with the
Trustee,  at its New York office,  as custodian for the Depositary,  and registered in the name of the Depositary or the nominee of the
Depositary  for the accounts of  designated  agents  holding on behalf of Euroclear or  Clearstream,  duly  executed by the Company and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated upon the receipt by the Trustee of:

(1)               a written  certificate  from the  Depositary,  together with copies of  certificates  from Euroclear and  Clearstream certifying  that they  have  received  certification  of  non-United  States  beneficial  ownership  of 100% of the  aggregate principal  amount of the  Regulation  S  Temporary  Global Note  (except to the extent of any  beneficial  owners  thereof who acquired  an interest  therein  during the  Restricted  Period  pursuant  to another  exemption  from  registration  under the
         Securities  Act and who will take  delivery  of a  beneficial  ownership  interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2)               an Officers' Certificate from the Company.

         Following the termination of the Restricted  Period,  beneficial  interests in the Regulation S Temporary  Global Note will be exchanged for beneficial  interests in Regulation S Permanent Global Note pursuant to the Applicable  Procedures.  Simultaneously  with the  authentication  of  Regulation S Permanent  Global  Note,  the Trustee will cancel the  Regulation  S Temporary  Global Note.  The aggregate  principal  amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments  made on the records of the Trustee and the Depositary or its nominee,  as the case may be, in connection with transfers of interest as hereinafter provided.

(3)               Euroclear  and  Clearstream  Procedures  Applicable.  The  provisions of the  "Operating  Procedures of the Euroclear
         System" and "Terms and Conditions  Governing Use of Euroclear"  and the "General Terms and Conditions of Clearstream  Banking"
         and "Customer  Handbook" of Clearstream will be applicable to transfers of beneficial  interests in the Regulation S Temporary
         Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearsteam.

Section 2.02      Execution and Authentication.

         At least one Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer  whose  signature  is on a Note no longer holds that office at the time a Note is  authenticated,  the Note will nevertheless be valid.

         A Note will not be valid until  authenticated  by the manual  signature  of the  Trustee.  The  signature  will be  conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee  will,  upon  receipt of a written  order of the  Company  signed by two  Officers  (an  "Authentication  Order"), authenticate  Notes for  original  issue up to the  aggregate  principal  amount  stated in  paragraph  4 of the Notes.  The  aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an  authenticating  agent  acceptable to the Company to authenticate  Notes. An  authenticating  agent may  authenticate  Notes  whenever the Trustee may do so. Each reference in this Indenture to  authentication  by the Trustee  includes authentication  by such agent.  An  authenticating  agent has the same rights as an Agent to deal with  Holders or an  Affiliate of the
Company.

Section 2.03      Registrar and Paying Agent.

         The Company  will  maintain an office or agency  where Notes may be  presented  for  registration  of transfer or for exchange
("Registrar")  and an office or agency where Notes may be presented for payment  ("Paying  Agent").  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more  co-registrars  and one or more additional paying agents.  The term  "Registrar"  includes any  co-registrar  and the term "Paying  Agent"  includes any  additional  paying  agent.  The
Company may change any Paying Agent or Registrar  without  notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this  Indenture.  If the Company fails to appoint or maintain  another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company  initially  appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian  with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Company  will  require  each Paying  Agent other than the Trustee to agree in writing  that the Paying  Agent will hold in trust for the  benefit  of  Holders  or the  Trustee  all money held by the  Paying  Agent for the  payment  of  principal,  premium or
Additional  Interest,  if any, or  interest on the Notes,  and will notify the Trustee of any default by the Company in making any such payment.  While any such default  continues,  the Trustee may require a Paying  Agent to pay all money held by it to the  Trustee.  The
Company at any time may require a Paying  Agent to pay all money held by it to the  Trustee.  Upon  payment  over to the  Trustee,  the
Paying  Agent (if other  than the  Company  or a  Subsidiary)  will have no  further  liability  for the  money.  If the  Company  or a
Subsidiary  acts as Paying Agent,  it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying  Agent.  Upon any  bankruptcy  or  reorganization  proceedings  relating to the Company,  the Trustee will serve as Paying
Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee  will  preserve in as current a form as is  reasonably  practicable  the most recent list  available  to it of the names and addresses of all Holders and shall  otherwise  comply with TIAss. 312(a).  If the Trustee is not the  Registrar,  the Company
will furnish to the Trustee at least seven  Business Days before each interest  payment date and at such other times as the Trustee may request in writing,  a list in such form and as of such date as the Trustee may  reasonably  require of the names and  addresses of the
Holders of Notes and the Company shall otherwise comply with TIAss. 312(a).

Section 2.06      Transfer and Exchange.

(a)               Transfer and Exchange of Global Notes.  A Global Note may not be  transferred  as a whole except by the Depositary to a nominee of the  Depositary,  by a nominee of the  Depositary to the  Depositary or to another  nominee of the  Depositary,  or by the
Depositary  or any such  nominee  to a  successor  Depositary  or a nominee of such  successor  Depositary.  All  Global  Notes will be exchanged by the Company for Definitive Notes if:

(1)               the Company  delivers to the Trustee notice from the Depositary  that it is unwilling or unable to continue to act as
         Depositary  or that it is no longer a clearing  agency  registered  under the  Exchange  Act and, in either  case, a successor
         Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(2)               the Company in its sole  discretion  determines  that the Global Notes (in whole but not in part) should be exchanged for  Definitive  Notes and  delivers a written  notice to such  effect to the  Trustee;  provided  that in no event  shall the
         Regulation  S Temporary  Global Note be  exchanged  by the Company for  Definitive  Notes prior to (x) the  expiration  of the
         Restricted Period and (y) the receipt by the Registrar of any certificates  required pursuant to Rule  903(b)(3)(ii)(B)  under the Securities Act.

         Upon the occurrence of either of the preceding  events in (1) or (2) above,  Definitive Notes shall be issued in such names as the  Depositary  shall  instruct the Trustee.  Global  Notes also may be  exchanged  or replaced,  in whole or in part,  as provided in
Sections  2.07 and 2.10 hereof.  Every Note  authenticated  and  delivered in exchange for, or in lieu of, a Global Note or any portion thereof,  pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof,  shall be authenticated and delivered in the form of, and shall be, a Global  Note.  A Global Note may not be  exchanged  for another  Note other than as provided in this  Section  2.06(a),  however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)               Transfer  and  Exchange of  Beneficial  Interests  in the Global  Notes.  The  transfer  and  exchange of  beneficial interests in the Global Notes will be effected  through the  Depositary,  in accordance  with the  provisions of this Indenture and the
Applicable  Procedures.  Beneficial  interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent  required by the Securities Act.  Transfers of beneficial  interests in the Global Notes also will require  compliance  with  either  subparagraph  (1) or (2)  below,  as  applicable,  as well as one or  more  of the  other  following subparagraphs, as applicable:

(1)               Transfer of Beneficial  Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery  thereof in the form of a beneficial  interest in the same Restricted  Global Note in accordance with the transfer  restrictions set forth in the Private Placement  Legend;  provided,  however,  that prior to the expiration of the Restricted  Period,  transfers of beneficial  interests in the Regulation S Temporary Global Note may not be
         made to a U.S.  Person or for the  account  or  benefit  of a U.S.  Person  (other  than the  Initial  Purchaser).  Beneficial interests  in any  Unrestricted  Global  Note may be  transferred  to  Persons  who  take  delivery  thereof  in the form of a beneficial  interest in an Unrestricted  Global Note. No written orders or  instructions  shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)               All Other  Transfers  and Exchanges of Beneficial  Interests in Global  Notes.  In connection  with all transfers and exchanges of  beneficial  interests  that are not subject to Section  2.06(b)(1)  above,  the  transferor  of such  beneficial interest must deliver to the Registrar either:

                           (a)      both:

                                    (i)     a written order from a Participant  or an Indirect  Participant  given to the Depositary in accordance  with the  Applicable  Procedures  directing  the  Depositary to credit or cause to be credited a beneficial  interest in another Global Note in an amount equal to the beneficial  interest to be transferred or exchanged; and

                                    (ii)    instructions  given in accordance  with the Applicable  Procedures  containing  information regarding the Participant account to be credited with such increase; or
                           (b)      both:

                                    (i)     a written order from a Participant  or an Indirect  Participant  given to the Depositary in accordance with the Applicable  Procedures  directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii)    instructions  given by the  Depositary to the Registrar  containing  information  regarding the Person in whose name such  Definitive  Note shall be  registered  to effect  the  transfer  or  exchange referred to in (1) above;  provided that in no event shall  Definitive  Notes be issued upon the transfer or exchange of beneficial  interests in the  Regulation S Temporary  Global Note prior to (A) the expiration of the Restricted  Period and (B) the receipt by the Registrar of any  certificates  required  pursuant to Rule
                           903 under the  Securities  Act. Upon  consummation  of an Exchange  Offer by the Company in accordance  with
                           Section 2.06(f) hereof,  the requirements of this Section  2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the  instructions  contained in the Letter of Transmittal  delivered by the
                           Holder of such  beneficial  interests  in the  Restricted  Global  Notes.  Upon  satisfaction  of all of the requirements  for transfer or exchange of beneficial  interests in Global Notes  contained in this Indenture and the Notes or otherwise  applicable  under the  Securities  Act, the Trustee  shall adjust the  principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)               Transfer of Beneficial  Interests to Another  Restricted Global Note. A beneficial  interest in any Restricted Global
         Note may be  transferred  to a Person who takes delivery  thereof in the form of a beneficial  interest in another  Restricted
         Global Note if the  transfer  complies  with the  requirements  of Section  2.06(b)(2)  above and the  Registrar  receives the following:

                           (a)      if the transferee will take delivery in the form of a beneficial  interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto,  including the certifications in item
                  (1) thereof;

                           (b)      if the  transferee  will take  delivery in the form of a  beneficial  interest in the  Regulation S
                  Temporary  Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of
                  Exhibit B hereto, including the certifications in item (2) thereof; and

                           (c)      if the transferee  will take delivery in the form of a beneficial  interest in the IAI Global Note, then the  transferor  must  deliver a  certificate  in the form of Exhibit B hereto,  including  the  certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)               Transfer  and  Exchange  of  Beneficial  Interests  in a  Restricted  Global  Note  for  Beneficial  Interests  in an
         Unrestricted  Global Note. A beneficial  interest in any  Restricted  Global Note may be exchanged by any holder thereof for a beneficial  interest in an  Unrestricted  Global Note or transferred  to a Person who takes delivery  thereof in the form of a beneficial  interest in an  Unrestricted  Global Note if the exchange or transfer  complies with the  requirements  of Section
         2.06(b)(2) above and:

                           (a)      such  exchange or  transfer is effected  pursuant  to the  Exchange  Offer in  accordance  with the
                  Registration  Rights  Agreement  and the  holder of the  beneficial  interest  to be  transferred,  in the case of an exchange, or the transferee, in the case of a transfer,  certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer,  (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (b)      such  transfer is effected  pursuant to the Shelf  Registration  Statement in  accordance  with the
                  Registration Rights Agreement;

                           (c)      such transfer is effected by a Broker-Dealer  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (d)      the Registrar receives the following:

                                    (i)     if the  holder  of such  beneficial  interest  in a  Restricted  Global  Note  proposes  to exchange such beneficial  interest for a beneficial  interest in an Unrestricted  Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii)    if the  holder  of such  beneficial  interest  in a  Restricted  Global  Note  proposes  to transfer such  beneficial  interest to a Person who shall take delivery  thereof in the form of a beneficial interest in an  Unrestricted  Global Note, a  certificate  from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and,  in each such case set forth in this  subparagraph  (D),  if the  Registrar  so  requests  or if the  Applicable
                  Procedures so require,  an Opinion of Counsel in form reasonably  acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer  contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected  pursuant to  subparagraph  (B) or (D) above at a time when an  Unrestricted  Global Note has not yet been issued,  the Company shall issue and, upon receipt of an Authentication  Order in accordance with Section 2.02 hereof, the
Trustee shall  authenticate one or more  Unrestricted  Global Notes in an aggregate  principal amount equal to the aggregate  principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial  interests in an  Unrestricted  Global Note cannot be exchanged  for, or  transferred  to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)               Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)               Beneficial  Interests  in  Restricted  Global Notes to  Restricted  Definitive  Notes.  If any holder of a beneficial interest in a Restricted  Global Note proposes to exchange such  beneficial  interest for a Restricted  Definitive  Note or to transfer such beneficial  interest to a Person who takes delivery  thereof in the form of a Restricted  Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (a)      if the holder of such  beneficial  interest in a Restricted  Global Note  proposes to exchange such beneficial  interest  for a  Restricted  Definitive  Note,  a  certificate  from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (b)      if such  beneficial  interest  is being  transferred  to a QIB in  accordance  with  Rule  144A,  a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (c)      if such beneficial  interest is being transferred to a Non-U.S.  Person in an offshore  transaction in  accordance  with Rule 903 or Rule 904, a certificate  to the effect set forth in Exhibit B hereto,  including the certifications in item (2) thereof;

                           (d)      if such beneficial  interest is being  transferred  pursuant to an exemption from the  registration requirements  of the Securities  Act in accordance  with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (e)      if such  beneficial  interest  is being  transferred  to an  Institutional  Accredited  Investor in reliance  on an  exemption  from the  registration  requirements  of the  Securities  Act other than those  listed in subparagraphs  (B)  through  (D) above,  a  certificate  to the effect set forth in Exhibit B hereto,  including  the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (f)      if such  beneficial  interest is being  transferred  to the Company or any of its  Subsidiaries,  a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (g)      if such beneficial interest is being transferred  pursuant to an effective  registration  statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,  including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate  principal  amount of the applicable  Global Note to be reduced  accordingly  pursuant to Section
2.06(h)  hereof,  and the Company  shall  execute and the  Trustee  shall  authenticate  and  deliver to the Person  designated  in the instructions a Definitive Note in the appropriate  principal amount.  Any Definitive Note issued in exchange for a beneficial  interest in a  Restricted  Global  Note  pursuant to this  Section  2.06(c)  shall be  registered  in such name or names and in such  authorized denomination or  denominations as the holder of such beneficial  interest shall instruct the Registrar  through  instructions  from the
Depositary  and the  Participant  or Indirect  Participant.  The Trustee  shall deliver such  Definitive  Notes to the Persons in whose names such Notes are so  registered.  Any  Definitive  Note issued in exchange  for a beneficial  interest in a Restricted  Global Note pursuant to this  Section  2.06(c)(1)  shall bear the Private  Placement  Legend and shall be subject to all  restrictions  on transfer contained therein.

(2)               Beneficial  Interests  in  Regulation  S  Temporary  Global  Note  to  Definitive  Notes.   Notwithstanding  Sections
         2.06(c)(1)(A)  and (C) hereof,  a beneficial  interest in the  Regulation S Temporary  Global Note may not be exchanged  for a
         Definitive  Note or  transferred  to a Person who takes  delivery  thereof in the form of a  Definitive  Note prior to (A) the expiration  of the  Restricted  Period and (B) the receipt by the  Registrar  of any  certificates  required  pursuant to Rule
         903(b)(3)(ii)(B)  under the Securities  Act, except in the case of a transfer  pursuant to an exemption from the  registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)               Beneficial  Interests in Restricted Global Notes to Unrestricted  Definitive Notes. A holder of a beneficial interest in a Restricted  Global Note may exchange such beneficial  interest for an  Unrestricted  Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (a)      such  exchange or  transfer is effected  pursuant  to the  Exchange  Offer in  accordance  with the
                  Registration  Rights  Agreement  and the  holder of such  beneficial  interest,  in the case of an  exchange,  or the transferee,  in the case of a  transfer,  certifies  in the  applicable  Letter of  Transmittal  that it is not (i) a
                  Broker-Dealer,  (ii) a Person  participating  in the  distribution  of the Exchange Notes or (iii) a Person who is an
                  affiliate (as defined in Rule 144) of the Company;

                           (b)      such  transfer is effected  pursuant to the Shelf  Registration  Statement in  accordance  with the
                  Registration Rights Agreement;

                           (c)      such transfer is effected by a Broker-Dealer  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (d)      the Registrar receives the following:

                                    (i)     if the  holder  of such  beneficial  interest  in a  Restricted  Global  Note  proposes  to exchange such beneficial  interest for an Unrestricted  Definitive  Note, a certificate  from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii)    if the  holder  of such  beneficial  interest  in a  Restricted  Global  Note  proposes  to transfer  such  beneficial  interest  to a  Person  who  shall  take  delivery  thereof  in the  form  of an
                           Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto,  including the certifications in item (4) thereof;

                  and,  in each such case set forth in this  subparagraph  (D),  if the  Registrar  so  requests  or if the  Applicable
                  Procedures so require,  an Opinion of Counsel in form reasonably  acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer  contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)               Beneficial  Interests in Unrestricted  Global Notes to Unrestricted  Definitive  Notes. If any holder of a beneficial interest in an  Unrestricted  Global Note proposes to exchange such  beneficial  interest for a Definitive Note or to transfer such beneficial  interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon  satisfaction of the  conditions  set forth in Section  2.06(b)(2)  hereof,  the  Trustee  will  cause the  aggregate  principal  amount of the applicable  Global Note to be reduced  accordingly  pursuant to Section 2.06(h)  hereof,  and the Company will execute and the
         Trustee will  authenticate  and deliver to the Person  designated in the  instructions  a Definitive  Note in the  appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial  interest pursuant to this Section  2.06(c)(4) will be registered in such name or names and in such  authorized  denomination  or  denominations  as the holder of such beneficial interest  requests  through  instructions  to the Registrar  from or through the  Depositary  and the  Participant or Indirect
         Participant.  The Trustee  will  deliver  such  Definitive  Notes to the Persons in whose names such Notes are so  registered.
         Any  Definitive  Note issued in exchange  for a beneficial  interest  pursuant to this  Section  2.06(c)(4)  will not bear the
         Private Placement Legend.

(d)               Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)               Restricted  Definitive  Notes to  Beneficial  Interests in  Restricted  Global  Notes.  If any Holder of a Restricted
         Definitive  Note  proposes to exchange  such Note for a beneficial  interest in a Restricted  Global Note or to transfer  such
         Restricted  Definitive  Notes to a Person who takes  delivery  thereof in the form of a  beneficial  interest in a  Restricted
         Global Note, then, upon receipt by the Registrar of the following documentation:

                           (a)      if the Holder of such  Restricted  Definitive  Note proposes to exchange such Note for a beneficial interest in a Restricted  Global Note, a certificate from such Holder in the form of Exhibit C hereto,  including the certifications in item (2)(b) thereof;

                           (b)      if such Restricted  Definitive  Note is being  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (c)      if such  Restricted  Definitive  Note is being  transferred  to a  Non-U.S.  Person in an  offshore transaction  in  accordance  with Rule 903 or Rule 904,  a  certificate  to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (d)      if such  Restricted  Definitive  Note is  being  transferred  pursuant  to an  exemption  from  the registration  requirements  of the Securities Act in accordance  with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (e)      if such Restricted Definitive Note is being transferred to an Institutional  Accredited Investor in reliance  on an  exemption  from the  registration  requirements  of the  Securities  Act other than those  listed in subparagraphs  (B)  through  (D) above,  a  certificate  to the effect set forth in Exhibit B hereto,  including  the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
                           (f)      if such Restricted  Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (g)      if such  Restricted  Definitive  Note is being  transferred  pursuant to an effective  registration statement  under the  Securities  Act, a  certificate  to the effect  set forth in  Exhibit B hereto,  including  the certifications in item (3)(c) thereof,

                  the Trustee will cancel the Restricted  Definitive  Note,  increase or cause to be increased the aggregate  principal amount of, in the case of clause (A) above, the appropriate  Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above,  the Regulation S Global Note, and in all other cases, the IAI
                  Global Note.

(2)               Restricted  Definitive  Notes to  Beneficial  Interests  in  Unrestricted  Global  Notes.  A Holder  of a  Restricted
         Definitive Note may exchange such Note for a beneficial  interest in an  Unrestricted  Global Note or transfer such Restricted
         Definitive Note to a Person who takes delivery  thereof in the form of a beneficial  interest in an  Unrestricted  Global Note only if:

                           (a)      such  exchange or  transfer is effected  pursuant  to the  Exchange  Offer in  accordance  with the
                  Registration  Rights  Agreement  and the Holder,  in the case of an  exchange,  or the  transferee,  in the case of a transfer,  certifies  in the  applicable  Letter of  Transmittal  that it is not (i) a  Broker-Dealer,  (ii) a Person participating  in the  distribution  of the Exchange  Notes or (iii) a Person who is an affiliate (as defined in Rule
                  144) of the Company;

                           (b)      such  transfer is effected  pursuant to the Shelf  Registration  Statement in  accordance  with the
                  Registration Rights Agreement;

                           (c)      such transfer is effected by a Broker-Dealer  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (d)      the Registrar receives the following:

                                    (i)     if the Holder of such  Definitive  Notes  proposes to exchange  such Notes for a beneficial interest in the  Unrestricted  Global Note, a certificate  from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (ii)    if the Holder of such  Definitive  Notes  proposes to  transfer  such Notes to a Person who shall take  delivery  thereof in the form of a  beneficial  interest  in the  Unrestricted  Global  Note,  a certificate  from such  Holder in the form of Exhibit B hereto,  including  the  certifications  in item (4)
                           thereof;

                  and,  in each such case set forth in this  subparagraph  (D),  if the  Registrar  so  requests  or if the  Applicable
                  Procedures so require,  an Opinion of Counsel in form reasonably  acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer  contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section  2.06(d)(2),  the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)               Unrestricted  Definitive  Notes to Beneficial  Interests in  Unrestricted  Global Notes. A Holder of an  Unrestricted
         Definitive Note may exchange such Note for a beneficial  interest in an  Unrestricted  Global Note or transfer such Definitive
         Notes to a Person who takes  delivery  thereof in the form of a  beneficial  interest  in an  Unrestricted  Global Note at any time.  Upon  receipt of a request for such an exchange  or  transfer,  the  Trustee  will cancel the  applicable  Unrestricted
         Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any  such  exchange  or  transfer  from a  Definitive  Note to a  beneficial  interest  is  effected  pursuant  to subparagraphs  (2)(B),  (2)(D) or (3) above at a time when an  Unrestricted  Global Note has not yet been issued,  the Company will issue  and,  upon  receipt  of an  Authentication  Order in  accordance  with  Section  2.02  hereof,  the  Trustee  will authenticate  one or more  Unrestricted  Global  Notes in an  aggregate  principal  amount  equal to the  principal  amount of
         Definitive Notes so transferred.

(e)               Transfer and Exchange of Definitive  Notes for  Definitive  Notes.  Upon request by a Holder of Definitive  Notes and such  Holder's  compliance  with the  provisions  of this Section  2.06(e),  the  Registrar  will  register the transfer or exchange of
Definitive  Notes.  Prior to such  registration  of transfer or  exchange,  the  requesting  Holder must  present or  surrender  to the
Registrar  the  Definitive  Notes duly  endorsed or  accompanied  by a written  instruction  of transfer  in form  satisfactory  to the
Registrar  duly executed by such Holder or by its  attorney,  duly  authorized  in writing.  In addition,  the  requesting  Holder must provide any additional  certifications,  documents and information,  as applicable,  required  pursuant to the following  provisions of this Section 2.06(e).

(1)               Restricted  Definitive Notes to Restricted  Definitive  Notes.  Any Restricted  Definitive Note may be transferred to and registered in the name of Persons who take delivery  thereof in the form of a Restricted  Definitive Note if the Registrar receives the following:

                           (a)      if the transfer will be made pursuant to Rule 144A,  then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (b)      if the transfer will be made pursuant to Rule 903 or Rule 904, then the  transferor  must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (c)      if the transfer will be made pursuant to any other exemption from the registration  requirements of the  Securities  Act, then the transferor  must deliver a certificate in the form of Exhibit B hereto,  including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)               Restricted  Definitive Notes to Unrestricted  Definitive  Notes.  Any Restricted  Definitive Note may be exchanged by the Holder thereof for an  Unrestricted  Definitive  Note or  transferred to a Person or Persons who take delivery  thereof in the form of an Unrestricted Definitive Note if:

                           (a)      such  exchange or  transfer is effected  pursuant  to the  Exchange  Offer in  accordance  with the
                  Registration  Rights  Agreement  and the Holder,  in the case of an  exchange,  or the  transferee,  in the case of a transfer,  certifies  in the  applicable  Letter of  Transmittal  that it is not (i) a  broker-dealer,  (ii) a Person participating  in the  distribution  of the Exchange  Notes or (iii) a Person who is an affiliate (as defined in Rule
                  144) of the Company;

                           (b)      any such transfer is effected pursuant to the Shelf  Registration  Statement in accordance with the
                  Registration Rights Agreement;

                           (c)      any such  transfer is effected by a  Broker-Dealer  pursuant  to the  Exchange  Offer  Registration
                  Statement in accordance with the Registration Rights Agreement; or

                           (d)      the Registrar receives the following:

                                    (i)     if the Holder of such  Restricted  Definitive  Notes proposes to exchange such Notes for an
                           Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto,  including the certifications in item (1)(d) thereof; or

                                    (ii)    if the Holder of such  Restricted  Definitive  Notes  proposes to transfer  such Notes to a
                           Person who shall take delivery  thereof in the form of an Unrestricted  Definitive  Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this  subparagraph  (D), if the  Registrar so requests,  an Opinion of Counsel in form  reasonably  acceptable to the Registrar to the effect that such exchange or transfer is in compliance  with the
                  Securities Act and that the  restrictions on transfer  contained  herein and in the Private  Placement  Legend are no longer required in order to maintain compliance with the Securities Act.

(3)               Unrestricted  Definitive  Notes to  Unrestricted  Definitive  Notes. A Holder of  Unrestricted  Definitive  Notes may
         transfer such Notes to a Person who takes delivery  thereof in the form of an  Unrestricted  Definitive  Note. Upon receipt of a request to register  such a transfer,  the  Registrar  shall  register the  Unrestricted  Definitive  Notes  pursuant to the instructions from the Holder thereof.

(f)               Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration  Rights Agreement,  the
Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)               one or more  Unrestricted  Global  Notes in an  aggregate  principal  amount  equal to the  principal  amount  of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not  Broker-Dealers,  (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

(2)               Unrestricted  Definitive  Notes in an aggregate  principal  amount equal to the  principal  amount of the  Restricted
         Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently  with the  issuance of such Notes,  the  Trustee  will cause the  aggregate  principal  amount of the  applicable
Restricted  Global Notes to be reduced  accordingly,  and the Company will execute and the Trustee will authenticate and deliver to the
Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)               Legends.  The following  legends will appear on the face of all Global Notes and  Definitive  Notes issued under this
Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)               Private Placement Legend.

                           (a)      Except as permitted by subparagraph  (B) below,  each Global Note and each Definitive Note (and all
                  Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION  UNDER THE U.S.  SECURITIES ACT OF 1933
(THE  ""SECURITIES  ACT ") AND THIS NOTE MAY NOT BE OFFERED,  SOLD OR OTHERWISE  TRANSFERRED IN THE ABSENCE OF SUCH  REGISTRATION OR AN
APPLICABLE  EXEMPTION  THEREFROM.  EACH  PURCHASER OF THIS NOTE IS HEREBY  NOTIFIED  THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE
EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE  HOLDER OF THIS NOTE  AGREES  FOR THE  BENEFIT OF THE  COMPANY  THAT (A) THIS NOTE MAY BE  OFFERED,  RESOLD,  PLEDGED OR  OTHERWISE
TRANSFERRED,  ONLY (I) TO THE COMPANY,  (II) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES  ACT) IN A TRANSACTION  MEETING THE  REQUIREMENTS  OF RULE 144A,  (III) OUTSIDE THE
U.S. IN AN OFFSHORE  TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM  REGISTRATION
UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),  (V) IN THE U.S. TO AN INSTITUTIONAL  ""ACCREDITED  INVESTOR"
(AS DEFINED IN RULE  501(A)(1),  (2), (3) OR (7) UNDER THE SECURITIES  ACT), IN A MINIMUM  PRINCIPAL  AMOUNT OF NOT LESS THAN $100,000,
THAT IS ACQUIRING  THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER  INSTITUTIONAL  ACCREDITED  INVESTOR FOR  INVESTMENT
PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY  DISTRIBUTION  THEREOF IN VIOLATION OF THE SECURITIES ACT
AND THAT,  PRIOR TO SUCH TRANSFER,  FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S.  BROKER-DEALER)  TO THE TRUSTEE A SIGNED LETTER
IN THE FORM SET FORTH ON THE REVERSE HEREOF CONTAINING CERTAIN  REPRESENTATIONS  AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF
THIS SECURITY OR (VI) PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN
ACCORDANCE  WITH ANY  APPLICABLE  SECURITIES  LAWS OF ANY STATE OF THE U.S.,  AND (B) THE HOLDER WILL,  AND EACH  SUBSEQUENT  HOLDER IS
REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (b)      Notwithstanding the foregoing,  any Global Note or Definitive Note issued pursuant to subparagraphs
                  (b)(4),  (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)               Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

"THIS  GLOBAL  NOTE IS HELD BY THE  DEPOSITARY  (AS  DEFINED IN THE  INDENTURE  GOVERNING  THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE
BENEFIT OF THE BENEFICIAL  OWNERS HEREOF,  AND IS NOT  TRANSFERABLE TO ANY PERSON UNDER ANY  CIRCUMSTANCES  EXCEPT THAT (1) THE TRUSTEE
MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED  PURSUANT TO SECTION 2.06 OF THE INDENTURE,  (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN
WHOLE BUT NOT IN PART  PURSUANT  TO SECTION  2.06(a) OF THE  INDENTURE,  (3) THIS  GLOBAL  NOTE MAY BE  DELIVERED  TO THE  TRUSTEE  FOR
CANCELLATION  PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR  DEPOSITARY WITH THE
PRIOR WRITTEN CONSENT OF O'SULLIVAN INDUSTRIES, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE  FORM, THIS NOTE MAY NOT BE TRANSFERRED  EXCEPT AS A WHOLE
BY THE  DEPOSITARY  TO A NOMINEE OF THE  DEPOSITARY  OR BY A NOMINEE OF THE  DEPOSITARY  TO THE  DEPOSITARY  OR ANOTHER  NOMINEE OF THE
DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR  DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR  DEPOSITARY.  UNLESS THIS
CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST COMPANY (55 WATER  STREET,  NEW YORK,  NEW YORK)
("DTC"),  TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY CERTIFICATE  ISSUED IS REGISTERED IN
THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT IS MADE TO CEDE
& CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC), ANY TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

(3)               Original Issue Discount Legend.  Each Note will bear a legend in substantially the following form:

"FOR THE PURPOSES OF SECTIONS  1272,  1273 AND 1275 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED,  THIS  SECURITY IS BEING ISSUED
WITH ORIGINAL  ISSUE  DISCOUNT;  FOR EACH $1,000  PRINCIPAL  AMOUNT OF THIS  SECURITY,  THE ISSUE PRICE IS $950, THE AMOUNT OF ORIGINAL
ISSUE DISCOUNT IS $50, THE ISSUE DATE IS SEPTEMBER 29, 2003 AND THE YIELD TO MATURITY IS 12.00% PER ANNUM."

(h)               Cancellation  and/or  Adjustment of Global Notes.  At such time as all  beneficial  interests in a particular  Global
Note have been exchanged for Definitive Notes or a particular  Global Note has been redeemed,  repurchased or canceled in whole and not in part,  each such Global Note will be returned to or retained  and  canceled by the Trustee in  accordance  with Section 2.11 hereof.
At any time prior to such  cancellation,  if any  beneficial  interest in a Global Note is exchanged for or transferred to a Person who will take delivery  thereof in the form of a beneficial  interest in another Global Note or for Definitive  Notes, the principal amount of Notes  represented  by such  Global  Note will be reduced  accordingly  and an  endorsement  will be made on such Global Note by the
Trustee or by the  Depositary  at the  direction  of the Trustee to reflect such  reduction;  and if the  beneficial  interest is being exchanged for or  transferred to a Person who will take delivery  thereof in the form of a beneficial  interest in another Global Note, such other  Global Note will be  increased  accordingly  and an  endorsement  will be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

(i)               General Provisions Relating to Transfers and Exchanges.

(1)               To permit  registrations  of transfers  and  exchanges,  the Company  will execute and the Trustee will  authenticate
         Global  Notes and  Definitive  Notes  upon  receipt of an  Authentication  Order in  accordance  with  Section  2.02 or at the
         Registrar's request.

(2)               No service  charge will be made to a Holder of a beneficial  interest in a Global Note or to a Holder of a Definitive
         Note for any  registration  of transfer or  exchange,  but the Company may require  payment of a sum  sufficient  to cover any transfer tax or similar  governmental  charge payable in connection  therewith  (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)               The  Registrar  will not be required to register the transfer of or exchange of any Note  selected for  redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)               All Global  Notes and  Definitive  Notes  issued upon any  registration  of  transfer or exchange of Global  Notes or
         Definitive  Notes will be the valid  obligations  of the Company,  evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)               Neither the Registrar nor the Company will be required:

                           (a)      to issue,  to register the  transfer of or to exchange  any Notes during a period  beginning at the opening of business 15 days before the day of any  selection of Notes for  redemption  under  Section 3.02 hereof and ending at the close of business on the day of selection;

                           (b)      to register the transfer of or to exchange any Note  selected for  redemption  in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (c)      to register  the  transfer of or to exchange a Note  between a record date and the next  succeeding interest payment date.

(6)               Prior to due presentment for the  registration of a transfer of any Note, the Trustee,  any Agent and the Company may
         deem and  treat the  Person in whose  name any Note is  registered  as the  absolute  owner of such  Note for the  purpose  of receiving  payment of principal of and interest on such Notes and for all other purposes,  and none of the Trustee,  any Agent or the Company shall be affected by notice to the contrary.

(7)               The Trustee will  authenticate  Global Notes and Definitive  Notes in accordance  with the provisions of Section 2.02 hereof.

(8)               All  certifications,  certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee  receives  evidence to its  satisfaction of the  destruction,  loss or theft of any Note, the Company will issue and the Trustee,  upon receipt of an  Authentication  Order,  will authenticate a replacement  Note if the Trustee's  requirements  are met. If required by the Trustee or the Company,  an indemnity bond must be supplied by the Holder that is sufficient  in the judgment of the Trustee and the Company to protect the Company,  the Trustee, any Agent and any  authenticating  agent from any loss that any of them may suffer if a Note is  replaced.  The  Company may charge for its expenses in replacing a Note.

         Every  replacement  Note is an  additional  obligation  of the Company  and will be  entitled  to all of the  benefits of this
Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes  outstanding  at any time are all the Notes  authenticated  by the Trustee  except for those  canceled by it,  those delivered to it for  cancellation,  those  reductions in the interest in a Global Note  effected by the Trustee in accordance  with the provisions  hereof,  and those described in this Section as not  outstanding.  Except as set forth in Section 2.09 hereof,  a Note does not cease to be outstanding  because the Company or an Affiliate of the Company holds the Note;  however,  Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced  pursuant  to Section  2.07  hereof,  it ceases to be  outstanding  unless the  Trustee  receives  proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal  amount of any Note is considered  paid under Section 4.01 hereof,  it ceases to be outstanding  and interest on it ceases to accrue.

         If the Paying Agent  (other than the Company,  a Subsidiary  or an Affiliate of any thereof)  holds,  on a redemption  date or maturity  date,  money  sufficient  to pay Notes  payable on that date,  then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

         In  determining  whether the Holders of the required  principal  amount of Notes have  concurred in any  direction,  waiver or consent,  Notes owned by the Company or any Guarantor,  or by any Person  directly or indirectly  controlling or controlled by or under direct or indirect  common control with the Company or any  Guarantor,  will be considered as though not  outstanding,  except that for the purposes of  determining  whether the Trustee will be protected  in relying on any such  direction,  waiver or consent,  only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until  certificates  representing  Notes are ready for delivery,  the Company may prepare and the Trustee,  upon receipt of an
Authentication  Order, will authenticate  temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations  that the Company  considers  appropriate  for temporary Notes and as may be reasonably  acceptable to the Trustee.
Without  unreasonable  delay,  the Company will prepare and the Trustee will  authenticate  definitive  Notes in exchange for temporary
Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Company at any time may deliver  Notes to the Trustee for  cancellation.  The  Registrar  and Paying Agent will forward to the Trustee any Notes  surrendered to them for registration of transfer,  exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer,  exchange, payment,  replacement or cancellation and will dispose of canceled Notes
(subject  to the  record  retention  requirement  of the  Exchange  Act)  upon the  Company's  written  request.  Certification  of the destruction  of all canceled  Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Company  defaults in a payment of interest on the Notes, it will pay the defaulted  interest in any lawful manner plus, to the extent lawful,  interest payable on the defaulted interest,  to the Persons who are Holders on a subsequent special record date, in each case at the rate  provided  in the Notes and in Section  4.01  hereof.  The  Company  will notify the Trustee in writing of the amount of defaulted  interest proposed to be paid on each Note and the date of the proposed  payment.  The Company will fix or cause to be fixed each such special  record date and payment date,  provided that no such special  record date may be less than 10 days prior to the related  payment date for such  defaulted  interest.  At least 15 days before the special  record date,  the Company (or,  upon the written  request of the Company,  the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13      CUSIP Numbers.

         The  Company in issuing the Notes may use CUSIP  numbers,  if then  generally  in use,  and  thereafter  with  respect to such series,  the Trustee may use such numbers in any notice of redemption  or exchange with respect to such series;  provided that any such notice may state that no  representation  is made as to the  correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification  numbers printed on the Securities,  and any such  redemption  shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14      Original Issue Discount

         The Company shall file with the Trustee  promptly at the end of each calendar year (i) a written notice  specifying the amount of original issue discount  (including  daily rates and accrual  periods) accrued on the Notes as of the end of such year and (ii) such other specific  information  relating to such original issue discount as may then be relevant under the Internal  Revenue Code of 1986, as amended from time to time.

ARTICLE 3.
                                                       REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional  redemption  provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

(1)               the clause of this Indenture pursuant to which the redemption shall occur;

(2)               the redemption date;

(3)               the principal amount of Notes to be redeemed; and

(4)               the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or  purchased  in an offer to purchase at any time,  the Trustee  will select
Notes for redemption or purchase as follows:

(1)               if the Notes are listed on any national  securities  exchange,  in compliance with the  requirements of the principal national securities exchange on which the Notes are listed; or

(2)               if the Notes are not listed on any national  securities  exchange,  on a pro rata basis,  by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial  redemption  or purchase by lot, the  particular  Notes to be redeemed or purchased  will be selected, unless otherwise  provided herein,  not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly  notify the Company in writing of the Notes  selected for redemption or purchase and, in the case of any Note selected for partial  redemption or purchase,  the principal  amount  thereof to be redeemed or purchased.  Notes and portions of Notes  selected  will be in amounts of $1,000 or whole  multiples  of $1,000;  except that if all of the Notes of a Holder are to be redeemed  or  purchased,  the entire  outstanding  amount of Notes held by such  Holder,  even if not a  multiple  of $1,000,  shall be redeemed or  purchased.  Except as provided in the preceding  sentence,  provisions  of this  Indenture  that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the  provisions of Section 3.09 hereof,  at least 30 days but not more than 60 days before a redemption  date,  the
Company will mail or cause to be mailed,  by first class mail, a notice of  redemption to each Holder whose Notes are to be redeemed at its registered  address,  except that  redemption  notices may be mailed more than 60 days prior to a redemption  date if the notice is issued in connection with a defeasance of the Notes or a satisfaction  and discharge of this Indenture  pursuant to Articles 8 or 13 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

(1)               the redemption date;

(2)               the redemption price;

(3)               if any Note is being  redeemed in part,  the portion of the  principal  amount of such Note to be redeemed  and that, after the  redemption  date upon  surrender  of such Note, a new Note or Notes in  principal  amount  equal to the  unredeemed portion will be issued upon cancellation of the original Note;

(4)               the name and address of the Paying Agent;

(5)               that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)               that, unless the Company defaults in making such redemption  payment,  interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)               the paragraph of the Notes and/or  Section of this  Indenture  pursuant to which the Notes called for  redemption are being redeemed; and

(8)               that no  representation  is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request,  the Trustee will give the notice of redemption in the Company's name and at its expense;  provided, however,  that the Company has  delivered to the  Trustee,  at least 45 days prior to the  redemption  date,  an Officers'  Certificate requesting  that the  Trustee  give such  notice and  setting  forth the  information  to be stated in such  notice as  provided in the preceding paragraph.
Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance  with Section 3.03 hereof,  Notes called for redemption  become  irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         One  Business  Day prior to the  redemption  or purchase  date,  the Company  will deposit with the Trustee or with the Paying
Agent money  sufficient to pay the redemption or purchase price of and accrued interest and Additional  Interest,  if any, on all Notes to be redeemed or  purchased  on that date.  The Trustee or the Paying Agent will  promptly  return to the Company any money  deposited with the Trustee or the Paying Agent by the Company in excess of the amounts  necessary  to pay the  redemption  or purchase  price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

         If the Company  complies with the  provisions  of the  preceding  paragraph,  on and after the  redemption  or purchase  date, interest  will cease to accrue on the Notes or the  portions  of Notes  called for  redemption  or  purchase.  If a Note is redeemed or purchased  on or after an interest  record  date but on or prior to the  related  interest  payment  date,  then any accrued and unpaid interest  shall be paid to the Person in whose name such Note was  registered  at the close of  business on such  record  date.  If any
Note called for redemption or purchase is not so paid upon  surrender for redemption or purchase  because of the failure of the Company to comply with the preceding  paragraph,  interest  shall be paid on the unpaid  principal,  from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid  principal,  in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon  surrender  of a Note  that is  redeemed  or  purchased  in  part,  the  Company  will  issue  and,  upon  receipt  of an
Authentication  Order, the Trustee will  authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

(a)               At any time prior to October 1, 2006, the Company may on any one or more occasions  redeem up to 35% of the aggregate principal  amount of Notes issued under this Indenture at a redemption  price of 110.63% of the principal  amount at maturity  thereof, plus accrued and unpaid  interest and Additional  Interest,  if any, to the redemption  date,  with a contribution to the common equity capital of the Company made with the net cash  proceeds of a concurrent  Equity  Offering by  O'Sullivan's  direct or indirect  parent;
provided that:

(1)               at least 65% of the aggregate principal amount of Notes originally issued under this Indenture  (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)               the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(b)               At any time prior to October 1, 2006,  the Company may also redeem all or a part of the Notes upon the  occurrence of a Change of  Control,  upon not less than 30 nor more than 60 days prior  notice  (but in no event may any such  redemption  occur more than 90 days after the  occurrence of such Change of Control)  mailed by first-class  mail to each Holder's  registered  address,  at a redemption  price equal to 100% of the principal  amount at maturity of Notes redeemed plus the  Applicable  Premium as of, and accrued and unpaid interest and Additional  Interest,  if any, to the applicable date of redemption,  subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)               On or after October 1, 2006,  the Company may redeem all or a part of the Notes,  upon not less than 30 nor more than
60 days notice,  at the redemption  prices  (expressed as percentages of principal amount at maturity) set forth below plus accrued and unpaid interest and Additional  Interest,  if any,  thereon,  to the applicable  redemption  date, if redeemed during the  twelve-month period  beginning on October 1 of the years indicated  below,  subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        Year                                                                                  Percentage
        2006.............................................................................              105.315%
        2007 and thereafter..............................................................             100.000%

(d)               Any  redemption  pursuant to this Section 3.07 shall be made pursuant to the  provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

         Except as set forth under Sections  3.09,  4.10 and 4.15 hereof,  the Company is not required to make mandatory  redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

         In the event that,  pursuant to Section 4.10  hereof,  the Company is required to commence an offer to all Holders to purchase
Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

         The Asset Sale Offer  shall be made to all Holders  and all  holders of other  Indebtedness  that is pari passu with the Notes containing  provisions  similar to those set forth in this  Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days  following its  commencement  and not more than 30 Business  Days,  except to the extent that a longer period is required by applicable  law (the "Offer  Period").  No later than three Business Days after the  termination of the Offer Period (the "Purchase  Date"),  the Company will apply all Excess Proceeds
(the "Offer Amount") to the purchase of Notes and such other pari passu  Indebtedness  (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered,  all Notes and other  Indebtedness  tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest  record date and on or before the related  interest  payment date, any accrued and unpaid  interest and  Additional  Interest,  if any,  will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the  commencement  of an Asset Sale Offer,  the Company will send,  by first class mail, a notice to each of the Holders, with a copy to the Trustee.  The notice will contain all  instructions  and materials  necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)               that the Asset Sale Offer is being made  pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)               the Offer Amount, the purchase price and the Purchase Date;

(3)               that any Note not tendered or accepted for payment will continue to accrue interest;

(4)               that,  unless the Company  defaults in making such payment,  any Note accepted for payment pursuant to the Asset Sale
         Offer will cease to accrue interest after the Purchase Date;

(5)               that Holders  electing to have a Note purchased  pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)               that Holders  electing to have Notes  purchased  pursuant to any Asset Sale Offer will be required to  surrender  the
         Note, with the form entitled "Option of Holder to Elect Purchase"  attached to the Notes completed,  or transfer by book-entry transfer,  to the Company,  a  Depositary,  if appointed  by the  Company,  or a Paying Agent at the address  specified in the notice at least three days before the Purchase Date;

(7)               that Holders will be entitled to withdraw their election if the Company,  the Depositary or the Paying Agent,  as the
         case may be,  receives,  not later than the expiration of the Offer Period,  a facsimile  transmission or letter setting forth the name of the Holder,  the principal  amount of the Note the Holder  delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)               that, if the aggregate  principal  amount of Notes and other pari passu  Indebtedness  surrendered by holders thereof exceeds the Offer Amount,  the Company will select the Notes and other pari passu  Indebtedness  to be purchased on a pro rata basis based on the principal  amount of Notes and such other pari passu  Indebtedness  surrendered  (with such  adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral  multiples  thereof,  will be purchased); and

(9)               that  Holders  whose  Notes were  purchased  only in part will be issued new Notes equal in  principal  amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase  Date,  the Company  will,  to the extent  lawful,  accept for  payment,  on a pro rata basis to the extent  necessary,  the Offer Amount of Notes or portions thereof tendered  pursuant to the Asset Sale Offer, or if less than the Offer
Amount has been tendered,  all Notes  tendered,  and will deliver or cause to be delivered to the Trustee the Notes  properly  accepted together  with an  Officers'  Certificate  stating  that such Notes or portions  thereof  were  accepted  for payment by the Company in accordance  with the terms of this Section 3.09.  The Company,  the  Depositary or the Paying Agent,  as the case may be, will promptly
(but in any case not later than five days after the  Purchase  Date) mail or deliver to each  tendering  Holder an amount  equal to the purchase  price of the Notes tendered by such Holder and accepted by the Company for purchase,  and the Company,  will promptly issue a new Note, and the Trustee,  upon written request from the Company will  authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder,  in a principal  amount equal to any unpurchased  portion of the Note  surrendered.  Any Note not so accepted  shall be promptly  mailed or delivered by the Company to the Holder  thereof.  The Company will publicly  announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as  specifically  provided in this Section 3.09, any purchase  pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.
                                                               COVENANTS

Section 4.01      Payment of Notes.

         The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional  Interest,  if any, on the Notes on the dates and in the manner provided in the Notes.  Principal,  premium, if any, and interest and Additional Interest,  if any,  will be  considered  paid on the date due if the Paying  Agent,  if other than the Company or a Subsidiary  thereof,  holds as of
10:00 a.m.  Eastern  Time on the due date money  deposited  by the  Company  in  immediately  available  funds and  designated  for and sufficient to pay all  principal,  premium,  if any, and interest then due. The Company will pay all  Additional  Interest,  if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company will pay  interest  (including  post-petition  interest in any  proceeding  under any  Bankruptcy  Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable  interest rate on the Notes to the extent lawful;  it will pay interest  (including  post-petition  interest in any proceeding  under any Bankruptcy Law) on overdue  installments of interest and
Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

         The Company will  maintain in the Borough of  Manhattan,  the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee,  Registrar or co-registrar)  where Notes may be surrendered for registration of transfer or for  exchange  and where  notices  and  demands to or upon the Company in respect of the Notes and this  Indenture  may be served.  The
Company will give prompt written notice to the Trustee of the location,  and any change in the location,  of such office or agency.  If at any time the  Company  fails to  maintain  any such  required  office or agency or fails to furnish  the  Trustee  with the  address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time  designate  one or more other  offices or agencies  where the Notes may be presented or surrendered  for any or all such  purposes  and may from  time to time  rescind  such  designations;  provided,  however,  that no such designation  or rescission  will in any manner  relieve the Company of its obligation to maintain an office or agency in the Borough of
Manhattan,  the  City of New York for  such  purposes.  The  Company  will  give  prompt  written  notice  to the  Trustee  of any such designation or rescission and of any change in the location of any such other office or agency.

         The  Company  hereby  designates  the  Corporate  Trust  Office of the  Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports.

         Whether or not required by the SEC's rules and  regulations,  so long as any Notes are  outstanding,  the Company will furnish to the Trustee and the Holders of Notes or cause the Trustee to furnish to the Holders of Notes,  within the time periods  specified in the SEC's rules and regulations:

(1)               all  quarterly  and  annual  reports  that would be  required  to be filed with the SEC on Forms 10-Q and 10-K if the
         Company were required to file such reports; and

(2)               all current  reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         All such reports will be prepared in all material  respects in accordance with all of the rules and regulations  applicable to such  reports.  Each  annual  report on Form 10-K will  include a report on the  Company's  consolidated  financial  statements  by the
Company's certified independent  accountants.  In addition,  the Company will file a copy of each of the reports referred to in clauses
(1) and (2) above with the SEC for public  availability  within the time periods  specified in the rules and regulations  applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

         If, at any time after  consummation of the exchange offer  contemplated by the Registration  Rights Agreement,  the Company is
no longer subject to the periodic  reporting  requirements of the Exchange Act for any reason,  the Company will nevertheless  continue filing the reports  specified in the preceding  paragraph with the SEC within the time periods  specified above unless the SEC will not accept  such a filing.  The  Company  agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.  If,  notwithstanding  the foregoing,  the SEC will not accept the Company's filings for any reason, the Company will post the reports  referred to in the  preceding  paragraph on its website  within the time periods that would apply if the Company were required to file those reports with the SEC.

         In addition,  the Company and the  Guarantors  agree that, for so long as any Notes remain  outstanding,  at any time they are not  required  to file the  reports  required  by the  preceding  paragraphs  with the SEC,  they will  furnish to the  Holders  and to securities  analysts  and  prospective  investors,  upon their  request,  the  information  required to be  delivered  pursuant to Rule
144A(d)(4) under the Securities Act.

         Delivery of such  reports,  information  and  documents to the Trustee is for  informational  purposes  only and the Trustee's receipt  of such  shall not  constitute  constructive  notice of any  information  determinable  from  information  contained  therein, including  the Company's  compliance  with any of its covenants  hereunder  (as to which the Trustee is entitled to  conclusively  rely exclusively on Officers' Certificates).

Section 4.04      Compliance Certificate.

(a)               The Company and each  Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the
Trustee,  within 90 days after the end of each fiscal year,  an Officers'  Certificate  stating that a review of the  activities of the
Company and its  Subsidiaries  during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining  whether the Company has kept,  observed,  performed and fulfilled its  obligations  under this  Indenture,  and further stating,  as to each such Officer signing such  certificate,  that to the best of his or her knowledge the Company has kept,  observed, performed and fulfilled each and every covenant  contained in this Indenture and is not in default in the  performance or observance of any of the terms,  provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred,  describing all such
Defaults  or Events of Default of which he or she may have  knowledge  and what  action the  Company is taking or proposes to take with respect  thereto)  and that to the best of his or her  knowledge  no event has  occurred  and remains in  existence  by reason of which payments on account of the principal of or interest,  if any, on the Notes is  prohibited or if such event has occurred,  a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)               So long  as not  contrary  to the  then  current  recommendations  of the  American  Institute  of  Certified  Public
Accountants,  the  Company  shall use  commercially  reasonable  efforts to ensure that the  year-end  financial  statements  delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's  independent  public accountants (who shall be a firm  of  established  national  reputation)  that in  making  the  examination  necessary  for  certification  of such  financial statements,  nothing has come to their  attention  that would lead them to believe  that the Company has  violated  any  provisions  of
Article 4 or Article 5 hereof or, if any such violation has occurred,  specifying the nature and period of existence thereof,  it being understood that such  accountants  shall not be liable directly or indirectly to any Person for any failure to obtain  knowledge of any such violation.

(c)               So long as any of the Notes are  outstanding,  the Company will deliver to the  Trustee,  forthwith  upon any Officer becoming  aware of any Default or Event of Default,  an  Officers'  Certificate  specifying  such  Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency,  all material taxes,  assessments, and governmental  levies except such as are contested in good faith and by appropriate  proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

         The  Company and each of the  Guarantors  covenants  (to the extent  that it may  lawfully do so) that it will not at any time insist upon,  plead, or in any manner  whatsoever claim or take the benefit or advantage of, any stay,  extension or usury law wherever enacted,  now or at any time hereafter in force,  that may affect the covenants or the performance of this  Indenture;  and the Company and each of the  Guarantors  (to the extent that it may  lawfully do so) hereby  expressly  waives all benefit or advantage of any such law, and covenants  that it will not, by resort to any such law,  hinder,  delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)               declare or pay any  dividend or make any other  payment or  distribution  on account of the  Company's  or any of its
         Restricted Subsidiaries' Equity Interests (including,  without limitation,  any payment on such Equity Interests in connection with any merger or  consolidation  involving the Company) or to the direct or indirect  holders of the Company's or any of its
         Restricted  Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions  payable in Equity
         Interests (other than Disqualified Stock) of the Company);
(2)               purchase,  redeem or otherwise  acquire or retire for value  (including  without  limitation,  in connection with any merger or  consolidation  involving the Company) any Equity  Interests of the Company or any direct or indirect  parent of the
         Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3)               make any payment on or with respect to, or  purchase,  redeem,  defease or otherwise  acquire or retire for value any
         Indebtedness  of the Company or any Guarantor that is  contractually  subordinated  to the Notes or any Guarantee,  except (i)
         for scheduled  payments of interest or principal at Stated  Maturity  thereof or (ii) in  anticipation of satisfying a sinking fund  obligation,  principal  installment  or final  maturity,  in each  case  due  within  one year of the date of  purchase, redemption, acquisition or retirement; or

(4)               make any Restricted  Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)               no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)               the  Company  would,  after  giving pro forma  effect  thereto  as if such  Restricted  Payment  had been made at the beginning of the  applicable  four-quarter  period,  have been  permitted to incur at least $1.00 of  additional  Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)               such Restricted Payment,  together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted  Subsidiaries  after the date hereof (excluding  Restricted  Payments  permitted by clauses (2), (3), (6), (8),
         (10) and (11) of paragraph (b) below and without duplication), is less than the sum, without duplication, of:

(A)               50% of the Consolidated Net Income of the Company for the period (taken as one accounting  period) from the beginning of the first full fiscal  quarter  commencing  after the date hereof to the end of the Company's  most recently ended fiscal quarter for which  internal  financial  statements are available to management at the time of such  Restricted
                  Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)               100% of the aggregate net cash proceeds  (plus the Fair Market Value of any  Permitted  Business  contributed  to the common or preferred equity capital (other than  Disqualified  Stock) of the Company with such Fair Market Value being determined  as described  below)  received by the Company  after the date hereof as a  contribution  to the Company's capital  or  received  by the  Company  from  the  issue or sale of  Equity  Interests  of the  Company  (other  than
                  Disqualified  Stock) or of  Disqualified  Stock or debt  securities of the Company that have been converted into such
                  Equity Interests (other than Equity Interests (or Disqualified  Stock or debt securities) sold to a Subsidiary of the
                  Company and other than  Disqualified  Stock or convertible debt securities that have been converted into Disqualified
                  Stock),  provided  that the Company  shall only be entitled to use up to one third of the net cash  proceeds from any
                  Equity Offering in any twelve-month period to make Restricted Payments, plus

(C)               to the  extent  that any  Restricted  Investment  that was made after the date  hereof is sold for cash or  otherwise liquidated  or repaid  for cash,  the  lesser of (i) the cash  return of  capital  with  respect  to such  Restricted
                  Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(D)               if any  Unrestricted  Subsidiary (i) is properly  redesignated as a Restricted  Subsidiary,  the Fair Market Value of
                  such  redesignated  Subsidiary  (as  determined  in good  faith  by the  Board  of  Directors)  as of the date of its redesignation  or (ii)  pays any  cash  dividends  or cash  distributions  to the  Company  or any of its  Restricted
                  Subsidiaries, 100% of any such cash dividends or cash distributions made after the date hereof.

(b)               The provisions of Section 4.07(a) will not prohibit:

(1)               the payment of any dividend  within 60 days after the date of  declaration  thereof,  if at said date of  declaration such payment would have complied with the provisions of this Indenture;

(2)               the  making  of any  Restricted  Payment  in  exchange  for,  or out of the net cash  proceeds  of the  substantially concurrent  sale or issuance  (other than to a Subsidiary  of the Company)  of, other Equity  Interests of the Company  (other than  Disqualified  Stock);  provided that the amount of any such net cash proceeds that are utilized for any such  Restricted
         Payment will be excluded from clause (3)(B) of the preceding paragraph;

(3)               the  defeasance,  redemption,  repurchase  or other  acquisition  of  Indebtedness  of the Company or any  Restricted
         Subsidiary  that  is  contractually  subordinated  to the  Notes  or to any  Guarantee  with  the  net  cash  proceeds  from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)               the payment of any dividend by a  Restricted  Subsidiary  of the Company to the holders of its Equity  Interests on a pro rata basis;

(5)               the payment of  dividends  by the  Company to  O'Sullivan  Holdings  for the purpose of  permitting  the  repurchase, redemption or other  acquisition or retirement for value of any Equity  Interests of O'Sullivan  Holdings held by any current, former or future  officer,  director or employee of the  Company's  (or any of its  Restricted  Subsidiaries)  pursuant to any equity subscription  agreement,  stockholders  agreement or stock option agreement or other similar agreements;  provided that the aggregate price paid for all such  repurchased,  redeemed,  acquired or retired Equity  Interests  pursuant to this clause
         (5) shall not exceed $2.5  million in any  calendar  year (with  unused  amounts in any  calendar  year being  carried over to succeeding  calendar  years  subject to a maximum  (without  giving  effect to the  following  proviso) of $5.0 million in any calendar  year);  provided  further  that such amount in any  calendar  year may be  increased  by an amount not to exceed the aggregate cash proceeds  received by the Company from any issuance or reissuance of Equity  Interests to any current or former officer,  director or employee of the Company and its  Restricted  Subsidiaries  (provided that any such cash proceeds will be excluded from clause 3(b) of the  preceding  paragraph  and clause (2) of this  paragraph)  and the proceeds to the Company of any "key man" life insurance  policies;  provided further that the cancellation of Indebtedness  owing to the Company from any current,  former or future  officers,  directors or employees of the Company or any Restricted  Subsidiary in connection  with such repurchase of Equity Interests will not be deemed to be a Restricted Payment;

(6)               the payment by the Company of dividends to O'Sullivan Holdings for the purpose of (a) permitting  O'Sullivan Holdings to satisfy tax obligations  that are actually due and owing, in accordance with the Tax Sharing  Agreement as in effect on the date hereof;  provided that such amounts do not exceed the amounts that,  without  recognizing any tax loss  carryforwards  or carrybacks or other tax attributes,  such as alternative  minimum tax  carryforwards,  would otherwise be due and owing if the
         Company and its Restricted  Subsidiaries were an independent,  individual  taxpayer and (b) permitting  O'Sullivan Holdings to pay the  necessary  fees and  expenses  to  maintain  its  corporate  existence  and  good  standing  and  other  general  and administrative expenses (which amount shall not exceed $500,000 per annum);

(7)               so long as no Default or Event of Default has occurred and is continuing,  the  declaration  and payment of dividends on Disqualified Stock, the incurrence of which satisfied Section 4.09 hereof;

(8)               repurchases  of Equity  Interests  deemed to occur  upon the  exercise  of stock  options  if such  Equity  Interests represent a portion of the exercise price thereof;

(9)               cash payments to O'Sullivan  Holdings from and after November 30, 2004 to enable O'Sullivan Holdings to make interest payments on the senior  notes due 2009 of  O'Sullivan  Holdings in amounts not to exceed 12% per annum on the senior  notes of
         O'Sullivan  Holdings  issued on  November  30,  2004 plus  interest at the same rate on senior  notes  issued to pay  interest thereon;  provided  that, in each case,  such cash payments are used within 30 days of such payment to make interest  payments on such senior notes;  provided  further that such payments will only be permitted if (i) no Default or Event of Default shall have occurred and be  continuing  and (ii) the  Company would be permitted to incur at least $1.00 of additional  Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(10)              repurchases of the Company's 13 3/8% Senior  Subordinated  Notes due 2009 in an aggregate  amount not to exceed $10.0 million;  provided that (i) no Default or Event of Default has occurred and is continuing  and (ii) the purchase price paid by the Company does not exceed 80% of the principal amount of the Notes; and

(11)              other Restricted Payments in an aggregate amount not to exceed $2.5 million.

         The amount of all Restricted  Payments (other than cash) shall be the Fair Market Value on the date of the Restricted  Payment of the asset(s) or securities  proposed to be transferred or issued by the Company or such Subsidiary,  as the case may be, pursuant to the  Restricted  Payment.  The Fair Market Value of any non-cash  Restricted  Payment shall be determined in good faith by the Board of
Directors  whose  resolution  with respect  thereto shall be delivered to the Trustee.  The Board of Directors'  determination  must be based upon an opinion or appraisal  issued by an  accounting,  appraisal or investment  banking firm of national  standing if such Fair
Market Value exceeds $10.0  million.  The Fair Market Value of any Permitted  Business  contributed  to the common or preferred  equity capital (other than  Disqualified  Stock) of the Company shall be determined in good faith by the Board of Directors  whose  resolution with respect  thereto  shall be delivered to the Trustee if such Fair Market  Value is in excess of $2.0  million;  provided  that such determination  must be based upon an opinion or appraisal  issued by an  accounting,  appraisal or investment  banking firm of national standing if such Fair Market Value exceeds $10.0 million.

Section 4.08      Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)               The Company will not, and will not permit any of its Restricted  Subsidiaries  to, directly or indirectly,  create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)               (A) pay dividends or make any other  distributions  to the Company or any of its Restricted  Subsidiaries  (i) on its
         Capital  Stock or (ii) with respect to any other  interest or  participation  in, or measured by, its profits;  or (B) pay any
         Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)               make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)               transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)               The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)               agreements  governing  Existing  Indebtedness  and  Credit  Facilities  as in  effect  on the  date  hereof,  and any amendments,  modifications,  restatements,  renewals,  increases,  supplements,  refundings,  restructurings,  replacements or
         refinancings  thereof,  provided  that  such  amendments,  modifications,   restatements,  renewals,  increases,  supplements,
         refundings,  restructurings,  replacements or  refinancings  are no more  restrictive,  taken as a whole (as determined in the good faith judgment of the Company's Board of Directors),  with respect to such dividend and other payment  restrictions  than those contained in such Existing Indebtedness as in effect on the date hereof;

(2)               this Indenture, the Notes and the Guarantees;

(3)               any applicable law, rule, regulation or order;

(4)               any instrument of a Person acquired by the Company or any of its Restricted  Subsidiaries as in effect at the time of such  acquisition  (except  to the  extent  incurred  in  connection  with or in  contemplation  of such  acquisition),  which encumbrance  or  restriction  is not  applicable  to any Person,  or the  properties  or assets of any Person,  other than the
         Person,  or the property or assets of the Person, so acquired,  provided that, in the case of Indebtedness,  such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)               customary  non-assignment  provisions in leases entered into in the ordinary  course of business and consistent  with past practices;

(6)               purchase money obligations for property  acquired in the ordinary course of business that impose  restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7)               Permitted Refinancing  Indebtedness,  provided that the material  restrictions  contained in the agreements governing such  Permitted  Refinancing  Indebtedness  are no more  restrictive,  in the good faith  judgment of the  Company's  Board of
         Directors,  taken as a whole, to the Holders of Notes than those contained in the agreements  governing the Indebtedness being refinanced;

(8)               Liens  permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)               contracts for the sale of assets,  including without limitation  customary  restrictions with respect to a Subsidiary pursuant to an agreement  that has been entered into for the sale or disposition  of all or  substantially  all of the Capital
         Stock  or  assets  of such  Subsidiary  which  limitation  is only  applicable  to the  assets  that are the  subject  of such agreements; and

(10)              restrictions  on cash or other  deposits  or net worth  imposed by  customers  under  contracts  entered  into in the ordinary course of business.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)               The Company will not, and will not permit any of its Restricted  Subsidiaries  to,  directly or  indirectly,  create, incur,  issue,  assume,  guarantee or otherwise  become  directly or indirectly  liable,  contingently  or  otherwise,  with respect to
(collectively,  "incur") any Indebtedness  (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted  Subsidiaries to issue any shares of preferred stock;  provided,  however,  that the Company or any of the
Guarantors may incur  Indebtedness  (including  Acquired Debt) or issue Disqualified Stock and the Guarantors may issue preferred stock if the Fixed Charge  Coverage  Ratio for the  Company's  most recently  ended four full fiscal  quarters for which  internal  financial statements  are  available to  management  immediately  preceding the date on which such  additional  Indebtedness  is incurred or such
Disqualified  Stock or preferred  stock is issued would have been at least 2.25 to 1 determined  on a pro forma basis  (including a pro forma application of the net proceeds  therefrom),  as if the additional  Indebtedness had been incurred,  or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)               The  provisions of Section  4.09(a) will not prohibit the  incurrence of any of the following  items of  Indebtedness
(collectively, "Permitted Debt"):

(1)               the  incurrence  by the Company of  additional  Indebtedness  and letters of credit  under  Credit  Facilities  in an aggregate  principal amount at any one time  outstanding  under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential  liability of the Company and its Restricted  Subsidiaries  thereunder) not to exceed the greater of (x) $40.0 million or (y) the amount of the Borrowing  Base as of the date of such  incurrence;  provided that the aggregate principal amount at any one time outstanding under this clause (1) may not exceed $60.0 million;

(2)               the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3)               the  incurrence by the Company and the Guarantors of  Indebtedness  represented by the Notes and the Guarantees to be issued on the date hereof and the Exchange Notes and the related  Guarantees to be issued pursuant to the Registration  Rights
         Agreement;

(4)               the  incurrence by the Company or any of its Restricted  Subsidiaries  of  Indebtedness  represented by Capital Lease
         Obligations,  mortgage  financings or purchase  money  obligations,  in each case incurred for the purpose of financing all or any part of the purchase price or cost of  construction  or  improvement of property,  plant or equipment used in the business of the  Company or such  Restricted  Subsidiary  (whether  through the direct  purchase of assets or the Capital  Stock of any
         Person owning such  Assets),  in an aggregate  principal  amount or accreted  value,  as  applicable,  including all Permitted
         Refinancing  Indebtedness  issued to refund,  replace or refinance any Indebtedness  incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

(5)               the  incurrence  by the Company or any of its  Restricted  Subsidiaries  of  Permitted  Refinancing  Indebtedness  in
         exchange  for,  or the net  proceeds  of which  are  used to  refund,  refinance,  replace,  purchase,  defease  or  discharge
         Indebtedness  that was permitted by this  Indenture to be incurred  under Section  4.09(a) hereof or clauses (2), (3), (4) and
         (12) of this Section 4.09(b);

(6)               the incurrence by the Company or any of its Restricted  Subsidiaries  of intercompany  Indebtedness  between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)               if the  Company  or any  Guarantor  is the  obligor  on  such  Indebtedness,  such  Indebtedness  must  be  expressly subordinated  to the prior payment in full in cash of all  Obligations  with respect to the Notes, in the case of the
                  Company, or the Guarantee of such Guarantor, in the case of a Guarantor; and

(B)               (i) any subsequent  issuance or transfer of Equity  Interests that results in any such  Indebtedness  being held by a
                  Person other than the Company or a Restricted  Subsidiary  of the Company and (ii) any sale or other  transfer of any such  Indebtedness  to a Person that is not either the Company or a  Restricted  Subsidiary  of the Company  shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted  Subsidiary, as the case may be;

(7)               the  incurrence  by the Company or its  Restricted  Subsidiaries  of Hedging  Obligations  in the ordinary  course of business and not for speculative purposes;

(8)               the Guarantee by the Company or any of its Restricted  Subsidiaries  of  Indebtedness  of the Company or a Restricted
         Subsidiary  of the Company that was  permitted  to be incurred by another  provision of this  covenant,  provided  that if the
         Indebtedness  being guaranteed is subordinated to the Notes or any Guarantee,  then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(9)               the incurrence by the Company's Unrestricted  Subsidiaries of Non-Recourse Debt; provided,  however, that if any such
         Indebtedness  ceases to be  Non-Recourse  Debt of an  Unrestricted  Subsidiary,  such event shall be deemed to  constitute  an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

(10)              Indebtedness incurred by the Company or any of its Restricted  Subsidiaries  constituting  reimbursement  obligations with respect to letters of credit  issued in the ordinary  course of business,  including  without  limitation,  to letters of credit in respect to workers'  compensation  claims or  self-insurance,  or other  Indebtedness  with respect to reimbursement type obligations  regarding workers' compensation claims;  provided,  however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11)              obligations  in respect of  performance  and surety bonds and  completion  guarantees  provided by the Company or any
         Restricted Subsidiary in the ordinary course of business; and

(12)              the  incurrence  by the Company or any of its  Restricted  Subsidiaries  of  additional  Indebtedness,  including all
         Permitted Refinancing  Indebtedness incurred to refund,  refinance or replace any other Indebtedness incurred pursuant to this clause (12), not to exceed $10.0 million.

         The Company will not incur, and will not permit any Guarantor to incur, any  Indebtedness  (including  Permitted Debt) that is contractually  subordinated in right of payment to any other  Indebtedness of the Company or such Guarantor unless such Indebtedness is also  contractually  subordinated  in right of payment to the Notes and the  applicable  Guarantee on  substantially  identical  terms;
provided,  however,  that no  Indebtedness  of the Company will be deemed to be  contractually  subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

         For purposes of determining  compliance with this Section 4.09, in the event that an item of proposed  Indebtedness  meets the criteria of more than one of the  categories  of  Permitted  Debt  described  in clauses  (1)  through  (12) above or is entitled to be incurred  pursuant to Section  4.09(a)  hereof,  the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.  In addition,  the Company may, at any time,  change the  classification  of an item of  Indebtedness  (or any portion  thereof)  to any other  clause or to Section  4.09(a)  provided  that the  Company  would be permitted to incur such item of Indebtedness  (or portion  thereof)  pursuant to such other clause or Section  4.09(a)  hereof,  as the case may be, at such time of  reclassification.  The accrual of interest,  the accretion or  amortization  of original issue  discount, the payment of interest on any  Indebtedness in the form of additional  Indebtedness  with the same terms, and the payment of dividends on Disqualified  Stock in the form of additional shares of the same class of Disqualified  Stock will not be deemed to be an incurrence of  Indebtedness  or an issuance of  Disqualified  Stock for purposes of this covenant;  provided,  in each such case,  that the amount thereof is included in Fixed  Charges of the Company as accrued.  Notwithstanding  any other  provision of this  covenant,  the maximum amount of  Indebtedness  that the Company or any  Restricted  Subsidiary  may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         The amount of any Indebtedness outstanding as of any date will be:

(1)               the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)               the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)               the Fair Market Value of such asset at the date of determination, and

(B)               the amount of the Indebtedness of the other Person.

Section 4.10      Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)               the Company (or the Restricted Subsidiary,  as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)               at least 85% of the consideration  therefor  received by the Company or such Restricted  Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following shall be deemed to be cash:

(A)               any liabilities (as shown on the Company's or the Restricted  Subsidiary's  most recent balance sheet) of the Company or any Restricted  Subsidiary that are assumed by the transferee of any such assets pursuant to a customary  novation agreement that releases the Company or such Restricted  Subsidiary from further  liability  (except  liabilities that are by their terms subordinated to the Notes or any Guarantee);

(B)               any  securities,  notes or other  obligations  received by the Company or any such  Restricted  Subsidiary  from such transferee that are converted by the Company or such Restricted  Subsidiary into cash or Cash  Equivalents  within 90 days  after  the  closing  of such  Asset  Sale (to the  extent  of the  cash or Cash  Equivalents  received  in that conversion); and

(C)               any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.10; and

(3)               in the case of a sale or other  disposition of Note Priority Lien  Collateral,  the Trustee is immediately  granted a perfected first priority  security  interest  (subject to Permitted Prior Liens) in the Net Proceeds  therefor received by the
         Company or such Restricted  Subsidiary as additional Note Priority Lien Collateral under the Security  Documents to secure the
         Notes and the Net Proceeds are  deposited in the Asset Sales  Proceeds  Account or paid  directly to the Trustee to be held in trust and applied by the Company as permitted under this Indenture.

The 85% limitation  referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash  Equivalents  portion of the  consideration  received  therefrom,  determined in accordance  with the  preceding  proviso,  is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 85% limitation.

         Within  365 days  after  the  receipt  of any Net  Proceeds  from an  Asset  Sale,  other  than a sale of Note  Priority  Lien
Collateral, the Company or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

(1)               to repay or repurchase Indebtedness and other Obligations under a Credit Facility and to correspondingly  permanently reduce the commitments with respect thereto;

(2)               to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business,  if, after giving effect to any such  acquisition of Capital Stock, the Permitted  Business is or becomes a Restricted  Subsidiary of the
         Company;

(3)               to make capital expenditures in a Permitted Business; or

(4)               to  acquire  other  assets  that are not  classified  as current  assets  under GAAP and that are used or useful in a
         Permitted Business.

Pending the final  application  of any such Net  Proceeds,  the Company may  temporarily  reduce  revolving  Indebtedness  under Credit
Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales,  other than a sale of Note Priority  Lien  Collateral,  that are not applied or invested as provided in the preceding  paragraph will constitute  Excess  Proceeds.  When the aggregate amount of Excess Proceeds from Asset Sales, other than a sale of Note  Priority  Lien  Collateral,  exceeds  $10.0  million,  the Company  will be required to make an offer to all
Holders of Notes and to all holders of other  Indebtedness  that ranks equally with the Notes  containing  provisions  similar to those set forth  herein  with  respect to offers to  purchase or redeem  with the  proceeds  from sales of assets (an "Asset Sale  Offer") to purchase  the  maximum  principal  amount of Notes and such other pari passu  Indebtedness  that may be  purchased  out of such  Excess
Proceeds.  The offer  price in any Asset Sale Offer will be equal to 100% of  principal  amount at  maturity  plus  accrued  and unpaid interest and Additional  Interest,  if any, to the date of purchase,  and will be payable in cash. If any such Excess  Proceeds  remain after  consummation  of an Asset Sale  Offer,  the Company may use such Excess  Proceeds  for general  corporate  purposes or any other purpose not prohibited by this Indenture.  If the aggregate  principal amount of Notes and such other pari passu Indebtedness  tendered into such Asset Sale Offer  exceeds the amount of such Excess  Proceeds,  the Trustee  shall select the Notes and such other pari passu
Indebtedness  to be  purchased  on a pro rata basis  based on the  principal  amount of Notes and such  other  pari passu  Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         Within 60 days after the receipt of any Net Proceeds  from an Asset Sale  constituting  Note  Priority  Lien  Collateral,  the
Company will be required to make an Asset Sale Offer to purchase  the maximum  principal  amount of Notes that may be purchased  out of such Net  Proceeds.  The offer price in any such Asset Sale Offer will be equal to 102% of  principal  amount at maturity  plus accrued and unpaid  interest and Additional  Interest,  if any, to the date of purchase,  and will be payable in cash. If any such Net Proceeds remain after  consummation of any such Asset Sale Offer,  the Company may use such Net Proceeds for general  corporate  purposes or any other  purpose not  prohibited  by this  Indenture,  free and clear of all Liens  created by any Security  Documents.  If the aggregate principal  amount of Notes  tendered into such Asset Sale Offer  exceeds the amount of such Net Proceeds,  the Trustee shall select the
Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered.

         The  Company  will  comply  with the  requirements  of Rule 14e-1 under the  Exchange  Act and any other  securities  laws and regulations  thereunder to the extent such laws and  regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent  that the  provisions  of any  securities  laws or  regulations  conflict  with the  provisions  of
Sections 3.09 or 4.10 of this  Indenture,  the Company will comply with the applicable  securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

Section 4.11      Transactions with Affiliates.

(a)               The  Company  will not,  and will not permit any of its  Restricted  Subsidiaries  to,  make any payment to, or sell, lease,  transfer or otherwise  dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any  transaction,  contract,  agreement,  understanding,  loan,  advance or  guarantee  with,  or for the benefit of, any
Affiliate (each, an "Affiliate Transaction"), unless:

(1)               such  Affiliate  Transaction  is on terms  that are no less  favorable  to the  Company  or the  relevant  Restricted
         Subsidiary than those that would have been obtained in a comparable  transaction by the Company or such Restricted  Subsidiary with an unrelated Person; and

(2)               the Company delivers to the Trustee:

(A)               with  respect  to any  Affiliate  Transaction  or  series  of  related  Affiliate  Transactions  involving  aggregate consideration  in  excess  of $2.0  million,  a  resolution  of the  Board of  Directors  set  forth in an  Officers'
                  Certificate  certifying  that such  Affiliate  Transaction  complies  with  clause (1) above and that such  Affiliate
                  Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)               with  respect  to any  Affiliate  Transaction  or  series  of  related  Affiliate  Transactions  involving  aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of such Affiliate  Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)               The  following  items will not be deemed to be  Affiliate  Transactions  and,  therefore,  will not be subject to the provisions of Section 4.11(a):

(1)               customary directors' fees,  indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement  entered into by the Company or any of its Restricted  Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2)               transactions between or among the Company and/or its Restricted Subsidiaries;

(3)               Restricted Payments that are permitted by Section 4.07 hereof;

(4)               customary loans or advances to employees not to exceed $2.0 million in the aggregate at any one time outstanding;

(5)               transactions pursuant to any contract or agreement in effect on the date hereof as the same may be amended,  modified or replaced from time to time so long as any such  amendment,  modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date hereof; and

(6)               management or similar fees payable to BRS or an Affiliate  thereof pursuant to the Management  Services  Agreement as in effect on the date  hereof;  provided  that the right of BRS or an  Affiliate  to receive  cash  payments  pursuant  to the
         Management  Services  Agreement  shall be conditional  and contingent  upon the Fixed Charge  Coverage Ratio for the four most recently  ended full fiscal  quarters  for which  internal  financial  statements  are  available  to  management  immediately preceding  any payment date being at least 2.0 to 1 (provided  that any payments to which BRS or an Affiliate  has no right to receive shall be paid in cash only at the time, if any,  such  payments are  permitted  pursuant to the Fixed Charge  Coverage
         Ratio test above).

Section 4.12      Liens.

         The Company will not, and will not permit any of its Restricted  Subsidiaries to create,  incur, assume or suffer to exist any
Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13      Business Activities.

         The  Company  will not,  and will not permit any  Restricted  Subsidiary  to,  engage in any  business  other than a Permitted
Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14      Corporate Existence.

         Subject to Article 5 hereof,  the Company  shall do or cause to be done all things  reasonably  necessary to preserve and keep in full force and effect:

(1)               its  corporate  existence,  and the  corporate,  partnership  or  other  existence  of each of its  Subsidiaries,  in accordance with the respective  organizational  documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)               the rights (charter and statutory),  licenses and franchises of the Company and its Subsidiaries;  provided, however, that the Company shall not be required to preserve any such right,  license or franchise,  or the  corporate,  partnership  or other existence of any of its  Subsidiaries,  if the Board of Directors shall  determine that the  preservation  thereof is no longer  desirable  in the conduct of the  business of the Company and its  Subsidiaries,  taken as a whole,  and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Offer to Repurchase Upon Change of Control.

(a)               Upon the  occurrence  of a Change of Control,  the Company  will make an offer (a "Change of Control  Offer") to each
Holder to repurchase  all or any part (equal to $1,000 or an integral  multiple of $1,000) of each Holder's  Notes at a purchase  price equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest and Additional  Interest,  if any, on the Notes  repurchased,  if any, to the date of purchase,  subject to the rights of Holders of Notes on the relevant  record date to receive interest due on the relevant  interest payment date (the "Change of Control  Payment").  Within 60 days following any Change of
Control,  the Company will mail a notice to each Holder  describing  the  transaction  or  transactions  that  constitute the Change of
Control and stating:

(1)               that the Change of Control  Offer is being made  pursuant to this  Section 4.15 and that all Notes  tendered  will be accepted for payment;

(2)               the purchase price and the purchase  date,  which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

(3)               that any Note not tendered will continue to accrue interest;

(4)               that,  unless the Company  defaults in the payment of the Change of Control  Payment,  all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)               that  Holders  electing  to have any Notes  purchased  pursuant  to a Change of  Control  Offer will be  required  to surrender  the Notes,  with the form  entitled  "Option  of Holder to Elect  Purchase"  attached  to the Notes  completed,  or transfer by  book-entry  transfer,  to the Paying Agent at the address  specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)               that Holders will be entitled to withdraw  their election if the Paying Agent  receives,  not later than the close of business on the second Business Day preceding the Change of Control  Payment Date, a facsimile  transmission or letter setting forth the name of the Holder,  the  principal  amount of Notes  delivered for  purchase,  and a statement  that such Holder is withdrawing his election to have the Notes purchased; and

(7)               that Holders whose Notes are being  purchased only in part will be issued new Notes equal in principal  amount to the unpurchased  portion of the Notes  surrendered,  which  unpurchased  portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The  Company  will  comply  with the  requirements  of Rule 14e-1 under the  Exchange  Act and any other  securities  laws and regulations  thereunder to the extent those laws and  regulations  are  applicable in connection  with the repurchase of the Notes as a result of a Change in Control.  To the extent that the  provisions of any securities  laws or regulations  conflict with the provisions of Sections 3.09 or 4.15 of this  Indenture,  the Company will comply with the applicable  securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such compliance.

(b)               On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)               accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)               deposit with the Paying  Agent an amount  equal to the Change of Control  Payment in respect of all Notes or portions of Notes properly tendered; and

(3)               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers'  Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes  properly  tendered the Change of Control  Payment for such Notes, and the Trustee  will  promptly  authenticate  and mail (or cause to be  transferred  by book entry) to each Holder a new Note equal in principal amount to any unpurchased  portion of the Notes  surrendered,  if any. The Company will publicly  announce the results of the
Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)               Notwithstanding  anything to the contrary in this Section 4.15,  the Company will not be required to make a Change of
Control  Offer  upon a Change of Control  if (1) a third  party  makes the  Change of  Control  Offer in the  manner,  at the times and otherwise in compliance  with the  requirements  set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not  withdrawn  under the Change of Control  Offer,  or (2) notice of redemption  has been given  pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16      Capital Expenditures.

         The  Company  will not,  and will not  permit  any of its  Restricted  Subsidiaries  to,  make or  commit to make any  Capital
Expenditure,  except (a) Capital Expenditures of the Company and its Restricted  Subsidiaries not exceeding $10.0 million in any fiscal year (with up to $5.0 million of unused  amounts in any fiscal year being carried over for  expenditure in the next  succeeding  fiscal year) and (b) Capital  Expenditures  made with the Net Proceeds of Asset  Sales;  provided  that the Company has complied  with Section
4.10 hereof.  Notwithstanding  the foregoing,  if on any date following the date hereof,  the Consolidated Cash Flow of the Company and its Restricted  Subsidiaries  for any fiscal year exceeds $50.0 million,  then,  beginning on that day and subject to the provisions of the  following  sentence,  the  restriction  on  Capital  Expenditures  set forth  above  will no longer be  applicable  to the  Notes.
Notwithstanding the foregoing,  if the Consolidated Cash Flow of the Company and its Restricted  Subsidiaries for any subsequent fiscal year is less than $50.0 million,  the foregoing  restriction on Capital  Expenditures  will be  reinstituted  as of and from the end of such fiscal year.

Section 4.17      Off-Balance Sheet Transactions.

         The  Company  will  not,  and will  not  permit  any of its  Restricted  Subsidiaries,  to  engage  in any  Off-Balance  Sheet
Transactions.

Section 4.18      No Amendment of Subordination Provisions in Existing Subordinated Notes.

         Without the consent of the Holders of at least a majority in aggregate  principal  amount of the Notes then  outstanding,  the
Company will not amend, modify or alter the Subordinated Note Indenture in any way to:

(1)               increase the principal  of,  advance the final  maturity date of or shorten the Weighted  Average Life to Maturity of any Subordinated Notes;

(2)               alter the  redemption  dates of, or increase  the price at which the Company is  required to offer to  purchase,  any
         Subordinated Notes; or

(3)               amend the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination).

Section 4.19      Limitation on Sale and Leaseback Transactions.

         The  Company  will  not,  and will not  permit  any of its  Restricted  Subsidiaries  to,  enter  into any sale and  leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)               the  Company  or such  Restricted  Subsidiary  could  have  (a)  incurred  Indebtedness  in an  amount  equal  to the
         Attributable Debt relating to such sale and leaseback  transaction  pursuant to Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2)               the gross cash  proceeds of that sale and  leaseback  transaction  are at least equal to the Fair  Market  Value,  as determined  in good faith by the Board of Directors  and set forth in an Officers'  Certificate  delivered to the Trustee,  of the property that is the subject of such sale and leaseback transaction; and

(3)               the transfer of assets in such sale and leaseback  transaction  is permitted  by, and the Company or such  Restricted
         Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.20      Additional Note Guarantees.

         If the Company  shall acquire or create a Domestic  Restricted  Subsidiary  after the date hereof or if any  Subsidiary of the
Company becomes a Domestic  Restricted  Subsidiary of the Company after the date hereof,  then such newly acquired or created  Domestic
Restricted  Subsidiary shall become a Guarantor and execute a supplemental  indenture and deliver an Opinion of Counsel,  in accordance with the terms of this Indenture.  The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.21      Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any  Restricted  Subsidiary  that is not a Significant  Subsidiary to be an  Unrestricted
Subsidiary if that  designation  would not cause a Default.  If a Restricted  Subsidiary is designated as an  Unrestricted  Subsidiary, all  outstanding  Investments  owned by the  Company  and its  Restricted  Subsidiaries  (except to the  extent  repaid in cash) in the
Subsidiary  so designated  will be deemed to be Restricted  Payments at the time of such  designation  (to the extent not  designated a
Permitted  Investment) and will reduce the amount  available for Restricted  Payments under Section 4.07 hereof.  All such  outstanding
Investments  will be valued at their Fair Market Value at the time of such  designation,  as  determined  in good faith by the Board of
Directors.  That designation  will only be permitted if such Restricted  Payment would be permitted at that time and if such Restricted
Subsidiary  otherwise meets the definition of an  Unrestricted  Subsidiary.  The Board of Directors may  redesignate  any  Unrestricted
Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

         Any designation of a Subsidiary of the Company as an  Unrestricted  Subsidiary will be evidenced to the Trustee by filing with the  Trustee a  certified  copy of the  resolutions  of the Board of  Directors  giving  effect to such  designation  and an  Officers'
Certificate  certifying that such designation  complied with the preceding  conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted  Subsidiary,  it will thereafter cease to be an  Unrestricted  Subsidiary for purposes of this Indenture and any  Indebtedness  of such  Subsidiary will be deemed to be incurred by a Restricted  Subsidiary  of the Company as of such date and, if such  Indebtedness  is not  permitted to be incurred as of such date by Section 4.09 hereof,  the Company  will be in default of such  covenant.  The Board of Directors of the Company may at any time  designate any  Unrestricted  Subsidiary to be a Restricted  Subsidiary;  provided that such  designation  will be deemed to be an incurrence of Indebtedness by a Restricted  Subsidiary of the Company of any outstanding  Indebtedness of such Unrestricted  Subsidiary and such  designation  will only be permitted if (1) such  Indebtedness is permitted by Section 4.09 hereof,  calculated on a pro forma basis as if such  designation  had  occurred at the  beginning of the  four-quarter  reference  period;  and (2) no Default or Event of
Default would be in existence following such designation.

Section 4.22      Further Assurances Regarding Collateral.

         The Company and the Guarantors  shall execute,  acknowledge  and deliver the following  Note Security  Documents,  in form and substance reasonably satisfactory to the Initial Purchaser, the Trustee and the Company, within 45 days of the date of this Indenture:

(1)               mortgages covering all real property required to secure the Notes;

(2)               title  insurance  and surveys with respect to all real  property  required to secure the Notes,  subject to customary exceptions;

(3)               UCC-1 financing statement with respect to any fixtures;

(4)               UCC-3 termination statements releasing all Liens on the Collateral, except Permitted Liens;

(5)               a Control  Agreement  covering  any Asset  Sales  Proceeds  Account  and  securities  account of the  Company and the
         Guarantors;

(6)               a certificate of insurance naming the Trustee, on behalf of the Holders of the Notes, as a loss payee;

(7)               an assignment of business interruption insurance; and

(8)               any third party waivers and consents from landlords  and/or lessors  required to be delivered by the Credit Agreement
         Agent under the Credit  Agreement;  provided that any failure to deliver such waivers and consent shall constitute an Event of
         Default only in the event that the Credit Agreement Agent declares an Event of Default under the Credit Agreement.

In addition,  at any time and from time to time, the Company shall,  and shall cause each of its  Subsidiaries  to,  promptly  execute, acknowledge  and deliver such other Note  Security  Documents,  instruments,  certificates,  notices and other  documents and take such other  actions as are  necessary or as the Trustee may  reasonably  request to create,  perfect,  protect,  assure or enforce the Liens securing Note  Obligations  and benefits  intended to be conferred as  contemplated by this Indenture for the benefit of the holders of
Note  Obligations.  In connection  with  delivering  such Note Security  Documents,  the Company and the  Subsidiaries  shall cause its counsel to deliver such opinions, in form and substance reasonably satisfactory to the Trustee, as the Trustee may reasonably request.

         Notwithstanding any provision in the Indenture to the contrary,  failure by the Company or any of its Restricted  Subsidiaries
for 15 days after notice from the Trustee or Holders of at least 25% in principal  amount of the Notes then  outstanding to comply with this Section 4.22 shall constitute an Event of Deafult.

ARTICLE 5.
                                                              SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

         The  Company  shall not  consolidate  or merge with or into  another  Person  (whether  or not the  Company  is the  surviving corporation) or sell,  assign,  transfer,  convey or otherwise  dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

(1)               either:  (a)  the  Company  is the  surviving  corporation;  or (b)  the  Person  formed  by or  surviving  any  such consolidation  or merger  (if other  than the  Company)  or to which  such sale,  assignment,  transfer,  conveyance  or other disposition  shall have been made is a  corporation  organized  or  existing  under the laws of the United  States,  any state thereof or the District of Columbia;

(2)               the entity or Person  formed by or  surviving  any such  consolidation  or merger (if other than the  Company) or the entity or Person to which such sale,  assignment,  transfer,  conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture,  the Registration  Rights Agreement and the Security Documents
         in a supplemental indenture reasonably satisfactory to the Trustee;

(3)               immediately after such transaction no Default or Event of Default exists; and

(4)               the  Company or the  entity or Person  formed by or  surviving  any such  consolidation  or merger (if other than the
         Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

(A)               will,  after giving pro forma effect thereto as if such  transaction  had occurred at the beginning of the applicable four-quarter  period,  be permitted to incur at least $1.00 of additional  Indebtedness  pursuant to the Fixed Charge
                  Coverage Ratio test set forth in paragraph (a) of Section 4.09 hereof; or

(B)               would (together with its Restricted  Subsidiaries)  have a higher Fixed Charge Coverage Ratio  immediately after such transaction  (after  giving pro forma effect  thereto as if such  transaction  had  occurred at the  beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Company and its subsidiaries  immediately prior to the transaction.

         The preceding  clause (4) will not prohibit a merger between the Company and a Restricted  Subsidiary so long as the amount of
Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

         In addition,  the Company may not, directly or indirectly,  lease all or substantially all of its properties or assets, in one or more related  transactions,  to any other Person.  This Section 5.01 will not apply to (a) a merger of the Company with an Affiliate solely for the purpose of  reincorporating  the Company in another  jurisdiction  or (b) a sale,  assignment,  transfer,  conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.02      Successor Corporation Substituted.

         Upon any  consolidation  or merger,  or any sale,  assignment,  transfer,  lease,  conveyance or other  disposition  of all or substantially  all of the assets of the Company in a transaction  that is subject to, and that complies with the provisions of, Section
5.01  hereof,  the  successor  corporation  formed by such  consolidation  or into or with which the Company is merged or to which such sale, assignment,  transfer,  lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such  consolidation,  merger,  sale,  lease,  conveyance  or other  disposition,  the  provisions  of this  Indenture referring to the "Company" shall refer instead to the successor  corporation and not to the Company),  and may exercise every right and power of the Company  under this  Indenture  with the same  effect as if such  successor  Person had been named as the Company  herein;
provided,  however,  that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the
Notes except in the case of a sale of all of the  Company's  assets in a  transaction  that is subject to, and that  complies  with the provisions of, Section 5.01 hereof.

ARTICLE 6.
                                                         DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

(1)               default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2)               default in the payment when due of the principal of or premium, if any, on the Notes;

(3)               failure by the Company to comply with Section 4.10, 4.15 or 5.1 hereof;

(4)               failure by the Company for 60 days after  notice from the Trustee or Holders of at least 25% in  principal  amount of the Notes then  outstanding  to comply  with  Section  4.07,  4.09 or any other  covenant,  representation,  warranty or other agreement in this Indenture or the Notes;

(5)               default under any mortgage,  indenture or instrument under which there may be issued or by which there may be secured or evidenced any  Indebtedness  for money  borrowed by the Company or any of its  Restricted  Subsidiaries  (or the payment of which is guaranteed by the Company or any of its Restricted  Subsidiaries)  whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if that default:

(A)               is caused by a failure to pay principal on such Indebtedness at final maturity (a "Payment Default"); or

(B)               results in the acceleration of such Indebtedness prior to its express maturity,

                  and, in each case, the principal  amount of any such  Indebtedness,  together with the principal  amount of any other such  Indebtedness  under which there has been a Payment  Default or the  maturity of which has been so  accelerated, aggregates $7.5 million or more;

(6)               failure by the Company or any of its Restricted  Subsidiaries  to pay final  judgments  aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)               breach by the Company,  any of its Restricted  Subsidiaries  or any other Obligor of any material  representation  or warranty or agreement in the Security  Documents,  the repudiation by the Company,  any of its Restricted  Subsidiaries or any
         other Obligor of any of their respective  obligations  under the Security  Documents or the  unenforceability  of the Security
         Documents against the Company, any of its Restricted Subsidiaries or any other Obligor for any reason;

(8)               except as permitted by this Indenture,  any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid  or shall  cease for any  reason  to be in full  force  and  effect  or any  Guarantor  shall  deny or  disaffirm  its obligations under its Guarantee; and

(9)               the  Company or any of its  Restricted  Subsidiaries  that is a  Significant  Subsidiary  or any group of  Restricted
         Subsidiaries  of the Company  that,  taken  together,  would  constitute a  Significant  Subsidiary  pursuant to or within the meaning of Bankruptcy Law:

(A)               commences a voluntary case,

(B)               consents to the entry of an order for relief against it in an involuntary case,

(C)               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)               makes a general assignment for the benefit of its creditors, or

(E)               generally is not paying its debts as they become due;

(10)              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)               is for relief  against the Company or any of its  Restricted  Subsidiaries  that is a  Significant  Subsidiary  in an involuntary case;

(B)               appoints a custodian of the Company or any of its  Restricted  Subsidiaries  that is a Significant  Subsidiary or any group of Restricted  Subsidiaries of the Company that, taken together,  would constitute a Significant  Subsidiary or for  all or  substantially  all of the  property  of the  Company  or any of its  Restricted  Subsidiaries  that is a
                  Significant Subsidiary; or

(C)               orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02      Acceleration.

         In the case of an Event of Default  specified  in clause (9) or (10) of Section  6.01  hereof,  with respect to the Company or any of its Restricted  Subsidiaries  that is a Significant  Subsidiary the principal  amount at maturity of all outstanding  Notes will become due and payable  immediately  without  further action or notice.  If any other Event of Default  occurs and is  continuing,  the
Trustee or the Holders of at least 25% in principal amount of the then  outstanding  Notes may declare the principal amount at maturity of all the Notes to be due and payable immediately.

         Upon any such declaration, the Notes shall become due and payable immediately.

         The Holders of a majority in aggregate  principal amount of the then  outstanding  Notes by written notice to the Trustee may, on behalf of all of the  Holders,  rescind an  acceleration  or waive any  existing  Default or Event of Default  and its  consequences hereunder,  except a  continuing  Default  or Event of Default in the  payment of  interest  or  Additional  Interest,  if any,  on the principal of, the Notes.

         In the case of any Event of Default  occurring by reason of any willful  action or inaction taken or not taken by or on behalf of  O'Sullivan  with the intention of avoiding  payment of the premium that  O'Sullivan  would have had to pay if  O'Sullivan  then had elected to redeem the notes pursuant to the optional  redemption  provisions of the indenture,  an equivalent premium shall also become and be immediately  due and payable to the extent  permitted by law upon the  acceleration  of the notes. If an Event of Default occurs prior to October 1, 2006 by reason of any willful  action (or  inaction)  taken (or not taken) by or on behalf of  O'Sullivan  with the intention of avoiding the  prohibition  on redemption  of the notes prior to October 1, 2006,  then the  Applicable  Premium shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Section 6.03      Other Remedies.

         If an Event of Default  occurs and is  continuing,  the  Trustee  may pursue any  available  remedy to collect  the payment of principal,  premium and Additional  Interest,  if any, and interest on the Notes or to enforce the  performance of any provision of the
Notes or this Indenture.

         The  Trustee  may  maintain a  proceeding  even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in  exercising  any right or remedy  accruing  upon an Event of
Default  shall not impair the right or remedy or  constitute  a waiver of or  acquiescence  in the Event of Default.  All  remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate  principal amount of the then outstanding  Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing  Default or Event of Default and its  consequences  hereunder,  except a continuing  Default or Event of Default in the payment of interest or  Additional  Interest,  if any, on the  principal  of, the Notes.
Upon any such waiver,  such  Default  shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been cured for every  purpose of this  Indenture;  but no such waiver shall extend to any  subsequent  or other  Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in principal  amount of the then outstanding  Notes may direct the time,  method and place of conducting any  proceeding  for exercising any remedy  available to the Trustee or exercising  any trust or power  conferred on it.  However,  the
Trustee  may refuse to follow any  direction  that  conflicts  with law or this  Indenture  that the Trustee  determines  may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

         Except to enforce the right to receive  payment of  principal,  premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)               such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)               Holders of at least 25% in aggregate  principal amount of the outstanding  Notes have requested the Trustee to pursue the remedy;

(3)               such  Holders  have  offered  the Trustee  security  or  indemnity  reasonably  satisfactory  to it against any loss, liability or expense;

(4)               the Trustee has not complied with such request within 60 days after the receipt  thereof and the offer of security or indemnity; and

(5)               Holders of a majority in aggregate  principal amount of the outstanding  Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         A Holder of a Note may not use this  Indenture to prejudice  the rights of another  Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding  any other  provision of this  Indenture,  the right of any Holder of a Note to receive  payment of principal, premium and  Additional  Interest,  if any,  and  interest on the Note,  on or after the  respective  due dates  expressed  in the Note
(including  in  connection  with an offer to  purchase),  or to bring  suit for the  enforcement  of any such  payment on or after such respective  dates,  shall not be impaired or affected  without the consent of such  Holder;  provided  that a Holder shall not have the right to institute any such suit for the  enforcement of payment if and to the extent that the  institution  or prosecution  thereof or the entry of judgment  therein would,  under  applicable law, result in the surrender,  impairment,  waiver or loss of the Lien of this
Indenture upon any property subject to such Lien.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default  specified in Section  6.01(1) or (2) occurs and is  continuing,  the Trustee is  authorized to recover judgment in its own name and as Trustee of an express  trust  against the Company for the whole  amount of  principal  of,  premium and
Additional  Interest,  if any, and interest  remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest  and such further  amount as shall be  sufficient  to cover the costs and expenses of  collection,  including  the  reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is  authorized  to file such proofs of claim and other  papers or  documents  as may be  necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation,  expenses,  disbursements and advances of the Trustee,  its agents and counsel) and the Holders of the Notes allowed in any judicial  proceedings relative to the Company (or any other obligor upon the Notes),  its creditors or its property and shall be entitled and  empowered to collect,  receive and  distribute any money or other  property  payable or  deliverable  on any such claims and any custodian in any such  judicial  proceeding is hereby authorized by each Holder to make such  payments to the Trustee,  and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation,  expenses,  disbursements and advances of the Trustee,  its agents and counsel,  and any other amounts due the Trustee  under Section 7.07 hereof.  To the extent that the payment of any such compensation,  expenses,  disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under  Section 7.07 hereof out of the estate in any such  proceeding,  shall be denied for any reason,  payment of the same  shall be  secured by a Lien on, and shall be paid out of, any and all  distributions,  dividends,  money,  securities  and other  properties  that the  Holders  may be  entitled  to  receive in such  proceeding  whether  in  liquidation  or under any plan of reorganization  or  arrangement  or  otherwise.  Nothing  herein  contained  shall be deemed to  authorize  the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of  reorganization,  arrangement,  adjustment or  composition  affecting the Notes or the  rights  of any  Holder,  or to  authorize  the  Trustee  to vote in  respect  of the claim of any  Holder in any such proceeding.

Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First:      to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof,  including payment of all  compensation,  expenses and  liabilities  incurred,  and all advances  made, by the Trustee and the costs and expenses of collection;

                  Second:     to Holders  of Notes for  amounts  due and  unpaid on the Notes for  principal,  premium  and  Additional
         Interest,  if any,  and  interest,  ratably,  without  preference  or priority of any kind,  according  to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                  Third:      to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the  enforcement  of any right or remedy  under this  Indenture  or in any suit  against  the  Trustee for any action taken or omitted by it as a Trustee,  a court in its  discretion  may require the filing by any party litigant in the suit of an undertaking  to pay the  costs of the  suit,  and the  court in its  discretion  may  assess  reasonable  costs,  including  reasonable attorneys' fees,  against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party  litigant.  This Section 6.11 does not apply to a suit by the  Trustee,  a suit by a Holder of a Note  pursuant to Section
6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.
                                                                TRUSTEE

Section 7.01      Duties of Trustee.

(a)               If an Event of Default has  occurred  and is  continuing,  the Trustee  will  exercise  such of the rights and powers vested in it by this  Indenture,  and use the same degree of care and skill in its exercise,  as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)               Except during the continuance of an Event of Default:

(1)               the duties of the Trustee will be determined solely by the express  provisions of this Indenture and the Trustee need perform  only those  duties that are  specifically  set forth in this  Indenture  and no others,  and no implied  covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on its part,  the Trustee may  conclusively  rely, as to the truth of the  statements and the correctness of the opinions  expressed  therein,  upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However,  the Trustee will examine the certificates and opinions to determine  whether or not they conform to the requirements of this Indenture.

(c)               The Trustee may not be relieved from liabilities for its own negligent  action,  its own negligent failure to act, or its own willful misconduct, except that:

(1)               this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)               the Trustee will not be liable for any error of judgment  made in good faith by a Responsible  Officer,  unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance  with a direction received by it pursuant to Section 6.05 hereof.

(d)               Whether or not therein  expressly  so provided,  every  provision  of this  Indenture  that in any way relates to the
Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)               No provision of this Indenture  will require the Trustee to expend or risk its own funds or incur any liability.  The
Trustee  will be under no  obligation  to exercise  any of its rights and powers  under this  Indenture  at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)               The Trustee  will not be liable for  interest on any money  received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

(a)               The  Trustee  may  conclusively  rely upon any  document  believed  by it to be  genuine  and to have been  signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)               Before the Trustee acts or refrains from acting, it may require an Officers'  Certificate or an Opinion of Counsel or
both.  The  Trustee  will  not be  liable  for any  action  it takes or omits  to take in good  faith  in  reliance  on such  Officers'
Certificate  or Opinion of  Counsel.  The Trustee may  consult  with  counsel and the advice of such  counsel or any Opinion of Counsel will be full and  complete  authorization  and  protection  from  liability in respect of any action  taken,  suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)               The Trustee may execute any of the trusts or powers  hereunder or perform any duties  hereunder either directly or by or through  agents,  attorneys or independent  contractors and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

(d)               The  Trustee  will not be  liable  for any  action it takes or omits to take in good  faith  that it  believes  to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)               Unless otherwise specifically provided in this Indenture,  any demand, request,  direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)               The Trustee will be under no  obligation  to exercise any of the rights or powers  vested in it by this  Indenture at the request or direction  of any of the Holders  unless such  Holders  have  offered to the Trustee  security or  indemnity  reasonably satisfactory  to it against  the costs,  expenses  and  liabilities  that might be incurred by it in  compliance  with such  request or direction.

(g)               The  Trustee  will not be bound  to make any  investigation  into the  facts or  matters  stated  in any  resolution, certificate,  statement,  instrument,  opinion,  report,  notice,  request,  direction,  consent,  order, bond, debenture,  note, other evidence  of  indebtedness,  or other  paper or  document,  but the  Trustee,  in its  discretion,  may make such  further  inquiry  or investigation  into such facts or matters as it may see fit,  and, if the  Trustee  shall  determine  to make such  further  inquiry or investigation,  it will be entitled to examine the books,  records, and premises of the Company,  personally or by agent or attorney at the sole cost of the Company and shall incur no additional liability of any kind by reason of such inquiry or investigation.

(h)               The Trustee  shall not be deemed to have notice of any Default or Event of Default  unless a  Responsible  Officer of the  Trustee  has actual  knowledge  thereof or unless  written  notice of any event which is in fact such a default is received by the
Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(i)               The rights, privileges,  protections,  immunities and benefits given to the Trustee,  including,  without limitation, its right to be  indemnified,  are extended to, and shall be enforceable  by, the Trustee in each of its capacities  hereunder,  and to each agent, custodian and other Person employed to act hereunder.

(j)               The Trustee may request  that the Issuer  deliver an Officers'  Certificate  setting  forth the names of  individuals and/or titles of officers  authorized at such time to take specified  actions pursuant to this Indenture,  which Officers'  Certificate may be signed by any person  authorized to sign an Officers'  Certificate,  including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its  individual or any other  capacity may become the owner or pledgee of Notes and may otherwise deal with the
Company or any  Affiliate  of the Company  with the same rights it would have if it were not  Trustee.  However,  in the event that the
Trustee  acquires any conflicting  interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee  (if this  Indenture  has been  qualified  under the TIA) or resign.  Any Agent may do the same with like rights and duties.
The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee will not be responsible  for and makes no  representation  as to the validity or adequacy of this Indenture or the
Notes,  it shall not be  accountable  for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the
Company's  direction  under any  provision  of this  Indenture,  it will not be  responsible  for the use or  application  of any money received by any Paying  Agent  other than the  Trustee,  and it will not be  responsible  for any  statement  or recital  herein or any statement in the Notes or any other  document in  connection  with the sale of the Notes or pursuant to this  Indenture  other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default  or Event of  Default  occurs and is  continuing  and if it is known to the  Trustee,  the  Trustee  will mail to
Holders  of Notes a notice of the  Default  or Event of  Default  within 90 days  after it  occurs.  Except in the case of a Default or
Event of Default in payment of  principal  of,  premium or  Additional  Interest,  if any,  or interest  on, any Note,  the Trustee may withhold the notice if and so long as a committee of its Responsible  Officers in good faith  determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

(a)               Within 60 days after each May 15 beginning with the May 15 following the date of this  Indenture,  and for so long as
Notes  remain  outstanding,  the Trustee  will mail to the Holders of the Notes a brief  report  dated as of such  reporting  date that complies with TIAss. 313(a)  (but if no event  described in TIAss. 313(a) has occurred  within the twelve months  preceding the reporting date, no report need be  transmitted).  The Trustee also will comply with TIAss. 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIAss. 313(c).

(b)               A copy of each  report at the time of its  mailing  to the  Holders  of Notes  will be mailed by the  Trustee  to the
Company and filed by the Trustee with the SEC and each stock  exchange on which the Notes are listed in  accordance  with TIAss. 313(d).
The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

(a)               The Company will pay to the Trustee from time to time such  compensation for its acceptance of this Indenture and all services  hereunder as the parties may agree in writing from time to time.  The Trustee's  compensation  will not be limited by any law on  compensation  of a trustee of an express  trust.  The Company will  reimburse the Trustee  promptly upon request for all reasonable disbursements,  advances and expenses  incurred or made by it in addition to the  compensation  for its  services.  Such  expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

(b)               The Company and the Guarantors will indemnify the Trustee and its  predecessor  Trustee and their  respective  agents against  any and all  losses,  liabilities,  claims,  damages or  expenses  incurred  by it arising  out of or in  connection  with the acceptance or administration  of its duties under this Indenture,  including the costs and expenses of enforcing this Indenture against the Company and the Guarantors  (including this Section 7.07) and defending itself against any claim (whether  asserted by the Company, the  Guarantors,  any Holder or any other Person) or liability in connection  with the exercise or  performance of any of its powers or duties  hereunder,  except to the extent any such loss,  liability,  claim,  damage or expense may be attributable to its negligence or willful  misconduct.  The  Trustee  will  notify the  Company  promptly  of any claim for which it may seek  indemnity.  Failure by the
Trustee to so notify the Company will not relieve the Company or any of the  Guarantors  of their  obligations  hereunder.  The Company or such Guarantor will defend the claim and the Trustee will  cooperate in the defense.  The Trustee may have separate  counsel and the
Company will pay the  reasonable  fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)               The  obligations  of the Company and the  Guarantors  under this  Section  7.07 will  survive  the  satisfaction  and discharge of this Indenture.

(d)               To secure the Company's and the  Guarantors'  payment  obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property  held or collected by the Trustee,  except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)               When the Trustee incurs expenses or renders  services after an Event of Default  specified in Section 6.01(9) or (10)
hereof  occurs,  the expenses and the  compensation  for the services  (including  the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)               The Trustee will comply with the provisions of TIAss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

(a)               A resignation or removal of the Trustee and  appointment of a successor  Trustee will become  effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

(b)               The Trustee may resign in writing at any time and be  discharged  from the trust hereby  created by so notifying  the
Company.  The Holders of a majority in  principal  amount of the then  outstanding  Notes may remove the  Trustee by so  notifying  the
Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)               the Trustee fails to comply with Section 7.10 hereof;

(2)               the Trustee is  adjudged a bankrupt or an  insolvent  or an order for relief is entered  with  respect to the Trustee under any Bankruptcy Law;

(3)               a custodian or public officer takes charge of the Trustee or its property; or

(4)               the Trustee becomes incapable of acting.

(c)               If the Trustee  resigns or is removed or if a vacancy  exists in the office of Trustee  for any  reason,  the Company will  promptly  appoint a successor  Trustee.  Within one year after the successor  Trustee takes office,  the Holders of a majority in principal  amount of the then  outstanding  Notes may appoint a successor  Trustee to replace the  successor  Trustee  appointed by the
Company.

(d)               If a successor  Trustee does not take office  within 60 days after the retiring  Trustee  resigns or is removed,  the retiring Trustee (at the Company's  expense),  the Company,  or the Holders of at least 10% in principal amount of the then outstanding
Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)               If the Trustee,  after written  request by any Holder who has been a Holder for at least six months,  fails to comply with  Section  7.10  hereof,  such  Holder may  petition  any court of  competent  jurisdiction  for the removal of the Trustee and the appointment of a successor Trustee.

(f)               A  successor  Trustee  will  deliver a written  acceptance  of its  appointment  to the  retiring  Trustee and to the
Company.  Thereupon,  the resignation or removal of the retiring  Trustee will become  effective,  and the successor  Trustee will have all the rights,  powers and duties of the Trustee under this Indenture.  The successor  Trustee will mail a notice of its succession to
Holders.  The retiring Trustee will promptly  transfer all property held by it as Trustee to the successor  Trustee,  provided all sums owing to the  Trustee  hereunder  have  been  paid and  subject  to the Lien  provided  for in  Section  7.07  hereof.  Notwithstanding replacement  of the Trustee  pursuant to this Section 7.08, the Company's  obligations  under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee  consolidates,  merges or converts into, or transfers all or substantially  all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee  hereunder  that is a  corporation  organized  and doing  business  under the laws of the
United  States of America or of any state thereof that is  authorized  under such laws to exercise  corporate  trustee  power,  that is subject to supervision or examination  by federal or state  authorities  and that has a combined  capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

         This  Indenture  will always have a Trustee who satisfies the  requirements  of TIAss. 310(a)(1),  (2) and (5). The Trustee is
subject to TIAss. 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

         The  Trustee is subject to TIAss. 311(a),  excluding  any  creditor  relationship  listed in TIAss. 311(b).  A Trustee who has resigned or been removed shall be subject to TIAss. 311(a) to the extent indicated therein.

ARTICLE 8.
                                               LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors  evidenced  by a  resolution  set forth in an Officers'  Certificate, and at any time,  elect to have  either  Section  8.02 or 8.03  hereof be applied to all  outstanding  Notes upon  compliance  with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Company's  exercise under Section 8.01 hereof of the option  applicable to this Section 8.02, the Company and each of the  Guarantors  will,  subject  to the  satisfaction  of the  conditions  set forth in  Section  8.04  hereof,  be deemed to have been discharged from their  obligations  with respect to all outstanding  Notes  (including the Note  Guarantees) on the date the conditions set forth below are satisfied  (hereinafter,  "Legal  Defeasance").  For this purpose,  Legal Defeasance means that the Company and the
Guarantors  will be deemed to have paid and discharged the entire  Indebtedness  represented by the  outstanding  Notes  (including the
Note  Guarantees),  which will  thereafter  be deemed to be  "outstanding"  only for the  purposes of Section 8.05 hereof and the other
Sections of this  Indenture  referred to in clauses (a) and (b) below,  and to have  satisfied all their other  obligations  under such
Notes,  the Note Guarantees and this Indenture (and the Trustee,  on demand of and at the expense of the Company,  shall execute proper instruments  acknowledging the same), except for the following  provisions which will survive until otherwise  terminated or discharged hereunder:

(a)               the rights of Holders of  outstanding  Notes to receive  payments  in respect of the  principal  of, or  interest  or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred in Section 8.04 hereof;

(b)               the Company's obligations with respect to the Notes under Article 2 and Section 4.02 hereof;

(c)               the rights,  powers,  trusts,  duties and  immunities  of the Trustee,  and the Company's  obligations  in connection therewith; and

(d)               this Article 8.

         Subject to  compliance  with this Article 8, the Company may exercise its option under this Section 8.02  notwithstanding  the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Company's  exercise under Section 8.01 hereof of the option  applicable to this Section 8.03, the Company and each of the Guarantors  will,  subject to the  satisfaction of the conditions set forth in Section 8.04 hereof,  be released from each of their obligations  under the covenants  contained in Sections 4.03,  4.04,  4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16,
4.17, 4.18,  4.19, 4.20, 4.21, 4.22 and 4.23 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding  Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter,  "Covenant Defeasance"),  and the Notes will thereafter be deemed not  "outstanding"  for the purposes of any direction,  waiver,  consent or declaration or act of Holders (and the consequences  of any thereof) in connection with such covenants,  but will continue to be deemed  "outstanding"  for all other purposes hereunder (it being  understood that such Notes will not be deemed  outstanding for accounting  purposes).  For this purpose,  Covenant
Defeasance  means that, with respect to the outstanding  Notes and Note  Guarantees,  the Company and the Guarantors may omit to comply with and will have no liability in respect of any term,  condition or limitation  set forth in any such covenant,  whether  directly or indirectly,  by reason of any  reference  elsewhere  herein to any such  covenant or by reason of any reference in any such covenant to any other  provision  herein or in any other  document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof,  but, except as specified  above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected  thereby.  In addition,  upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof,  subject to the  satisfaction of the conditions set forth in Section 8.04 hereof,  Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)               the Company must irrevocably  deposit with the Trustee,  in trust, for the benefit of the Holders of the Notes,  cash in U.S. dollars,  non-callable Government Securities,  or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally  recognized firm of independent public  accountants,  to pay the principal of, or interest and premium and Additional  Interest,  if any, on the outstanding  Notes on the stated maturity or on the applicable  redemption  date, as the case may be, and the Company must specify  whether the Notes are being defeased to maturity or to a particular  redemption date;

(2)               in the case of Legal Defeasance,  the Company shall have delivered to the Trustee an Opinion of Counsel in the United
         States  reasonably  acceptable to the Trustee  confirming  that (a) the Company has received from, or there has been published by, the Internal  Revenue  Service a ruling or (b) since the date hereof,  there has been a change in the  applicable  federal income tax law, in either case to the effect that,  and based thereon such Opinion of Counsel  shall confirm that,  subject to customary  assumptions  and  exclusions,  the Holders of the  outstanding  Notes will not recognize  income,  gain or loss for federal  income tax  purposes  as a result of such  Legal  Defeasance  and will be  subject to federal  income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)               in the case of Covenant  Defeasance,  the Company  shall have  delivered  to the Trustee an Opinion of Counsel in the
         United States  reasonably  acceptable to the Trustee  confirming that,  subject to customary  assumptions and exclusions,  the
         Holders of the outstanding Notes will not recognize  income,  gain or loss for federal income tax purposes as a result of such
         Covenant  Defeasance and will be subject to federal  income tax on the same amounts,  in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)               no Default or Event of Default  shall have  occurred  and be  continuing  on the date of such  deposit  (other than a
         Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)               such Legal  Defeasance  or Covenant  Defeasance  will not result in a breach or violation of, or constitute a default under any material  agreement or instrument  (other than this Indenture) to which the Company or any of its  Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)               the  Company  must  deliver to the  Trustee an  Officers'  Certificate  stating  that the deposit was not made by the
         Company  with the intent of  preferring  the  Holders  of Notes over the other  creditors  of the  Company  with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)               the Company must  deliver to the Trustee an Officers'  Certificate  and an Opinion of Counsel,  which  opinion may be subject to customary  assumptions and exclusions,  each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof,  all money and noncallable  Government  Securities  (including the proceeds thereof) deposited with the Trustee (or other  qualifying  trustee,  collectively  for purposes of this Section 8.05, the  "Trustee")  pursuant to Section
8.04 hereof in respect of the  outstanding  Notes will be held in trust and applied by the Trustee,  in accordance  with the provisions of such Notes and this Indenture,  to the payment,  either directly or through any Paying Agent (including the Company acting as Paying
Agent) as the Trustee may  determine,  to the Holders of such Notes of all sums due and to become due thereon in respect of  principal, premium and  Additional  Interest,  if any, and interest,  but such money need not be segregated  from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee  against any tax, fee or other charge  imposed on or assessed  against the cash or  noncallable  Government  Securities  deposited  pursuant to Section 8.04 hereof or the principal  and interest  received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding  anything in this Article 8 to the contrary,  the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or  noncallable  Government  Securities  held by it as provided in Section 8.04 hereof which, in the opinion of a  nationally  recognized  firm of  independent  public  accountants  expressed  in a written  certification  thereof delivered to the Trustee (which may be the opinion  delivered under Section 8.04(1)  hereof),  are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06      Repayment to Company.

         Any money  deposited  with the  Trustee or any Paying  Agent,  or then held by the  Company,  in trust for the  payment of the principal  of,  premium or  Additional  Interest,  if any,  or interest on any Note and  remaining  unclaimed  for two years after such principal,  premium or Additional Interest,  if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged  from such trust;  and the Holder of such Note will thereafter be permitted to look only to the Company for payment  thereof,  and all liability of the Trustee or such Paying Agent with respect to such trust money,  and all liability of the Company as trustee  thereof,  will  thereupon  cease;  provided,  however,  that the Trustee or such Paying Agent, before being required to make any such  repayment,  may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal  (national  edition),  notice that such money remains  unclaimed and that, after a date specified  therein, which  will not be less than 30 days from the date of such  notification  or  publication,  any  unclaimed  balance  of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

         If the  Trustee  or Paying  Agent is unable to apply any  United  States  dollars  or  noncallable  Government  Securities  in accordance  with  Section  8.02 or 8.03  hereof,  as the case may be, by reason of any order or judgment  of any court or  governmental authority enjoining,  restraining or otherwise prohibiting such application,  then the Company's and the Guarantors'  obligations under this  Indenture and the Notes and the Note  Guarantees  will be revived and  reinstated  as though no deposit had occurred  pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying  Agent is  permitted  to apply all such money in  accordance  with
Section 8.02 or 8.03 hereof,  as the case may be;  provided,  however,  that, if the Company makes any payment of principal of, premium or  Additional  Interest,  if any, or  interest  on any Note  following  the  reinstatement  of its  obligations,  the Company  will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
                                                   AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding  Section 9.02 of this  Indenture,  the Company,  the Guarantors  and the Trustee may amend or supplement  this
Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

(1)               to cure any ambiguity, defect or inconsistency;

(2)               to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)               to  provide  for the  assumption  of the  Company's  obligations  to  Holders  of Notes  in the  case of a merger  or consolidation or the sale of all or substantially all of the Company's assets;

(4)               to make any change  that would  provide  any  additional  rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(5)               to comply with  requirements of the SEC in order to effect or maintain the  qualification of this Indenture under the
         Trust Indenture Act or to allow any Subsidiary to guarantee the Notes;

(6)               to make,  complete or confirm  any grant of  Collateral  permitted  or required  by the  Security  Documents  or this
         Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or this Indenture; or

(7)               to conform the text of this Indenture,  the Notes,  the guarantees or the Security  Documents to any provision of the
         Description of the Notes in the offering  circular,  dated  September 25, 2003,  relating to the Notes to the extent that such provision in the  Description  of the Notes was intended to be a verbatim  recitation  of a provision of this  Indenture,  the
         Notes or the guarantees.

         Upon the request of the Company  accompanied by a resolution of its Board of Directors  authorizing  the execution of any such amended or  supplemental  indenture,  and upon receipt by the Trustee of the  documents  described in Section 7.02 hereof,  the Trustee will join with the Company and the  Guarantors in the  execution of any amended or  supplemental  indenture  authorized or permitted by the terms of this Indenture and to make any further  appropriate  agreements and stipulations  that may be therein  contained,  but the
Trustee will not be obligated to enter into such amended or  supplemental  indenture that affects its own rights,  duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as  provided  below in this  Section  9.02,  the  Company  and the  Trustee  may  amend or  supplement  this  Indenture
(including,  without  limitation,  Section 3.09, 4.10 and 4.15 hereof),  any supplemental  indenture,  any Security Document,  the Note
Guarantees  and the Notes with the  consent of the  Holders of at least a majority in  principal  amount of the Notes then  outstanding voting as a single class  (including,  without  limitation,  consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes),  and,  subject to Sections  6.04 and 6.07 hereof,  any existing  Default or Event of Default  (other than a
Default or Event of Default in the payment of the  principal  of,  premium or  Additional  Interest,  if any, or interest on the Notes, except a payment default  resulting from an  acceleration  that has been rescinded) or compliance with any provision of this Indenture, the Note  Guarantees  or the Notes may be waived  with the  consent  of the  Holders  of a  majority  in  principal  amount of the then outstanding  Notes voting as a single class  (including  consents  obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall  determine  which Notes are  considered  to be  "outstanding"  for purposes of this
Section 9.02.

         Upon the request of the Company  accompanied by a resolution of its Board of Directors  authorizing  the execution of any such amended or supplemental  indenture,  and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the
Holders of Notes as  aforesaid,  and upon receipt by the Trustee of the  documents  described in Section 7.02 hereof,  the Trustee will join with the  Company  and the  Guarantors  in the  execution  of such  amended  or  supplemental  indenture  unless  such  amended or supplemental  indenture  directly affects the Trustee's own rights,  duties or immunities  under this Indenture or otherwise,  in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the  particular  form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment,  supplement or waiver under this Section 9.02 becomes  effective,  the Company will mail to the Holders of
Notes  affected  thereby a notice  briefly  describing  the  amendment,  supplement or waiver.  Any failure of the Company to mail such notice,  or any defect  therein,  will not,  however,  in any way impair or affect the  validity  of any such  amended or  supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof,  the Holders of a majority in aggregate  principal  amount of the Notes then  outstanding  voting as a single class may waive  compliance  in a particular  instance by the Company with any  provision of this
Indenture,  the Notes,  or the Note  Guarantees.  However,  without the consent of each Holder  affected,  an amendment,  supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)               reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)               reduce  the  principal  of or change  the fixed  maturity  of any Note or alter the  provisions  with  respect to the redemption of the Notes (other than as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(3)               reduce the rate of or change the time for payment of interest on any Note;

(4)               waive a Default or Event of Default in the payment of principal of, or interest or premium,  or Additional  Interest, if any, on the Notes  (except a  rescission  of  acceleration  of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)               make any Note payable in money other than that stated in the Notes;

(6)               make any change in the provisions of this Indenture  relating to waivers of past Defaults or the rights of Holders of
         Notes to receive payments of principal of, or interest or premium, or Additional Interest, if any, on the Notes;

(7)               waive a redemption  payment with respect to any Note (other than a payment  required by Sections  3.09,  4.10 or 4.15 hereof);

(8)               make any change in the preceding amendment and waiver provisions;

(9)               release any  Guarantor  from any of its  obligations  under its Guarantee of the Notes or this  Indenture,  except in accordance with the terms of the Indenture; or

(10)              release any of the Collateral except in accordance with the terms of the Security Documents.

Section 9.03      Compliance with Trust Indenture Act.

         Every  amendment or supplement to this  Indenture or the Notes will be set forth in a amended or  supplemental  indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment,  supplement or waiver becomes effective,  a consent to it by a Holder of a Note is a continuing consent by the  Holder of a Note and every  subsequent  Holder of a Note or  portion  of a Note  that  evidences  the same debt as the  consenting
Holder's Note, even if notation of the consent is not made on any Note.  However,  any such Holder of a Note or subsequent  Holder of a
Note may  revoke  the  consent  as to its Note if the  Trustee  receives  written  notice of  revocation  before  the date the  waiver, supplement or amendment  becomes  effective.  An amendment,  supplement or waiver  becomes  effective in accordance  with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

         The  Trustee  may  place  an  appropriate  notation  about  an  amendment,   supplement  or  waiver  on  any  Note  thereafter
authenticated.  The Company in  exchange  for all Notes may issue and the  Trustee  shall,  upon  receipt of an  Authentication  Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure  to make the  appropriate  notation  or issue a new Note will not affect the  validity  and effect of such  amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The  Trustee  will sign any amended or  supplemental  indenture  authorized  pursuant to this  Article 9 if the  amendment  or supplement  does not  adversely  affect the rights,  duties,  liabilities  or  immunities  of the Trustee.  The Company may not sign an amended or supplemental  indenture until the Board of Directors  approves it. In executing any amended or supplemental  indenture,  the
Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully  protected in relying  upon,  in addition to the documents  required by Section  12.04 hereof,  an Officers'  Certificate  and an Opinion of Counsel  stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
                                                       Intercreditor Provisions
                                                     Relating to Credit Agreement

Section 10.01     Ranking of Liens.

         Notwithstanding  anything  to the  contrary  contained  in the  Security  Documents,  the time of  incurrence  of any  Secured
Obligation,  the order or method of attachment or perfection of any Lien securing any Secured  Obligation,  the time or order of filing or  recording  of  financing  statements,  mortgages  or other  documents  filed or recorded to perfect any Lien  securing  any Secured
Obligations,  the time of taking  possession  or  control  over any  Collateral  or the rules for  determining  priority  under any law governing relative priorities of Liens:

(1)               all  Liens  at any  time  granted  as  security  for any  Credit  Agreement  Obligations  attaching  to any  property constituting  Note Priority Lien Collateral  will be in all respects  subject and subordinate to all Liens at any time granted attaching to such property as security for Note Obligations, and

(2)               all Liens at any time granted as security for any Note  Obligations  attaching  to any property  constituting  Credit
         Agreement  Priority  Lien  Collateral  will be in all  respects  subject  and  subordinate  to all  Liens at any time  granted attaching to such property as security for any Credit Agreement Obligations.

         If any cash or Cash Equivalents  constituting  Credit  Agreement  Priority Lien Collateral are converted into, or invested in, property  constituting  Note Priority  Lien  Collateral  at any time when the Trustee has not received  written  notice from the Credit
Agreement Agent or any holder of Credit  Agreement  Obligations  stating that the Indebtedness  outstanding  under the Credit Agreement has become due and payable in full  (whether at maturity,  upon  acceleration  or  otherwise)  or that such  conversion  or  investment violates the  provisions of the Credit  Agreement,  then  concurrently  with such  conversion or investment all Liens upon such cash or
Cash Equivalents or such property  securing Credit Agreement  Obligations  shall lose their priority over, and shall become subject and subordinate to, all Liens securing Note  Obligations.  If any cash or Cash  Equivalents  constituting  Credit  Agreement  Priority Lien
Collateral are converted  into, or invested in,  property  constituting  Note Priority Lien Collateral at any time when the Trustee has received  the  written  notice set forth  above,  then all Liens upon such cash or Cash  Equivalents  or such  property  securing  Note
Obligations shall remain subject and subordinate to all Liens thereon securing Credit Agreement Obligations.

         If any cash or Cash  Equivalents  constituting  Note Priority Lien  Collateral  are converted  into, or invested in,  property constituting  Credit  Agreement  Priority Lien Collateral at any time when the Credit  Agreement Agent has not received  written notice from the  Trustee or any Holder of Notes  stating  that the Notes have  become due and  payable  in full  (whether  at  maturity,  upon acceleration  or  otherwise)  or that such cash or Cash  Equivalents  are  required by this  Indenture to be deposited in an Asset Sale
Proceeds  Account or that such  conversion or  investment  violates the  provisions  of this  Indenture,  then  concurrently  with such conversion or investment  all Liens upon such cash or Cash  Equivalents  or such property  securing Note  Obligations  shall lose their priority over, and shall become  subject and  subordinate  to, all Liens securing  Credit  Agreement  Obligations.  If any cash or Cash
Equivalents  constituting  Note Priority Lien  Collateral are converted into, or invested in, property  constituting  Credit  Agreement
Priority Lien Collateral at any time when the Credit  Agreement  Agent has received the written notice set forth above,  then all Liens upon such cash or Cash Equivalents or such property  securing Credit Agreement  Obligations shall remain subject and subordinate to all
Liens thereon securing Note Obligations.

Section 10.02     Payments from Proceeds of Collateral.

         The  holders of Note  Obligations  shall be  entitled  to receive and  retain,  free from all Liens  thereon  securing  Credit
Agreement  Obligations,  all payments  made in cash by the Company or any other  Obligor and all amounts  received with respect to Note
Obligations  through the exercise of a set-off or other similar right,  even if such cash constitutes  property or proceeds of property subject to a Lien  securing  Credit  Agreement  Obligations,  if such  payment is made at any time when the  Trustee  has not  received written  notice  from the  Credit  Agreement  Agent or any  holder  of  Credit  Agreement  Obligations  stating  that the  Indebtedness outstanding  under the Credit  Agreement has become due and payable in full (whether at maturity,  upon  acceleration  or otherwise) or that such payment or the application of such amount violates or would violate the provisions of the Credit Agreement.

         The holders of Credit  Agreement  Obligations  shall be entitled to receive and retain,  free from all Liens thereon  securing
Note  Obligations,  all  payments  made in cash by the Company or any other  Obligor and all amounts  received  with  respect to Credit
Agreement  Obligations through the exercise of a set-off or other similar right, even if such cash constitutes  property or proceeds of property  subject to a Lien  securing Note  Obligations,  if such payment is made at any time when the Credit  Agreement  Agent has not received  written  notice from the trustee or any holder of notes  stating that the notes have become due and payable in full  (whether at maturity,  upon  acceleration  or otherwise) or that such payment or the  application  of such amount  violates or would violate the provisions of the Indenture.

Section 10.03     Foreclosure on Common Stock of the Company.

                  The Trustee has agreed to not foreclose or exercise  voting  rights upon the  outstanding  Company  common stock that comprises  the Note  Priority  Lien  Collateral  until the date which is at least 60 days  following the date on which all of the Notes have been  declared  to be due and  payable  immediately  by the  Trustee or Holders  of at least 25% in  principal  amount of the then outstanding Notes or immediately prior to the filing of an Insolvency or Liquidation Proceeding.

Section 10.04     Consent to License to Use Intellectual Property;  Access to Information;  Access to Real Property to Process and Sell
Inventory.

         The Trustee consents  (without making any  representation  or warranty or undertaking any obligation  whatsoever) to any grant by any Obligor to the Credit  Agreement  Agent of a  non-exclusive  royalty-free  license to use any patent,  trademark,  other general intangible or proprietary  information  of such Obligor that is subject to a consensual  Lien held by the Trustee,  in connection  with the  enforcement  of any  consensual  Lien held by the Credit  Agreement  Agent upon any  Inventory of the Company or any Obligor or to manufacture,  produce,  complete,  remove or sell any such  Inventory  in any  lawful  manner.  The  consent  shall be  binding  on the successors  and assigns of the  Trustee,  including a purchaser of the patent,  trademark,  other  general  intangible  or  proprietary information  subject to such license at a foreclosure  sale  conducted in foreclosure  of any Lien thereon  securing Note  Obligations.
The Liens of the Note Security Documents are subordinate to any such license.

         If the Trustee or a purchaser at a foreclosure  sale  conducted in  foreclosure  of any Lien securing Note  Obligations  takes actual  possession of any  documentation  of the Company or an Obligor  (whether such  documentation  is in the form of a writing or is stored in any data  equipment  or data record in the  physical  possession  of the  Trustee or the  foreclosure  purchaser),  then upon request of the Credit Agreement Agent and reasonable advance notice,  the Trustee or such foreclosure  purchaser will permit the Credit
Agreement  Agent or its  representative  to  inspect  and copy such  documentation  if and to the extent  the  Credit  Agreement  Agent certifies to the Trustee with respect to any such  documentation  other than such  documents  showing the aging of Accounts or payables
(including in each case, the name and address of the account party under such Account or payable) or that lists Inventory that:

         (1)  such documentation contains or may contain information necessary or appropriate,  in the good faith opinion of the Credit
         Agreement Agent, to the enforcement of any Lien securing Credit Agreement Obligations; and

(2)               the Credit  Agreement  Agent and the holders of Credit  Agreement  Obligations  are  entitled to receive and use such information as against the Company and the Subsidiaries  and their  suppliers,  customers and contractors and under applicable law and,  in doing so,  will comply with all  obligations  imposed by law or contract in respect of the  disclosure  or use of such information.

         If, upon  enforcement  of any Lien held by the  Trustee as  security  for Note  Obligations,  the Trustee or a purchaser  at a foreclosure  sale conducted in foreclosure of such Lien takes actual  possession of any real property of any Obligor or delivers actual possession  of any such real  property to a lessee under a lease made by it as lessor,  then,  if so requested by the Credit  Agreement
Agent and upon reasonable  advance notice,  the Trustee will, or will cause such  foreclosure  purchaser or lessee to, allow the Credit
Agreement Agent and its officers,  employees and agents (but not any of its  transferees)  reasonable and  non-exclusive  access to and use of such real property and any  equipment  and fixtures  thereon,  for a period not  exceeding  120  consecutive  calendar days (the
"Processing and Sale Period"), as necessary or reasonably appropriate to manufacture,  produce, complete, remove or sell, in any lawful manner, any Inventory upon which the Credit Agreement Agent holds a Lien, subject to the following conditions and limitations:

         (1)  the Processing and Sale Period shall  commence on the date the Trustee or, if the Trustee has not taken  possession,  any such  foreclosure  purchaser or any lessee takes  possession of such real  property and shall  terminate on the earlier of (i)
         the day which is 120 days thereafter and (ii) the day on which all Inventory  (other than Inventory that the Credit  Agreement
         Agent has  acknowledged  in  writing  has been  abandoned  by the Credit  Agreement  Agent)  has been  removed  from such real property; and

(2)               each of the Trustee and foreclosure  purchaser  shall be entitled,  as a condition of permitting such access and use, to  demand  and  receive  assurances  reasonably  satisfactory  to it that the  access  or use  requested  and all  activities incidental thereto:

(A)               will be permitted,  lawful and enforceable as against the Company and any Obligor and their suppliers,  customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(B)               will be  adequately  insured for damage to property  and  liability  to persons,  including  property  and  liability insurance  for the  benefit of the Trustee  and the  holders of Note  Obligations,  at no cost to the Trustee or such holders.

         The Trustee will, and will cause any such  foreclosure  purchaser or lessee to,  provide  reasonable  cooperation,  reasonable support and reasonable  assistance to the Credit Agreement Agent in connection with the manufacture,  production,  completion,  removal and sale of any  Inventory  by the Credit  Agreement  Agent as provided  above,  and the Trustee or any such  foreclosure  purchaser or lessee shall be entitled to receive,  from the Credit Agreement Agent,  fair  compensation and reimbursement for their reasonable costs and expenses  incurred in  connection  with such  cooperation,  support and  assistance.  Neither the Trustee nor any such  foreclosure purchaser  or lessee,  nor any  transferee  or  successor  of any of them shall  otherwise  in any respect be required to  manufacture, produce,  complete,  remove, insure, protect,  store,  safeguard,  sell or deliver any Inventory subject to any Lien held by the Credit
Agreement Agent or to provide any support, assistance or cooperation to the Credit Agreement Agent in respect thereof.

         The Trustee, as mortgagee,  will not object to the Credit Agreement Agent and its officers,  employees and agents (but not any of its transferees)  manufacturing,  producing,  completing,  removing or selling,  in any lawful manner,  any Inventory upon which the
Credit  Agreement  Agent holds a Lien in accordance  with the provisions set forth above.  If, pursuant to applicable law, prior notice of any action  described in this Section  10.04 is required to be given to the Trustee,  the minimum time  required by such  applicable law, or ten (10) business days if no minimum is specified, shall be deemed a reasonable notice period.

Section 10.05     Restriction on Enforcement of Subordinate Liens.

         Subject to Section 10.12 hereof and subject to clauses (a) through (e) of this Section  10.05,  the Trustee will not (and will not authorize or direct any Person acting for it or any holder of Note  Obligations to) take any action to enforce,  collect or realize upon any Subordinate  Lien attached to any property  constituting  Credit  Agreement  Priority Lien Collateral as security for any Note
Obligation,  and the Credit  Agreement  Agent  will not (and will not  authorize  or direct  any Person  acting for it or any holder of
Credit  Agreement  Obligations to) take any action to enforce,  collect or realize upon any  Subordinate  Lien attached to any property constituting  Note  Priority  Lien  Collateral  as  security  for any Credit  Agreement  Obligation,  in each case  including,  without limitation, any right, remedy or action to:

         (1)  take possession of or control over such property;

(2)               exercise any collection  rights in respect of such property or retain any proceeds of Accounts and other  obligations receivable paid to it directly by any account debtor;

(3)               exercise any right of set-off against such property;

(4)               foreclose upon such property or take or accept any transfer of title to such property in lieu of foreclosure;

(5)               enforce any claim to the proceeds of insurance upon such property;

(6)               deliver any notice,  claim or demand relating to such property to any Person (including any securities  intermediary, depositary  bank or landlord) in the  possession or control of such  property or acting as bailee,  custodian or agent for any holder of Liens in respect of such property;

(7)               otherwise enforce any remedy available upon default for the enforcement of any Lien upon such property;

(8)               deliver any notice or commence any proceeding for any of the foregoing purposes; or

(9)               seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing,

except  that,  in any event,  any and all such  actions may be taken,  authorized  or  instructed  and all rights and  remedies for the enforcement,  collection,  foreclosure  or realization  of a Subordinate  Lien may be exercised and enforced,  in each case without any limitation or restriction whatsoever:

         (a)  by the Trustee with respect to the Credit Agreement  Priority Lien Collateral,  at any time after the Discharge of Credit
Agreement Indebtedness;

(b)               by the  Credit  Agreement  Agent with  respect to the Note  Collateral,  at any time  after all Liens  securing  Note
Obligations are released, in whole as to all property of the Company and the other Obligors as provided in Section 11.4 hereof;

(c)               as necessary to redeem any  property in a creditor's  redemption  permitted by law or to deliver any notice or demand necessary to enforce any right to claim,  take or receive proceeds of such property  remaining after payment in full of all Obligations secured by Priority  Liens attached to such property,  in the event of  foreclosure or other  enforcement of any prior Lien  (including
Priority Liens), so long as the enforcement of any Priority Lien is not materially affected or delayed;

(d)               as necessary to perfect a Lien upon any Collateral by any method of perfection except through  possession or control;
or

(e)               as necessary to prove (but not enforce) any  Subordinate  Lien or any Obligation  secured  thereby or as necessary to preserve or protect (but not enforce)  any  Subordinate  Lien in any manner that is not  materially  adverse to the grant,  perfection, priority or enforcement  of Priority Liens and does not materially  affect or delay or affect any exercise or enforcement of the rights and remedies of the holder of Priority Liens.

         The  restriction  set forth in the preceding  paragraph  applies only to Subordinate  Liens and does not apply to any Priority
Lien.  The Trustee may freely take (and  authorize or direct any other  Person to take) any action to enforce,  collect or realize upon any Lien securing Note  Obligations  attached to any property  constituting  Note Priority Lien  Collateral,  and the Credit  Agreement
Agent may freely  take (and  authorize  or direct any other  Person to take) any action to  enforce,  collect or realize  upon any Lien securing Credit Agreement Obligations attached to any property constituting Credit Agreement Priority Lien Collateral.

         Until the  Discharge of Credit  Agreement  Indebtedness,  the Credit  Agreement  Agent as the holder of Priority  Liens on the
Credit  Agreement  Priority  Lien  Collateral  will have the  exclusive  right to manage,  perform  and enforce the terms of the Credit
Agreement  Security  Documents with respect to all Credit Agreement Priority Lien Collateral and to exercise and enforce all rights and remedies thereunder  according to its discretion and exercise of its business judgment,  including,  without limitation,  the exclusive right to take the actions  enumerated  in clauses (1) through (9) of the first  paragraph  of this  section,  but only as to the Credit
Agreement  Priority Lien  Collateral.  Until the release,  in whole, of all Liens securing Note  Obligations,  the Trustee as holder of
Priority  Liens on the Note Priority Lien  Collateral  will have the  exclusive  right to manage,  perform and enforce the terms of the
Note  Security  Documents  with  respect to all Note  Priority  Lien  Collateral  and to exercise  and enforce all rights and  remedies thereunder  according to its discretion and exercise of its business judgment,  including,  without limitation,  the exclusive right to take the actions  enumerated in clauses (1) through (9) of the first  paragraph of this section,  but only as to the Note Priority Lien
Collateral.  In connection  with the exercise or  enforcement of any such right,  each holder of  Subordinate  Liens waives any and all rights to affect the method or challenge the  appropriateness  of any action by any holder of any Priority Lien and hereby  consents to each holder of any Priority Lien exercising or not exercising such rights and remedies as if no Subordinate  Lien existed,  except only that the holders of Subordinate Liens reserve all rights granted by law:

         (1)  to request or receive notice of any sale of Collateral in foreclosure of any Priority Lien; or

(2)               to redeem any Collateral or enforce any right to claim,  take or receive  proceeds of Collateral  remaining after the release,  in whole,  of all Liens securing Note  Obligations or the Discharge of Credit  Agreement  Indebtedness,  as the case may, be as provided in the first paragraph of this section.

         Until (A) the release,  in whole, of all Liens securing Note Obligations,  in the case of Subordinate Liens upon Note Priority
Lien  Collateral,  or (B) the  Discharge of Credit  Agreement  Indebtedness,  in the case of  Subordinate  Liens upon Credit  Agreement
Priority Lien Collateral, the holders of Subordinate Liens will not:

         (1)  request  judicial relief,  in an Insolvency or Liquidation  Proceeding or in any other court,  that would hinder,  delay, limit or prohibit the exercise or  enforcement of any right or remedy  otherwise  available to the holder of Priority Liens on such  Collateral  or that would limit,  invalidate,  avoid or set aside any Priority Lien or Security  Document  governing any
         Priority Lien on such Collateral or subordinate  the Priority Liens on such  Collateral to the Subordinate  Liens or grant the
         Priority Liens on such Collateral equal ranking to the Subordinate Liens;

(2)               oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against  foreclosure or  enforcement  of Priority  Liens on such  Collateral  made by the holder of Priority  Liens  thereon in any  Insolvency  or
         Liquidation Proceeding;

(3)               oppose or otherwise  contest any exercise by the holder of Priority  Liens on such  Collateral of the right to credit bid  Indebtedness  secured by any Priority  Lien on such  Collateral  at any sale of such  Collateral  in  foreclosure  of the
         Priority Lien thereon; or

(4)               oppose or otherwise contest any foreclosure of any Priority Lien on such Collateral.

Section 10.06     Proceeds of Insurance.

         For as long as the Liens upon Note Priority Lien Collateral  securing Credit  Agreement  Obligations are Subordinate  Liens to
the extent permitted by this Indenture or the Note Security Documents:

         (1)  the Trustee will have, subject to the provisions of the Note Security Documents,  the sole right (but not the obligation)
         to adjust  settlement of all insurance claims and  condemnation  awards in the event of any covered loss, theft or destruction or  condemnation  of any Note  Priority  Lien  Collateral  and all claims under  insurance  constituting  Note  Priority  Lien
         Collateral, including business interruption insurance;

(2)               all proceeds of insurance on or constituting Note Priority Lien Collateral,  all condemnation awards resulting from a taking of any Note  Priority  Lien  Collateral  and all proceeds of any  business  interruption  insurance,  will inure to the benefit  of, and to the extent  required  by the Note  Security  Documents  will be paid to, the  Trustee  for  account of the
         Holders of Notes; and

(3)               the Credit Agreement Agent will  co-operate,  if necessary and as reasonably  requested by the Trustee,  in effecting the payment of insurance proceeds of Note Priority Lien Collateral to the Trustee;

and for as long as the Liens upon Credit  Agreement  Priority Lien Collateral  securing Note  Obligations are Subordinate  Liens to the extent permitted by the Credit Agreement or any Credit Agreement Security Document:

         (1)  the Credit Agreement Agent will have,  subject to the provisions of the Credit  Agreement  Security  Documents,  the sole right to adjust  settlement  of all  insurance  claims and  condemnation  awards in the event of any  covered  loss,  theft or destruction or condemnation  of any Credit  Agreement  Priority Lien  Collateral and all claims under  insurance  constituting
         Credit Agreement Priority Lien Collateral;

(2)               all proceeds of insurance on or constituting  Credit Agreement  Priority Lien Collateral and all condemnation  awards resulting  from a taking of any Credit  Agreement  Priority  Lien  Collateral  will inure to the benefit of, and to the extent required by the Credit Agreement will be paid to, the holders of Credit Agreement Obligations; and

(3)               the Trustee will  co-operate,  if necessary and as reasonably  requested by the Credit  Agreement Agent, in effecting the payment of insurance proceeds of Credit Agreement Priority Lien Collateral to the Credit Agreement Agent.

         In the event of any covered loss,  theft or  destruction  or  condemnation  of both Note Priority Lien  Collateral  and Credit
Agreement  Priority  Lien  Collateral  for which an insurer of the  Company or any  Obligor  will only  settle one claim or award,  the
Trustee and the Credit  Agreement Agent will co-operate with each other to adjust  settlement of the insurance claims in respect of the
Note Priority Lien Collateral and Credit Agreement Priority Lien Collateral.

Section 10.07     Insolvency or Liquidation Proceedings.

         If, in any Insolvency or Liquidation  Proceeding and prior to the Discharge of Credit Agreement  Indebtedness,  the holders of all Indebtedness outstanding under the Credit Agreement (or such holders as may have the power to bind all of them):

         (1)  consent to any order for use of any cash collateral,  except cash collateral consisting of Note Priority Lien Collateral, which provides that the holders of Credit  Agreement  Obligations are granted a replacement Lien (a) upon the Credit Agreement
         Priority Lien  Collateral  that is senior to or at parity with all Liens upon the Credit  Agreement  Priority Lien  Collateral securing  Credit  Agreement  Obligations  and/or (b) upon some or all of the Note  Priority  Lien  Collateral  that is, by the express  provisions of such order, in all respects subject and subordinate to all Liens securing Note  Obligations  (including all  replacement  Liens or adequate  protection  Liens at any time granted in such  Insolvency  or  Liquidation  Proceeding to secure Note Obligations); or

(2)               consent to any order approving a debtor-in-possession financing which provides:

(A)               that  the  aggregate  principal  amount  of  Indebtedness  at any  one  time  permitted  to be  incurred  under  such debtor-in-possession  financing,  when added to the aggregate principal amount of Indebtedness then outstanding under the Credit Agreement and outstanding under such debtor-in-possession  financing,  shall not exceed the Maximum Credit
                  Agreement  Indebtedness  Amount  (on a pro forma  basis  after  giving  effect to any  substantially  contemporaneous application of the proceeds of such incurrence), and

(B)               that  Obligations  in respect of such  debtor-in-possession  financing  will be secured by a Lien (i) upon the Credit
                  Agreement  Priority Lien Collateral that is senior to or at parity with all Liens upon the Credit Agreement  Priority
                  Lien  Collateral  securing  Credit  Agreement  Obligations  and/or  (ii) upon some or all of the Note  Priority  Lien
                  Collateral  that is, by the express  provisions of such order,  in all respects  subject and subordinate to all Liens securing Note Obligations  (including all replacement Liens or adequate  protection Liens at any time granted in such
                  Insolvency or Liquidation Proceeding to secure Note Obligations),

then the  holders of Note  Obligations  and the Trustee  will not oppose or  otherwise  contest  the entry of such  order,  but only in respect of the provisions described in this paragraph.

                  In any Insolvency or Liquidation  Proceeding occurring prior to the Discharge of Credit Agreement  Indebtedness,  the
Trustee  will not oppose or  otherwise  contest the entry of an order (a "Sale Delay  Order")  delaying  the sale of any real  property which is Note Priority Lien  Collateral in order to allow the Credit  Agreement  Agent and its officers,  employees and agents (but not any of its  transferees)  reasonable and  non-exclusive  access to and use of such real property and any equipment and fixtures thereon as necessary or reasonably  appropriate to manufacture,  produce,  complete,  remove or sell, in any lawful manner,  any Inventory upon which the Credit Agreement Agent holds a Lien,  provided that (x) the Credit Agreement  Agent,  such officers,  employees or agents had commenced to  manufacture,  produce,  complete,  remove or sell such  Inventory  prior to the date of the filing of such  Insolvency or
Liquidation  Proceeding  and (y) the delay is such  sale  shall not  exceed  120  consecutive  calendar  days from the date the  Credit
Agreement Agent, such officers, employees or agents had first commenced the actions specified in (x).

         If, in an Insolvency or Liquidation  Proceeding and prior to the release,  in whole,  of all Liens securing Note  Obligations, the Trustee:

         (1)  consents to any order relating to any sale of Note Priority Lien  Collateral and providing,  to the extent the sale is to be free and clear of Liens, that all such Liens shall attach to the proceeds of the sale, and

(2)               in  connection  therewith,  consents to and  supports  before the court any request for Credit Bid Rights made by the
         Credit  Agreement Agent or holders of Credit  Agreement  Obligations  (except that such holders need not admit,  consent to or support any  valuation of the Note  Priority  Lien  Collateral  alleged in support of the allowance of any secured claim based upon the Liens securing Credit Agreement Obligations),

then,  so long as the Trustee does not oppose or  otherwise  contest any request  made by the holders of Credit  Agreement  Obligations
(which may be made only if,  pursuant to any such order,  the holders of Note  Obligations  are, or are to be,  granted a Lien upon any property) for the grant to the Credit Agreement  Agent, for the benefit of the holders of Credit Agreement  Obligations and as adequate protection  (or its  equivalent)  for the Credit  Agreement  Agent's  interest in the Note  Priority  Lien  Collateral  under the Liens securing  Credit  Agreement  Obligations,  of a junior  lien  upon  such  property  that is  co-extensive  in all  respects  with,  but subordinated  (as set forth in Section  10.01  hereof) in all respects  to, all Liens  securing  Note  Obligations  upon such  property pursuant to such order,  the holders of Credit  Agreement  Indebtedness  and the Credit  Agreement  Agent will not oppose or  otherwise contest  (provided that the Credit  Agreement Agent may seek to have any order for the sale of any real property which is Note Priority
Lien  Collateral  conditioned  on a Sale Delay  Order) the entry of such order  solely in their  capacity as a secured  creditor  based solely on any ground that may be asserted only by a secured  creditor  arising from or relating to any Lien securing  Credit  Agreement
Obligations.

         If, in an Insolvency or Liquidation  Proceeding and prior to the Discharge of Credit  Agreement  Indebtedness,  the holders of all Indebtedness outstanding under the Credit Agreement (or such holders as may have the power to bind all of them):

         (1)  consent to any order relating to any sale of Credit Agreement  Priority Lien Collateral and providing,  to the extent the sale is to be free and clear of Liens, that all such Liens shall attach to the proceeds of the sale, and

(2)               in  connection  therewith,  consent to and  support  before the court any  request  for Credit Bid Rights made by the
         Trustee or any Holder of Notes  (except that such holders  need not admit,  consent to or support any  valuation of the Credit
         Agreement  Priority Lien  Collateral  alleged in support of the  allowance of any secured claim based upon the Liens  securing the Note Obligations),

then, so long as the holders of Credit  Agreement  Priority Lien  Indebtedness  do not oppose or otherwise  contest any request made by the holders of Note Obligations  (which may be made only if, pursuant to any such order,  the holders of Credit  Agreement  Obligations are, or are to be, granted a Lien upon any property) for the grant to the Trustee,  for the benefit of the holders of Note  Obligations and as adequate  protection (or its equivalent) for the Trustee's  interest in the Credit Agreement  Priority Lien Collateral under the
Liens securing Note  Obligations,  of a junior lien upon such property that is co-extensive in all respects with, but  subordinated (as set forth in Section 10.01 hereof) in all respects to, all Liens securing Credit Agreement  Obligations upon such property  pursuant to such  order,  the  Holders  of Notes and the  Trustee  will not oppose or  otherwise  contest  the entry of such order  solely in their capacity as a secured  creditor based solely on any ground that may be asserted only by a secured  creditor arising from or relating to any Lien securing Note Obligations.

         The  holders  of Note  Obligations  and the  Trustee  will  not,  at any  time  prior to the  Discharge  of  Credit  Agreement
Indebtedness,  file or prosecute in any  Insolvency or  Liquidation  Proceeding  any motion for adequate  protection (or any comparable request  for relief)  based upon their  Subordinate  Liens in the Credit  Agreement  Priority  Lien  Collateral.  The holders of Credit
Agreement  Obligations and the Credit Agreement Agent will not, at any time prior to the release,  in whole, of all Liens securing Note
Obligations,  file or prosecute in any  Insolvency or  Liquidation  Proceeding  any motion for adequate  protection  (or any comparable request  for  relief)  based  upon  their  Subordinate  Liens in the Note  Priority  Lien  Collateral.  No right of any  holder of Note
Obligations  or Liens securing Note  Obligations  to demand,  seek and obtain  adequate  protection (or any comparable  relief) for any
Priority Lien upon any Note Priority Lien  Collateral,  and no right of any holder of Credit  Agreement  Obligations  or Liens securing
Credit Agreement  Obligations to demand,  seek and obtain adequate protection (or any comparable relief) for any Priority Lien upon any
Credit Agreement Priority Lien Collateral, will be in any respect reduced, limited or affected hereby.

         The holders of Note  Obligations  and the Trustee  will not assert or enforce,  at any time prior to the  Discharge  of Credit
Agreement  Indebtedness,  any claim underss.506(c) of the United States  Bankruptcy Code senior to or on a parity with any Priority Lien upon Credit  Agreement  Priority Lien  Collateral  for costs or expenses of preserving or disposing of any  Collateral.  The holders of
Credit Agreement  Obligations and the Credit  Agreement Agent will not assert or enforce,  at any time prior to the release in whole of all Liens securing Note  Obligations,  any claim underss.506(c) of the United States  Bankruptcy  Code senior to or on a parity with any
Priority Lien upon Note Priority Lien Collateral for costs or expenses of preserving or disposing of any Collateral.

         If, in any  Insolvency or  Liquidation  Proceeding,  debt  obligations  of the  reorganized  debtor  secured by Liens upon any property of the reorganized debtor are distributed,  pursuant to a plan of reorganization or similar  dispositive  restructuring  plan, both on account of the Credit Agreement  Obligations and on account of the Note  Obligations,  then, to the extent the debt obligations distributed on account of the Credit  Agreement  Obligations and on account of the Note  Obligations are secured by Liens upon the same property,  the  provisions of Section 10.01 hereof will survive the  distribution  of such debt  obligations  pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 10.08     Amendment of Intercreditor Provisions.

         No amendment or supplement to the provisions set forth under this Article 10 will:

         (1)  be effective  unless set forth in a writing  signed by the Trustee with the consent of the Holders of at least a majority in principal  amount of the Notes then  outstanding  voting as a single class,  except that any such amendment  which releases all or  substantially  all of the  Collateral or  contractually  subordinates  the Liens on the Note Priority Lien  Collateral
         securing the Note  Obligations  will be effective only with the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding, voting as a single class; or

(2)               become  effective at any time when any Credit  Agreement  Obligations  are  outstanding or committed under the Credit
         Agreement  unless such amendment or supplement is consented to in a writing signed by the Credit  Agreement  Agent acting upon the direction or with the consent of the Required Lenders.

Any such amendment or supplement that:

         (1)  imposes any additional  obligation  upon the Company or any of its  Subsidiaries  or adversely  affects the rights of the
         Company or any of its Subsidiaries will become effective only with the consent of the Company or such Subsidiary;

(2)               imposes any obligation  upon the Trustee or adversely  affects the rights of the Trustee in its  individual  capacity will be effective only with the consent of the Trustee; or

(3)               imposes any obligation upon the Credit Agreement Agent or adversely  affects the rights of the Credit Agreement Agent in its individual capacity will be effective only with the consent of the Credit Agreement Agent.

Section 10.09     Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights.

         To the fullest  extent  permitted  by law,  the  Holders of Notes and the  Trustee  agree not to assert or enforce at any time prior to the Discharge of Credit Agreement Indebtedness:

         (1)  any right of  subrogation  to the rights or  interests  of holders of Priority  Liens in respect of any Credit  Agreement
         Priority Lien Collateral or any claim or defense based upon impairment of any such right of subrogation;

(2)               any right of  marshalling  accorded  to a junior  lienholder,  as  against a  priority  lienholder,  under  equitable principles in respect of any Credit Agreement Priority Lien Collateral; or

(3)               any statutory  right of appraisal or valuation  accorded to a junior  lienholder  in respect of any Credit  Agreement
         Priority Lien Collateral in a proceeding to foreclose a senior Lien thereon,

that  otherwise may be  enforceable  in respect of any Lien securing Note  Obligations as against any holder of Priority Liens upon any
Credit Agreement Priority Lien Collateral.

         To the fullest extent permitted by law, the holders of Credit  Agreement  Obligations and the Credit Agreement Agent agree not to assert or enforce at any time prior to the release, in whole, of all Liens securing Note Obligations:

         (1)  any right of  subrogation  to the rights or interests of holders of Priority  Liens in respect of any Note  Priority Lien
         Collateral or any claim or defense based upon impairment of any such right of subrogation;

(2)               any right of  marshalling  accorded  to a junior  lienholder,  as  against a  priority  lienholder,  under  equitable principles in respect of any Note Priority Lien Collateral; or

(3)               any statutory  right of appraisal or valuation  accorded to a junior  lienholder in respect of any Note Priority Lien
         Collateral in a proceeding to foreclose a senior Lien thereon,

that  otherwise may be  enforceable  in respect of any Lien securing  Credit  Agreement  Obligations  as against any holder of Priority
Liens upon any Note Priority Lien Collateral.

         Without in any way  limiting  the  generality  of the  foregoing,  each holder of  Priority  Liens or  Obligations  secured by
Priority  Liens  may at any time and from time to time,  without  the  consent  of or notice  to any  holder  of  Subordinate  Liens or
Obligations  secured  thereby,  without  incurring any  responsibility  or liability to any holder of Subordinate  Liens or Obligations secured thereby and without in any manner  prejudicing,  affecting or impairing the agreements and other  obligations set forth in this
Article 10:

         (1)  make loans and  advances to the Company or any of its  Subsidiaries  or issue,  guaranty or obtain  letters of credit for account of the Company or any of its  Subsidiaries or otherwise  extend credit to the Company or any of its  Subsidiaries,  in any amount and on any terms,  whether  pursuant to a commitment or as a  discretionary  advance and whether or not any default or event of default or failure of condition is then continuing;

(2)               change  the  manner,  place or terms of payment  or extend  the time of  payment  of, or renew or alter,  compromise, accelerate,  extend or refinance, any Obligation secured by a Priority Lien or any agreement,  guaranty, Lien or obligation of the Company or any of its  Subsidiaries  or any other person or entity in any manner  related  thereto,  or  otherwise  amend, supplement or change in any manner any Priority Lien or Obligation  secured thereby or any such agreement,  guaranty,  Lien or obligation;

(3)               increase  or reduce the amount of any  Obligation  secured by a Priority  Lien (up to the  Maximum  Credit  Agreement
         Indebtedness Amount) or the interest, premium, fees or other amounts payable in respect thereof;

(4)               release or  discharge  any  Obligation  secured by a  Priority  Lien or any  guaranty  thereof  or any  agreement  or obligation of the Company or any of its Subsidiaries or any other person or entity with respect thereto;

(5)               take or fail to take any Priority Lien or any other  collateral  security for any  Obligation or take or fail to take any action  which may be  necessary or  appropriate  to ensure that any  Priority  Lien or any other Lien upon any property is duly  enforceable  or  perfected  or entitled  to  priority  as against  any other Lien or to ensure that any  proceeds of any property subject to any Lien are applied to the payment of any obligation secured thereby;

(6)               release, discharge or permit the lapse of any or all Priority Liens;

(7)               exercise or enforce, in any manner,  order or sequence,  or fail to exercise or enforce,  any right or remedy against the  Company or any other  Obligor or any  collateral  security  or any other  person,  entity or  property  in respect of any
         Priority Lien or any right or power under  Section 10.01 hereof,  and apply any payment or proceeds of collateral in any order of application; or

(8)               sell,  exchange,  release,  foreclose upon or otherwise deal with any property that may at any time be subject to any
         Priority Lien.

         No exercise,  delay in exercising or failure to exercise any right set forth in or arising under the  provisions  described in this Article 10, no act or omission of any holder of Priority  Liens or  Obligations  secured  thereby in respect of the Company or any of its Restricted  Subsidiaries or any other person or entity or any collateral  security for any Obligation or any right arising under such  provisions,  no change,  impairment,  or  suspension  of any right or remedy of any holder of any  Priority  Lien or  Obligations secured thereby, and no other act, failure to act, circumstance,  occurrence or event which, but for this sentence,  would or could act as a release  or  exoneration  of any  obligation  set forth in or arising  under such  provisions  will in any way  affect,  decrease, diminish or impair any of the ranking  agreements or any of the other rights and obligations of the holders of Secured  Obligations and the Trustee and Credit Agreement Agent set forth in or arising under such provisions.

         Except for the contractual  obligations set forth in or arising under the provisions  described in this Article 10, the Credit
Agreement Agent and holders of Credit Agreement  Obligations  will not have any duty,  express or implied,  fiduciary or otherwise,  to any holder of Note  Obligations  or the Trustee,  and the Trustee and holders of Note  Obligations  will not have any duty,  express or implied, fiduciary or otherwise, to any holder of Credit Agreement Obligations or the Credit Agreement Agent.

         The holders of Credit Agreement  Obligations,  on the one hand, and the holders of Note Obligations,  on the other hand, shall each be  responsible  for keeping  themselves  informed of the financial  condition of the Company and its  Subsidiaries  and all other circumstances  bearing upon the risk of nonpayment of their outstanding  Obligations.  The Credit Agreement Agent and holders of Credit
Agreement  Obligations will have no duty to advise the Trustee or any holder of Note  Obligations,  and the Trustee and holders of Note
Obligations  will have no duty to advise the Credit  Agreement  Agent or any holder of Credit  Agreement  Obligations,  of  information regarding  such condition or  circumstances  or as to any other matter.  If any of them  undertakes at any time or from time to time to provide any such  information,  it shall be under no obligation  to provide any similar  information  on any  subsequent  occasion,  to provide any additional  information,  to undertake any  investigation,  or to disclose any information  which,  pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

Section 10.10     Obligations Not Subordinated.

         The  provisions  of in this  Article  10 are  intended  solely to set forth the  relative  ranking of the  Priority  Liens and
Subordinate  Liens and the other rights and obligations  described  therein.  The Notes and Guarantees and the  Indebtedness  under the
Credit  Agreement and guarantees  thereof are senior  non-subordinated  obligations of the Company and  Guarantors.  Neither the Notes,
the Guarantees and other Note  Obligations  nor the  Indebtedness  under the Credit  Agreement and guarantees  thereof and other Credit
Agreement  Obligations  nor the exercise or  enforcement  of any right or remedy for the payment or collection  thereof are intended to be, or will ever be by reason of the  provisions of this Article 10 in any respect  subordinated,  deferred,  postponed,  restricted or prejudiced.

Section 10.11     Enforcements.

         The rights and  obligations  set forth in or arising  under this  Article 10 are  enforceable  only by the  Trustee and Credit
Agreement Agent against each other (and their respective  successors,  including,  but only to the extent expressly  provided herein, a purchaser at a foreclosure  sale conducted in foreclosure of the Trustee's  Liens),  against the holders of Note Obligations and Credit
Agreement  Obligations,  and against the Obligors.  No other Person  (including  holders of Secured  Obligations)  shall be entitled to enforce any such right or obligation.

Section 10.12     Relative Rights.

         The provisions  described in this Article 10 set forth certain relative rights, as lienholders,  of the Trustee and the Credit
Agreement Agent. Nothing herein or any comparable provision of the Credit Agreement will:

(1)               impair,  as between the Company,  any other Obligor and Holders of Notes,  the  obligation  of the Company,  which is absolute and  unconditional,  to pay  principal  of,  premium and interest and  Additional  Interest,  if any, on the Notes in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Note Documents;

(2)               impair,  as between  the  Company,  any other  Obligor  and  holders  of  Indebtedness  outstanding  under the Credit
         Agreement,  the obligation of the Obligors which are borrowers under or guarantors of the Credit Agreement,  which is absolute and  unconditional,  to pay  principal of,  premium and interest,  on such  Indebtedness  in accordance  with the terms of the
         Credit Agreement or to perform any other obligation of the Company or any other Obligor under the Credit Agreement;

(3)               affect the relative rights of holders of Note Obligations or Credit Agreement  Obligations and other creditors of the
         Company or any of its Subsidiaries;

(4)               restrict the right of any holder of Secured Obligations to sue for payments that are then due and owing;

(5)               prevent the Trustee or the Credit Agreement Agent or any holder of Secured  Obligations  from exercising  against the
         Company  or any  other  Obligor  any of its  available  remedies  upon a Default  or Event of  Default,  except to the  extent otherwise expressly set forth in the case of enforcement of Subordinate Liens under Section 10.05 hereof; or

(6)               restrict  the right of the  Trustee,  the Credit  Agreement  Agent or any holder of Secured  Obligations  to file and prosecute  a  petition  seeking an order for relief in an  involuntary  bankruptcy  case as to any  Obligor  or  otherwise  to commence,  or seek relief  commencing,  any Insolvency or  Liquidation  Proceeding in respect of any Collateral as to which it has a  Priority  Lien  involuntarily  against  any  Obligor or to assert or enforce  any claim,  Lien,  right or remedy in any voluntary  or  involuntary  bankruptcy  case or  Insolvency  or  Liquidation  Proceeding  in  compliance  with the  applicable provisions of this Indenture or the Credit Agreement, as the case may be.

ARTICLE 11.
                                                        COLLATERAL AND SECURITY

Section 11.01     Security Documents.

         The payment of the principal of and interest and premium and Additional  Interest,  if any, on the Notes when due,  whether on an interest  payment date, at maturity,  by  acceleration,  repurchase,  redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor  pursuant to the Guarantees,  the payment of all other Note  Obligations and the performance of all other
Obligations of the Company and its Subsidiaries  under the Note Documents will be secured by all Note Security  Documents  delivered as required or permitted by this Indenture.

Section 11.02     Note Collateral and Credit Agreement Collateral; Priority Liens and Subordinate Liens.

         The Notes, the Guarantees and the other Note Obligations will be secured by:

(1)               first-priority  security  interests in the Note  Priority  Lien  Collateral,  which  consists of (a) all property and assets,  whether real,  personal or mixed,  whether  tangible or intangible,  and wherever  located,  now owned or at any time hereafter acquired by the Company or any of its Domestic  Restricted  Subsidiaries,  other than Credit Agreement Priority Lien
         Collateral  and  Excluded  Assets,  subject to  Permitted  Prior  Liens,  and (b) all of the  outstanding  common stock of the
         Company, and

(2)               second-priority  security interests in the Credit Agreement Priority Lien Collateral,  which consists of all Accounts
         (and all  instruments,  chattel  paper  and  other  documents  evidencing  the  obligation  of any  account  debtor to pay any obligation  that at any time  constituted  an  Account),  Inventory,  supporting  obligations  (as  defined in the NYUCC) that support Accounts,  deposit accounts (as defined in the NYUCC),  intellectual  property rights licensed to the Company by third parties  for the  manufacturing  of items from  Inventory  where such  license  cannot be  sublicensed  by the  Company,  Cash
         Equivalents  (including Cash  Equivalents in securities  accounts (as defined in the NYUCC)) other than any deposit account or
         Cash Equivalent that  constitutes or is held in an Asset Sales Proceeds  Account,  all books and records,  including  computer records and  software,  evidencing  or  directly  relating to  Accounts,  Inventory  and other  property  described  as Credit
         Agreement  Priority Lien  Collateral  and Proceeds of all of the foregoing at any time owned or acquired by the Company or any other Obligor, subject to Permitted Prior Liens, other than deposit accounts.

The  second-priority  security  interests in the Credit Agreement  Priority Lien Collateral will be expressly  subordinated to Liens on the Credit Agreement Priority Lien Collateral securing Credit Agreement Obligations.

         The Credit Agreement  Obligations will be secured by first-priority  security  interests in the Credit Agreement Priority Lien
Collateral and  second-priority  security interests in the Note Priority Lien Collateral other than the outstanding common stock of the
Company.  The  second-priority  security interests in the Note Priority Lien Collateral will be expressly  subordinated to Liens on the
Note Priority Lien Collateral securing Note Obligations.

         If the Company or any of its Domestic Restricted  Subsidiaries at any time owns or acquires any property,  other than Excluded
Assets, that is not subject to a valid,  enforceable  perfected Lien (subject to Permitted Prior Liens) in favor of the Trustee (or its co-trustee,  agent or sub-agent) as security for the Note Obligations,  then the Company will, or will cause such Restricted Subsidiary to,  execute and deliver to the Trustee a Note Security  Document  upon  substantially  the same terms as the Note  Security  Documents delivered  in  connection  with the issuance of the Notes,  granting a Lien upon such  property in favor of the Trustee as security for the Note  Obligations,  cause  such Lien to be duly  perfected  in any  manner  permitted  by law and cause  each  other Lien upon such property to be released,  unless it is a Permitted Lien, or  subordinated  to the Liens securing Note  Obligations if it is a Permitted
Lien but not a Permitted Prior Lien. However, the Note Obligations will be secured by a second-priority  Lien,  expressly  subordinated to all Liens securing Credit Agreement Obligations, if such property is Credit Agreement Priority Lien Collateral.

         Only the Notes and  other  Note  Obligations  will have the  benefit  of the  first-priority  security  interests  in the Note
Priority Lien  Collateral  and the  second-priority  security  interests in the Credit  Agreement  Priority Lien  Collateral.  No other
Indebtedness  may be secured  equally and ratably with the Notes and other Note  Obligations.  Liens are  permitted  on the  Collateral securing  Credit  Agreement  Obligations,  so long as (except as otherwise  provided  herein as to Proceeds and payments  under Section
10.02  hereof)  such  Liens are  contractually  subordinated  insofar  as they  attach to  property  constituting  Note  Priority  Lien
Collateral.  The security  interests  securing the Notes and other Note Obligations  will be subject to existing Liens,  purchase money security  interests and other Liens entitled to priority by law and will be contractually  subordinated  only insofar as they attach to property  constituting  Credit  Agreement  Priority  Lien  Collateral,  and as to such property  will be  subordinate  only to security interests in such property held by the Credit  Agreement  Agent securing the principal  amount of Indebtedness up to the Maximum Credit
Agreement  Indebtedness  Amount  outstanding under the Credit Agreement and other  Obligations  outstanding under the Credit Agreement, including interest and fees.

         In the event that the Company or any other Obligor sells any Note Priority Lien  Collateral,  it shall use the Net Proceeds to either  purchase  additional  assets that will constitute Note Priority Lien Collateral or make an offer for the purchase of the Notes.
A sale of capital stock of a Restricted  Subsidiary  that owns assets  constituting  Note Priority Lien Collateral will be treated as a sale of those assets.  If and whenever the Company or any other Obligor  receives any cash proceeds from any sale or other  disposition of Note Priority Lien  Collateral,  the Company  will,  or will cause such Obligor to,  immediately  deposit the Net Proceeds from such sale in an Asset Sales Proceeds Account controlled by the Trustee and held by it as additional Note Priority Lien Collateral

Section 11.03     Authorization of Actions to Be Taken.

         Each Holder of Notes,  by its  acceptance  of a Note,  consents  and agrees to the terms of each Note  Security  Document  and
Intercreditor  Agreement,  as originally in effect and as amended,  supplemented  or replaced from time to time in accordance  with its terms or the terms of this  Indenture,  authorizes  and directs the Trustee to enter into the Note Security  Documents,  authorizes and empowers the Trustee to enter into, and to execute and deliver, each Intercreditor  Agreement,  and authorizes and empowers the Trustee to bind the Holders of Notes and other holders of Note Obligations as set forth in the Note Security  Documents and each  Intercreditor
Agreement and to perform its obligations and exercise its rights and powers thereunder.

         The  Trustee  is  authorized  and  empowered  to  receive  for the  benefit of the  Holders  of Notes any funds  collected  or distributed  under the Note Security  Documents and to make further  distributions  of such funds to the Holders of Notes  according to the provisions of this Indenture.

         Subject to Sections  7.1 and 7.2 hereof and subject to Section  10.01  hereof,  the Trustee  may, in its sole  discretion  and without the consent of the Holders of Notes, take all actions it deems necessary or appropriate in order to:

(1)               foreclose upon or otherwise enforce any or all of the Liens securing Note Obligations;

(2)               enforce any of the terms of the Note Security Documents; or

(3)               collect and receive payment of any and all Note Obligations.

         The Trustee is  authorized  and empowered to institute and maintain  such suits and  proceedings  as it may deem  expedient to protect or enforce the Liens  securing Note  Obligations  or the Note Security  Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Note Security  Documents or this Indenture,  and such suits and proceedings as the
Trustee may deem  expedient  to  preserve  or protect  its  interests  and the  interests  of the  Holders of Notes in the  Collateral, including  power to institute and maintain suits or proceedings to restrain the  enforcement of or compliance  with any  legislative or other  governmental  enactment,  rule or order that may be  unconstitutional  or otherwise invalid if the enforcement of, or compliance with,  such  enactment,  rule or order would impair the security  interest  hereunder or be  prejudicial to the interests of Holders of
Notes or the Trustee.

Section 11.04     Release of Liens Securing Note Obligations.

         The Liens securing Note Obligations will be released:

(1)               in whole,  as to all property  subject to such Liens,  upon payment in full of the principal  of,  accrued and unpaid interest and premium and  Additional  Interest,  if any, on the Notes and payment in full of all other Note  Obligations  that are due and payable at or prior to the time such principal,  accrued and unpaid interest and premium and Additional  Interest, if any, are paid;

(2)               in whole, as to all property subject to such Liens, upon satisfaction and discharge of this Indenture;

(3)               in whole,  as to all property  subject to such Liens,  upon a legal  defeasance  or covenant  defeasance as set forth under Article 8 hereof;

(4)               in part, as to any property that (a) is sold or otherwise  disposed of by the Company or one of its Subsidiaries in a transaction  permitted by this  Indenture,  at the time of such sale or  disposition,  to the extent of the  interest  sold or disposed of, (b) is owned or at any time  acquired by a Guarantor  that has been  released  from its  Guarantee,  concurrently with the release of such Guarantee or (c) constitutes  Exceed  Proceeds from the sale of Note Priority Lien  Collateral  which have been offered to, but not accepted by, the Holders of Notes and are released as set forth herein;

(5)               as to property that  constitutes  all or  substantially  all of the  Collateral,  with the consent of at least 80% in principal  amount of the then  outstanding  Notes as a single  class  (including,  without  limitation,  consents  obtained in connection with a tender offer or exchange offer for, or purchase of, Notes); or

(6)               as to property that constitutes less than all or substantially all of the Collateral,  with the consent of at least a majority in principal amount of the Notes then outstanding voting as a single class (including,  without limitation,  consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Section 11.05     Further Assurances;  Inspection;  Expense Reimbursement;  Indemnity.

         The  Company  will,  and will  cause  each of its  Subsidiaries  to,  do or cause to be done  all acts and  things  which  are necessary,  or which the Trustee  from time to time may  reasonably  request,  to assure and confirm  that the Trustee  holds,  for the benefit of the holders of Note Obligations,  duly created,  enforceable and perfected Liens upon the Collateral as contemplated by this
Indenture and the Note Security  Documents,  so as to render the same  available for the security and benefit of this  Indenture and of the Notes, Guarantees and all other Note Obligations, according to the intent and purposes herein expressed.

         Upon request of the Trustee at any time and from time to time, the Company will, and will cause each of its  Subsidiaries  to, promptly execute,  acknowledge and deliver such Note Security  Documents,  instruments,  certificates,  notices and other documents and take such other actions as the Trustee may reasonably request to create,  perfect,  protect,  assure or enforce the Liens securing Note
Obligations  and  benefits  intended  to be  conferred  as  contemplated  by this  Indenture  for the  benefit  of the  holders of Note
Obligations.  If the Company or such Subsidiary fails to do so, the Trustee is hereby irrevocably  authorized and empowered,  with full power of substitution, to execute, acknowledge and deliver such Note Security Documents, instruments,  certificates,  notices and other documents and, subject to this Indenture,  take such other actions in the name, place and stead of the Company or such Subsidiary,  but the  Trustee  will have no  obligation  to do so and no  liability  for any action  taken or omitted by it in good faith in  connection therewith.

         Upon request of the Trustee at any time and from time to time, the Company will,  and will cause its  Restricted  Subsidiaries to, (i) permit the Trustee or any advisor,  auditor,  consultant,  attorney or representative  acting for the Trustee or the Holders of at least 25% in outstanding  principal amount of Notes,  upon reasonable  notice to the Company and during normal business hours unless an Event of Default is  continuing,  to visit and inspect any of the  property of the  Company and its  Subsidiaries,  to review,  make extracts  from and copy the books and records of the Company and its  Subsidiaries  relating to any such  property,  and to discuss any matter  pertaining to any such property  with the officers and employees of the Company and its  Subsidiaries,  and (ii) deliver to the
Trustee  such  reports,  including  valuations,  relating to any such  property or any Lien  thereon as the Trustee or such holders may request.

         The Company will bear and pay all legal expenses,  collateral audit and valuation costs,  filing fees,  insurance premiums and other costs  associated with the performance of the obligations of the Company and its  Subsidiaries set forth in this section and also will pay, or promptly  reimburse  the Trustee  for, all costs and  expenses  incurred by the Trustee or Holders of Notes in  connection therewith,  including all reasonable fees and charges of any advisors, auditors,  consultants,  attorneys or representatives acting for the Trustee or the Holders of at least 25% in outstanding principal amount of Notes.

         The Company  will pay,  reimburse  the Trustee and the Holders of Notes for,  and, to the fullest  extent  lawful,  defend and indemnify  each of them  against,  all claims,  liabilities,  taxes,  costs and expenses of every type and nature  (including,  without limitation,  the reasonable fees and charges of attorneys,  advisors,  auditors and consultants acting for any of them) incurred by any of them as a result  of or in  connection  with the  creation,  perfection,  protection  or  enforcement  of the  Liens  securing  Note
Obligations  or the  exercise or  enforcement  of any right or remedy under the Security  Documents or to prove,  preserve,  protect or enforce any Lien  securing  Note  Obligations  or any claim based upon any Lien  securing  Note  Obligations  in any legal  proceeding, including any Insolvency or Liquidation  Proceeding,  except that the Trustee or a Holder of Notes will not be entitled to indemnity in respect of any claim, liability or loss that resulted directly and primarily from its own gross negligence or willful misconduct.

         The Company  will pay,  reimburse  the Trustee and the Holders of Notes for,  and, to the fullest  extent  lawful,  defend and indemnify  each of them  against,  all claims,  liabilities,  taxes,  costs and expenses of every type and nature  (including,  without limitation,  the reasonable fees and charges of attorneys,  advisors,  auditors and consultants acting for any of them) incurred by any of them as a result of or in  connection  with:  (A) the  presence,  release,  or  threatened  release of or exposure to any  hazardous material at, from, in, to, on, or under any property  currently or formerly owned,  leased or otherwise used or occupied by the Company or any of its  Subsidiaries;  (B)  the  transportation,  treatment,  storage,  handling,  recycling  or  disposal  or  arrangement  for transportation,  treatment,  storage,  handling,  recycling or disposal of any hazardous material at or to any location by or on behalf of the Company or any of its  Subsidiaries;  or (C) any  violation  of  environmental  law by the  Company or any of its  Subsidiaries,
except that the Trustee or Holder of Notes will not be entitled to indemnity in respect of any claim,  liability or loss that  resulted directly and primarily from its own gross negligence or willful misconduct.

         The Company will comply with the provisions of TIAss.314(b).

         To the extent applicable,  the Company will cause TIAss.313(b),  relating to reports, and TIAss.314(d),  relating to the release of property or securities or relating to the  substitution  therefore of any property or securities to be subjected to the Note Lien of the Note Security  Documents,  to be complied with. Any certificate or opinion required by TIAss.314(d) may be made by an officer of the
Company except in cases where TIAss.314(d)  requires that such  certificate or opinion be made by an  independent  Person,  which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

         To the extent applicable,  the Company will furnish to the Trustee,  prior to each proposed release of Collateral  pursuant to the Note Security Documents:

(1)               all documents required by TIAss.314(d); and

(2)               an Opinion of Counsel to the effect  that such  accompanying  documents  constitute  all  documents  required  by TIA
       ss.314(d).

Section 11.06     Amendment of Note Security Documents.

         No amendment or  supplement  to the  provisions of the Note  Security  Documents  will be effective  without the consent of at least a majority in aggregate principal amount of the Notes outstanding, except that:

(1)               no amendment or supplement to the provisions of the Note Security  Documents that adversely  affects the right of any
         Holder of Notes to share  equally and  ratably  with the Holders of other  Notes in the  benefits  of any Lien  securing  Note
         Obligations will be effective without the consent of such Holder and

(2)               any amendment or supplement to the provisions of the Note Security  Documents that releases all or substantially  all of the Collateral will be governed by Section 11.04 hereof.

ARTICLE 12.
                                                            NOTE GUARANTEES

Section 12.01     Guarantee.

(a)               Subject to this Article 11, each of the Guarantors hereby, jointly and severally,  unconditionally guarantees to each
Holder of a Note  authenticated  and delivered by the Trustee and to the Trustee and its  successors and assigns,  irrespective  of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                the principal of, premium and Additional  Interest,  if any, and interest on the Notes will be promptly paid in full when due,  whether at maturity,  by  acceleration,  redemption  or  otherwise,  and  interest on the overdue  principal of and interest on the Notes,  if any, if lawful,  and all other  obligations of the Company to the Holders or the Trustee  hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)               in case of any extension of time of payment or renewal of any Notes or any of such other obligations,  that same will be promptly  paid in full when due or performed in accordance  with the terms of the  extension or renewal,  whether at stated
         maturity, by acceleration or otherwise.

         Failing  payment when due of any amount so guaranteed or any  performance  so guaranteed for whatever  reason,  the Guarantors will be jointly and severally  obligated to pay the same  immediately.  Each  Guarantor  agrees that this is a guarantee of payment and not a guarantee of collection.

(b)               The  Guarantors  hereby agree that their  obligations  hereunder  are  unconditional,  irrespective  of the validity, regularity or  enforceability  of the Notes or this Indenture,  the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with  respect to any  provisions  hereof or thereof,  the recovery of any  judgment  against the  Company,  any action to enforce the same or any other  circumstance which might otherwise  constitute a legal or equitable  discharge or defense of a guarantor.  Each  Guarantor  hereby waives  diligence,  presentment,  demand of payment,  filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company,  protest,  notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged  except by complete  performance of the  obligations  contained in the Notes and this Indenture.

(c)               If any Holder or the Trustee is required by any court or otherwise to return to the Company,  the  Guarantors  or any custodian,  Trustee,  liquidator or other similar official acting in relation to either the Company or the Guarantors,  any amount paid by either to the Trustee or such Holder, this Note Guarantee,  to the extent theretofore  discharged,  will be reinstated in full force and effect.

(d)               Each Guarantor  agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations  guaranteed hereby until payment in full of all obligations  guaranteed hereby.  Each Guarantor further agrees that, as between the  Guarantors,  on the one hand, and the Holders and the Trustee,  on the other hand, (1) the maturity of the  obligations guaranteed  hereby may be  accelerated  as provided in Article 6 hereof for the purposes of this Note  Guarantee,  notwithstanding  any stay,  injunction or other prohibition  preventing such acceleration in respect of the obligations  guaranteed  hereby,  and (2) in the event of any declaration of  acceleration of such  obligations as provided in Article 6 hereof,  such  obligations  (whether or not due and payable) will  forthwith  become due and payable by the  Guarantors for the purpose of this Note  Guarantee.  The  Guarantors  will have the right to seek contribution  from any non-paying  Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02     Limitation on Guarantor Liability.

         Each  Guarantor,  and by its acceptance of Notes,  each Holder,  hereby  confirms that it is the intention of all such parties that the Note  Guarantee of such  Guarantor  not  constitute a fraudulent  transfer or conveyance  for purposes of Bankruptcy  Law, the
Uniform  Fraudulent  Conveyance Act, the Uniform  Fraudulent  Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing  intention,  the Trustee,  the Holders and the Guarantors hereby  irrevocably agree that the  obligations of such  Guarantor  will be limited to the maximum  amount that will,  after giving effect to such maximum amount and all other  contingent  and fixed  liabilities  of such  Guarantor that are relevant under such laws, and after giving effect to any collections  from,  rights to receive  contribution  from or  payments  made by or on behalf of any other  Guarantor  in respect of the obligations of such other  Guarantor  under this Article 12, result in the  obligations of such Guarantor  under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03     Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 12.01 hereof,  each  Guarantor  hereby agrees that a notation of such Note
Guarantee  substantially  in the form  attached  as Exhibit E hereto  will be  endorsed  by an Officer of such  Guarantor  on each Note authenticated  and  delivered  by the  Trustee and that this  Indenture  will be  executed  on behalf of such  Guarantor  by one of its
Officers.

         Each  Guarantor  hereby agrees that its Note  Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer  whose  signature  is on this  Indenture  or on the Note  Guarantee  no longer holds that office at the time the
Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee,  after the  authentication  thereof  hereunder,  will  constitute due delivery of the
Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company or any of its  Restricted  Subsidiaries  creates or acquires any Domestic  Subsidiary  after the date of this  Indenture,  if required by Section  4.21  hereof,  the Company  will cause such  Domestic  Subsidiary  to comply with the provisions of Section 4.21 hereof and this Article 12, to the extent applicable.

Section 12.04     Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise  provided in Section 12.05 hereof,  no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate  with or merge with or into (whether or not such Guarantor is the surviving  Person)  another  Person, other than the Company or another Guarantor, unless:

(1)               immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)               either:

(A)               the Person  acquiring  the property in any such sale or  disposition  or the Person  formed by or surviving  any such consolidation  or  merger  assumes  all the  obligations  of that  Guarantor  pursuant  to a  supplemental  indenture satisfactory to the Trustee; and

(B)               the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

         In case of any  such  consolidation,  merger,  sale or  conveyance  and  upon  the  assumption  by the  successor  Person,  by supplemental  indenture,  executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual  performance  of all of the covenants and  conditions of this  Indenture to be performed by the
Guarantor,  such  successor  Person will succeed to and be  substituted  for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor  Person  thereupon may cause to be signed any or all of the Note  Guarantees to be endorsed upon all of the Notes  issuable  hereunder  which  theretofore  shall not have been signed by the Company and delivered to the Trustee.  All the Note  Guarantees so issued will in all respects have the same legal rank and benefit  under this  Indenture as the Note  Guarantees theretofore  and  thereafter  issued in  accordance  with the terms of this  Indenture as though all of such Note  Guarantees  had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof,  and  notwithstanding  clauses (a) and (b) above,  nothing  contained  in this
Indenture  or in any of the Notes  will  prevent  any  consolidation  or merger of a  Guarantor  with or into the  Company  or  another
Guarantor,  or will prevent any sale or  conveyance  of the property of a Guarantor as an entirety or  substantially  as an entirety to the Company or another Guarantor.

Section 12.05     Releases.

         (a)      Upon the  consummation  of any  transaction  after which any  Guarantor is no longer a Restricted  Subsidiary  of the
Company,  then such  Guarantor (in the event of a sale or other  disposition  of any assets or property of such  Guarantor or a sale of the Capital Stock of such Guarantor) or the corporation  acquiring the property (in the event of a sale or other  disposition of all or substantially  all of the assets of such  Guarantor)  will be  released  and  relieved  of any  obligations  under its Note  Guarantee;
provided that the Net Proceeds of such sale or other  disposition  are applied in  accordance  with the  applicable  provisions of this
Indenture,  including without limitation Section 4.10 hereof.  Upon delivery by the Company to the Trustee of an Officers'  Certificate
and an Opinion of Counsel to the effect that such sale or other  disposition  was made by the Company in accordance with the provisions of this Indenture,  including without  limitation Section 4.10 hereof,  the Trustee will execute any documents  reasonably  required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (b)      Upon Legal  Defeasance  in  accordance  with Article 8 hereof or  satisfaction  and  discharge  of this  Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

         Any  Guarantor  not released  from its  obligations  under its Note  Guarantee  as provided in this Section  10.05 will remain liable for the full  amount of  principal  of and  interest  on the Notes and for the other  obligations  of any  Guarantor  under this
Indenture as provided in this Article 10.

ARTICLE 13.
                                                      satisfaction and discharge

Section 13.01      Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)               either:

(A)               all Notes that have been  authenticated  (except lost,  stolen or destroyed Notes that have been replaced or paid and
                  Notes for whose payment money has  theretofore  been  deposited in trust and  thereafter  repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)               all Notes that have not been delivered to the Trustee for  cancellation  have become due and payable by reason of the making of a notice of redemption  or otherwise or will become due and payable  within one year and the Company or any
                  Guarantor  has  irrevocably  deposited or caused to be deposited  with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars,  non-callable  Government Securities,  or a combination thereof, in such amounts as will be sufficient  without  consideration of any reinvestment of interest,  to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal,  premium and Additional
                  Interest, if any, and accrued interest to the date of maturity or redemption;

(2)               no Default or Event of Default  shall have occurred and be continuing on the date of such deposit or shall occur as a result of such  deposit and such  deposit will not result in a breach or violation  of, or  constitute  a default  under,  any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)               the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)               the Company has delivered  irrevocable  instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition,  the Company must deliver an Officers'  Certificate  and an Opinion of Counsel to the Trustee  stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding  the  satisfaction  and discharge of this Indenture,  if money has been deposited with the Trustee pursuant to subclause  (b) of clause (1) of this Section,  the  provisions of Sections  13.02 and 8.06 will survive.  In addition,  nothing in this
Section 13.01 will be deemed to discharge those provisions of Section 7.07 hereof,  that, by their terms,  survive the satisfaction and discharge of this  Indenture.  The  Collateral  will be released  with respect to the Notes only,  as provided by Section 12.05 hereof, upon a discharge of this Indenture in accordance with the provisions described in this Section 13.01.

Section 13.02      Application of Trust Money.

         Subject to the  provisions  of Section 8.06 hereof,  all money  deposited  with the Trustee  pursuant to Section  13.01 hereof shall be held in trust and applied by it, in accordance  with the provisions of the Notes and this  Indenture,  to the payment,  either directly or through any Paying  Agent  (including  the Company  acting as its own Paying  Agent) as the Trustee may  determine,  to the
Persons  entitled  thereto,  of the principal  (and premium,  if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government  Securities in accordance  with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental  authority enjoining,  restraining or otherwise  prohibiting such application,  the Company's and any Guarantor's  obligations under this Indenture and the Notes shall be revived and  reinstated as though no deposit had occurred  pursuant to Section 13.01 hereof;  provided that if the Company has made any payment of principal of, premium,  if any, or interest on any Notes because of the reinstatement of its obligations,  the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or  Government  Securities  held by the
Trustee or Paying Agent.

ARTICLE 14.
                                                             MISCELLANEOUS

Section 14.01      Trust Indenture Act Controls.

         If any provision of this Indenture limits,  qualifies or conflicts with the duties imposed by TIAss.318(c),  the imposed duties will control.

Section 14.02      Notices.

         Any notice or  communication  by the  Company,  any  Guarantor  or the  Trustee to the others is duly given if in writing  and delivered in Person or mailed by first class mail  (registered  or certified,  return receipt  requested),  telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         O'Sullivan Industries, Inc.
         1900 Gulf Street
         Lamar, Missouri 64759-1899
         Telecopier No.:  (417) 681-8248
         Attention:  General Counsel

         With a copy to:
         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, NY 10022-4675
         Telecopier No.:  (212) 446-4900
         Attention:  Joshua Korff, Esq.

         If to the Trustee:
         The Bank of New York
         Corporate Trust Division
         101 Barclay Street, 8th Floor West
         New York, NY 10286
         Telecopier No.:  (212) 815-5704/5707
         Attention:  Corporate Trust Administration

         The Company,  any  Guarantor or the Trustee,  by notice to the others,  may designate  additional  or different  addresses for subsequent notices or communications.

         All  notices  and  communications  (other  than those sent to  Holders)  will be deemed to have been duly  given:  at the time delivered by hand, if personally  delivered;  five Business Days after being deposited in the mail,  postage prepaid,  if mailed;  when receipt acknowledged,  if telecopied;  and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any  notice or  communication  to a Holder  will be mailed by first  class  mail,  certified  or  registered,  return  receipt requested,  or by overnight air courier  guaranteeing  next day delivery to its address  shown on the register  kept by the  Registrar.
Any notice or  communication  will also be so mailed to any Person  described  in TIAss. 313(c),  to the  extent  required  by the TIA.
Failure  to mail a notice or  communication  to a Holder or any  defect in it will not affect  its  sufficiency  with  respect to other
Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed,  it is duly given,  whether or not the addressee receives it.

         If the  Company  mails a notice or  communication  to  Holders,  it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03      Communication by Holders of Notes with Other Holders of Notes.

         Holders may  communicate  pursuant to TIAss. 312(b) with other Holders with respect to their rights under this Indenture or the
Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIAss. 312(c).

Section 14.04      Certificate and Opinion as to Conditions Precedent.

         Upon any request or  application  by the Company to the Trustee to take any action  under this  Indenture,  the Company  shall furnish to the Trustee:

(1)               an  Officers'  Certificate  in form and  substance  reasonably  satisfactory  to the Trustee  (which must include the statements  set forth in Section 14.05  hereof)  stating that,  in the opinion of the signers,  all  conditions  precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)               an Opinion  of  Counsel in form and  substance  reasonably  satisfactory  to the  Trustee  (which  must  include  the statements  set forth in Section 14.05 hereof)  stating that, in the opinion of such counsel,  all such  conditions  precedent and covenants have been satisfied.

Section 14.05      Statements Required in Certificate or Opinion.

         Each  certificate or opinion with respect to compliance  with a condition or covenant  provided for in this  Indenture  (other than a certificate provided pursuant to TIAss. 314(a)(4)) must comply with the provisions of TIAss. 314(e) and must include:

(1)               a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)               a brief  statement  as to the nature and scope of the  examination  or  investigation  upon which the  statements  or opinions contained in such certificate or opinion are based;

(3)               a  statement  that,  in the  opinion of such  Person,  he or she has made such  examination  or  investigation  as is necessary  to enable him or her to express an  informed  opinion as to  whether or not such  covenant  or  condition  has been satisfied; and

(4)               a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06     Rules by Trustee and Agents.

         The Trustee  may make  reasonable  rules for action by or at a meeting of  Holders.  The  Registrar  or Paying  Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07     No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past,  present or future  director,  officer,  employee,  incorporator  or stockholder of the Company or any Guarantor,  as such,  will have any  liability  for any  obligations  of the  Company or the  Guarantors  under the Notes,  this  Indenture,  the Note
Guarantees or any Security  Documents,  or for any claim based on, in respect of, or by reason of, such  obligations or their creation.
Each  Holder  of  Notes  by  accepting  a Note  waives  and  releases  all such  liability.  The  waiver  and  release  are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08     Governing Law.
         THE  INTERNAL  LAW OF THE  STATE OF NEW YORK  WILL  GOVERN  AND BE USED TO  CONSTRUE  THIS  INDENTURE,  THE NOTES AND THE NOTE
GUARANTEES  WITHOUT  GIVING  EFFECT TO  APPLICABLE  PRINCIPLES  OF CONFLICTS OF LAW TO THE EXTENT THAT THE  APPLICATION  OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other  indenture,  loan or debt  agreement of the Company or its  Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10     Successors.

         All  agreements of the Company in this  Indenture  and the Notes will bind its  successors.  All  agreements of the Trustee in this Indenture will bind its  successors.  All  agreements of each  Guarantor in this  Indenture  will bind its  successors,  except as otherwise provided in Section 12.05.

Section 14.11     Severability.

         In case any provision in this  Indenture or in the Notes is invalid,  illegal or  unenforceable,  the  validity,  legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12     Counterpart Originals.

         The parties may sign any number of copies of this  Indenture.  Each signed copy will be an original,  but all of them together represent the same agreement.

Section 14.13     Table of Contents, Headings, etc.

         The Table of Contents,  Cross-Reference  Table and Headings of the Articles and Sections of this  Indenture have been inserted for  convenience of reference  only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 14.14     Waiver of Jury Trial

         Each of the Company,  the Guarantors and the Trustee hereby irrevocably  waives, to the fullest extent permitted by applicable law,  any and all  right to trial by jury in any  legal  proceeding  arising  out of or  relating  to the  Indenture,  the Notes or the transactions contemplated hereby.

                                                    [Signatures on following page]

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                                                              SIGNATURES

Dated as of September 29, 2003
                                                     O'SULLIVAN INDUSTRIES, INC.

                                                     By:           /s/ Phillip J. Pacey
                                                           Name:  Phillip J. Pacey
                                                           Title:  Sr. Vice President
                                                           and Chief Financial Officer

                                                     O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                                                     By:           /s/ Phillip J. Pacey
                                                           Name:  Phillip J. Pacey
                                                           Title:  Sr. Vice President
                                                           and Chief Financial Officer

                                                     O'SULLIVAN INDUSTRIES - VIRGINIA, INC.

                                                     By:           /s/ Phillip J. Pacey
                                                           Name:  Phillip J. Pacey
                                                           Title:  Sr. Vice President
                                                           and Chief Financial Officer

                                                     O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                                     By:           /s/ Phillip J. Pacey
                                                           Name:  Phillip J. Pacey
                                                           Title:  Sr. Vice President
                                                           and Chief Financial Officer

                                                     THE BANK OF NEW YORK

                                                     By:           /s/ Robert A. Massimillo
                                                           Name:  Robert A. Massimillo
                                                           Title:  Vice President
                                                           Corporate Trust Administration

                                                             [Face of Note]
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FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL  REVENUE CODE OF 1986, AS AMENDED,  THIS SECURITY IS BEING ISSUED WITH
ORIGINAL ISSUE  DISCOUNT;  FOR EACH $1,000  PRINCIPAL  AMOUNT OF THIS  SECURITY,  THE ISSUE PRICE IS $950, THE AMOUNT OF ORIGINAL ISSUE
DISCOUNT IS $50, THE ISSUE DATE IS SEPTEMBER 29, 2003 AND THE YIELD TO MATURITY IS 12.00% PER ANNUM.

                                                                                                                CUSIP/CINS ____________

                                                 10.63% Senior Secured Notes due 2008

No. ___                                                                                               $____________

                                                      O'Sullivan Industries, Inc.

promises                              to                              pay                             to                             or
registered assigns,

the principal sum of __________________________________________________________ DOLLARS on October 1, 2008.

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

Dated:  September 29, 2003

                                                     O'Sullivan Industries, Inc.

                                                     By:
                                                           Name:
                                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York,
  as Trustee

By:
                Authorized Signatory

---------------------------------------------------------------------------------------------------------------------------------------

                                                            [Back of Note]
                                                 10.63% Senior Secured Notes due 2006

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized  terms used herein  have the  meanings  assigned  to them in the  Indenture  referred  to below  unless  otherwise indicated.

(1)               INTEREST.  O'Sullivan  Industries,  Inc., a Delaware  corporation  (the  "Company"),  promises to pay interest on the principal  amount of this Note at 10.63%  per annum  from  September  29,  2003 until  maturity  and shall pay the  Additional
         Interest,  if any,  payable pursuant to Section 5 of the  Registration  Rights  Agreement  referred to below. The Company will pay interest and  Additional  Interest,  if any,  semi-annually  in arrears on January 15 and July 15 of each year,  or if any such day is not a Business  Day, on the next  succeeding  Business Day (each,  an "Interest  Payment  Date").  Interest on the
         Notes will accrue from the most recent date to which  interest has been paid or, if no interest  has been paid,  from the date of  issuance;  provided  that if there is no existing  Default in the payment of interest,  and if this Note is  authenticated between a record date referred to on the face hereof and the next  succeeding  Interest  Payment Date,  interest  shall accrue from such next succeeding  Interest  Payment Date;  provided further that the first Interest Payment Date shall be January 15,
         2004.  The Company  will pay  interest  (including  post-petition  interest in any  proceeding  under any  Bankruptcy  Law) on overdue  principal and premium,  if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect;  it will pay interest  (including  post-petition  interest in any proceeding  under any Bankruptcy  Law) on overdue installments of interest and Additional  Interest,  if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent  lawful.  Interest  will be computed on the basis of a 360-day year of twelve  30-day months.

(2)               METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted  interest) and Additional  Interest, if any,  to the  Persons  who are  registered  Holders  of Notes at the  close of  business  on the  January  1 or July 1 next preceding  the Interest  Payment Date,  even if such Notes are canceled  after such record date and on or before such Interest
         Payment  Date,  except as provided in Section 2.12 of the  Indenture  with respect to  defaulted  interest.  The Notes will be payable as to  principal,  premium  and  Additional  Interest,  if any,  and  interest  at the office or agency of the Company maintained  for such purpose  within or without the City and State of New York,  or, at the option of the Company,  payment of interest and  Additional  Interest,  if any, may be made by check  mailed to the Holders at their  addresses  set forth in the register of Holders;  provided that payment by wire transfer of immediately  available  funds will be required with respect to principal of and interest,  premium and Additional  Interest,  if any, on, all Global Notes and all other Notes the Holders of which will have  provided  wire transfer  instructions  to the Company or the Paying Agent.  Such payment will be in such coin or  currency  of the United  States of America as at the time of  payment is legal  tender for  payment of public and  private debts.

(3)               PAYING AGENT AND REGISTRAR.  Initially,  The Bank of New York,  the Trustee under the  Indenture,  will act as Paying
         Agent and Registrar.  The Company may change any Paying Agent or Registrar  without  notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)               INDENTURE.  The Company issued the Notes under an Indenture  dated as of September 29, 2003 (the  "Indenture")  among the Company,  the  Guarantors  and the Trustee.  The terms of the Notes  include  those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S.  Codess.ss. 77aaa-77bbbb).  The Notes are subject to all such terms,  and
         Holders are referred to the  Indenture  and such Act for a statement of such terms.  To the extent any  provision of this Note conflicts with the express  provisions of the  Indenture,  the  provisions of the Indenture  shall govern and be  controlling.
         The Notes are secured  obligations  of the Company  limited to $100.0  million in aggregate  principal  amount.  The Notes are secured  by a pledge  of the  Capital  Stock of the  Company  and  substantially  all of the  assets  of the  Company  and the
         Guarantors pursuant to the Pledge and Security Agreement referred to in the Indenture.

(5)               OPTIONAL REDEMPTION.

(a)               Except as set forth in subparagraphs  (b) and (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to October 1, 2006.  On or after  October 1, 2006,  the  Company  may redeem all or a part of the Notes,  upon not less than 30 nor more than 60 days notice,  at the redemption  prices  (expressed as percentages of principal  amount at maturity) set forth below plus accrued and unpaid  interest and  Additional  Interest,  if any,  thereon,  to the applicable  redemption  date, if redeemed during the twelve-month  period  beginning on October 1 of the years indicated below,  subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        Year                                                                                  Percentage
        2006.............................................................................              105.315%
        2007 and thereafter..............................................................             100.000%

(b)               Notwithstanding  the  provisions of  subparagraph  (a) of this Paragraph 5, at any time prior to October 1, 2006, the
Company may on any one or more occasions  redeem up to 35% of the aggregate  principal  amount of Notes issued under the Indenture at a redemption price of 110.63% of the principal amount at maturity thereof,  plus accrued and unpaid interest and Additional Interest,  if any, to the  redemption  date,  with a  contribution  to the common equity  capital of the Company made with the net cash proceeds of a concurrent Equity Offering by O'Sullivan's  direct or indirect parent;  provided that at least 65% in aggregate principal amount of the
Notes  originally  issued  under  the  Indenture  (excluding  Notes  held by the  Company  and its  Subsidiaries)  remains  outstanding immediately  after the occurrence of such  redemption and that such  redemption must occur within 90 days of the date of the closing of such Equity Offering.

(c)               At any time prior to October 1, 2006,  the Company may also redeem all or a part of the Notes upon the  occurrence of a Change of  Control,  upon not less than 30 nor more than 60 days prior  notice  (but in no event may any such  redemption  occur more than 90 days after the  occurrence of such Change of Control)  mailed by first-class  mail to each Holder's  registered  address,  at a redemption  price equal to 100% of the principal  amount at maturity of Notes redeemed plus the  Applicable  Premium as of, and accrued and unpaid interest and Additional  Interest,  if any, to the applicable date of redemption,  subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(6)               MANDATORY REDEMPTION.

         Except as set forth under  Sections 3.09,  4.10 and 4.15 in the Indenture,  the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)               REPURCHASE AT THE OPTION OF HOLDER.

(A)               If there is a Change of  Control,  the Company  will be  required  to make an offer (a "Change of Control  Offer") to repurchase  all or any part (equal to $1,000 or an integral  multiple  thereof) of each Holder's  Notes at a purchase price equal to 101% of the  aggregate  principal  amount at maturity  thereof  plus  accrued and unpaid  interest and
                  Additional  Interest  thereon,  if any,  to the date of  purchase  subject  to the  rights of Holders of Notes on the relevant  record  date to  receive  interest  due in the  relevant  interest  payment  date (the  "Change  of Control
                  Payment").  Within 60 days  following  any Change of Control,  the Company will mail a notice to each Holder  setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(B)               If the Company or a Restricted  Subsidiary  of the Company  consummates  any Asset  Sales,  other than a sale of Note
                  Priority Lien  Collateral,  within five days of each date on which the aggregate  amount of Excess  Proceeds  exceeds
                  $10.0 million,  the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu  with the Notes  containing  provisions  similar to those set forth in the  Indenture  with  respect to offers to purchase or redeem with the  proceeds of sales of assets (an "Asset Sale  Offer")  pursuant to Section 3.09 of the  Indenture to purchase the maximum  principal  amount of Notes and other pari passu  Indebtedness  that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal  amount at maturity thereof plus accrued and unpaid interest and Additional  Interest thereon, if any, to the date fixed for the closing of such  offer,  in  accordance  with the  procedures  set forth in the  Indenture.  To the  extent  that the aggregate  amount of Notes and other pari passu  Indebtedness  tendered  pursuant to an Asset Sale Offer is less than the Excess  Proceeds,  the  Company  (or such  Restricted  Subsidiary)  may use such  deficiency  for any purpose not otherwise  prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders  thereof exceeds the amount of Excess  Proceeds,  the Trustee shall select the Notes and other pari passu  Indebtedness  to be purchased  on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company  prior to any related  purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

(C)               If the Company or a Restricted  Subsidiary of the Company  consummates  any Asset Sales  constituting a Note Priority
                  Lien Collateral,  the Company will commence an Asset Sale Offer pursuant to Section 3.09 of the Indenture to purchase the maximum  principal  amount of Notes that may be purchased out of the Net Proceeds at an offer price in cash in an amount equal to 102% of the  principal  amount at maturity  thereof plus accrued and unpaid  interest and  Additional
                  Interest  thereon,  if any, to the date fixed for the closing of such offer,  in accordance  with the  procedures set forth in the Indenture.  To the extent that the aggregate  amount of Notes  tendered  pursuant to an Asset Sale Offer is less than the Net Proceeds,  the Company (or such  Restricted  Subsidiary) may use such deficiency for any purpose not otherwise  prohibited  by the  Indenture.  If the  aggregate  principal  amount of Notes  surrendered  by holders thereof  exceeds the amount of Net Proceeds,  the Trustee shall select the Notes to be purchased on a pro rata basis.
                  Holders  of Notes that are the  subject of an offer to  purchase  will  receive an Asset Sale Offer from the  Company prior to any  related  purchase  date and may elect to have such Notes  purchased  by  completing  the form  entitled
                  "Option of Holder to Elect Purchase" attached to the Notes.

(8)               NOTICE OF  REDEMPTION.  Notice of  redemption  will be mailed at least 30 days but not more than 60 days  before  the redemption date to each Holder whose Notes are to be redeemed at its registered  address,  except that redemption  notices may be mailed more than 60 days prior to a redemption  date if the notice is issued in  connection  with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in  denominations  larger than $1,000 may be redeemed in part but only in whole  multiples of $1,000,  unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)               DENOMINATIONS,  TRANSFER,  EXCHANGE.  The Notes are in registered form without coupons in denominations of $1,000 and integral  multiples  of $1,000.  The  transfer  of Notes may be  registered  and Notes may be  exchanged  as  provided  in the
         Indenture.  The Registrar and the Trustee may require a Holder,  among other things, to furnish  appropriate  endorsements and transfer  documents  and the  Company  may  require a Holder to pay any taxes and fees  required  by law or  permitted  by the
         Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note  selected for  redemption, except for the  unredeemed  portion of any Note being  redeemed in part.  Also,  the Company need not exchange or register the transfer  of any Notes for a period of 15 days  before a  selection  of Notes to be  redeemed  or during the period  between a record date and the corresponding Interest Payment Date.

(10)              PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)              AMENDMENT,  SUPPLEMENT AND WAIVER.  Subject to certain  exceptions,  the Indenture,  the Note Guarantees or the Notes
         may be amended or  supplemented  with the  consent of the  Holders  of at least a  majority  in  principal  amount of the then outstanding  Notes voting as a single class,  and any existing  Default or Event of Default  compliance  with any provision of the  Indenture,  the Note  Guarantees  or the Notes may be waived with the  consent of the Holders of a majority in  principal amount of the then  outstanding  Notes voting as a single class.  Without the consent of any Holder of a Note,  the Indenture, the Note Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity,  defect or  inconsistency,  (ii) to provide for  uncertificated  Notes in addition to or in place of  certificated  Notes,  (iii) to provide for the assumption of the Company's or any Guarantor's  obligations to Holders of the Notes in case of a merger or  consolidation,  (iv) to make any change that would  provide any  additional  rights or benefits to the Holders of the Notes or that does not  adversely  affect the legal rights under the  Indenture of any such Holder,  (v) to comply with the  requirements  of the SEC in order to effect or maintain the  qualification  of the Indenture  under the TIA or to allow any  Subsidiary  to guarantee  the Notes,  (vi) to make,  complete or confirm any grant of Collateral  permitted or required by the Security  Documents or this  Indenture or any release of Collateral that becomes  effective as set forth in the Security  Documents or this Indenture,  (vii) to conform the text of the Indenture or the Notes to any provision of the "Description of Notes" section of the Company's  offering  circular dated  September  25 2003,  relating  to the  initial  offering  of the  Notes,  to the  extent  that such  provision  in that
         "Description  of Notes" was intended to be a verbatim  recitation of a provision of the Indenture,  the Note Guarantees or the
         Notes;  or (viii) to allow any Guarantor to execute a  supplemental  indenture to the Indenture  and/or a Note  Guarantee with respect to the Notes.

(12)              DEFAULTS AND  REMEDIES.  Events of Default  include:  (i) default for 30 days in the payment when due of interest on, or  Additional  Interest with respect to, the Notes;  (ii) default in the payment when due of the principal of or premium,  if any, on the Notes;  (iii) failure by the Company to comply with Section 4.10,  4.15 or 5.1 of the  Indenture;  (iv) failure by the  Company or any of its  Restricted  Subsidiaries  for 60 days after  notice from the Trustee or Holders of at least 25% in principal  amount of the Notes then  outstanding  to comply with Section  4.07,  4.09 or any other  covenant,  representation, warranty or other  agreement in this  Indenture or the Notes;  (v) default under any mortgage,  indenture or instrument  under which there may be issued or by which there may be secured or evidenced  any  Indebtedness  for money  borrowed by the Company or any of its  Restricted  Subsidiaries  (or the  payment  of which is  guaranteed  by the  Company  or any of its  Restricted
         Subsidiaries)  whether such Indebtedness or Guarantee now exists,  or is created after the date hereof,  if that default:  (a)
         is caused by a failure to pay principal on such  Indebtedness at final maturity (a "Payment  Default"),  or (b) results in the acceleration  of such  Indebtedness  prior to its  express  maturity,  and,  in each case,  the  principal  amount of any such
         Indebtedness,  together with the principal amount of any other such Indebtedness  under which there has been a Payment Default or the maturity of which has been so  accelerated,  aggregates $7.5 million or more; (vi) failure by the Company or any of its
         Restricted  Subsidiaries  to pay final  judgments  aggregating  in  excess  of $7.5  million,  which  judgments  are not paid, discharged or stayed for a period of 60 days;  (vii) breach by the Company,  any of its Restricted  Subsidiaries  or any other
         Obligor of any material  representation  or warranty or agreement in the Security  Documents,  the repudiation by the Company, any of its Restricted  Subsidiaries or any other Obligor of any of their respective  obligations under the Security  Documents or the  unenforceability  of the Security  Documents  against the Company,  any of its  Restricted  Subsidiaries  or any other
         Obligor for any reason;  (viii) except as permitted by this Indenture,  any Guarantee shall be held in any judicial proceeding to be  unenforceable  or invalid or shall cease for any reason to be in full force and effect or any  Guarantor  shall deny or disaffirm its  obligations  under its  Guarantee;  and (ix) certain  events of  bankruptcy  or insolvency  with respect to the
         Company or any of its Restricted  Subsidiaries that is a Significant Subsidiary or any group of Restricted  Subsidiaries that, when taken  together,  would  constitute a  Significant  Subsidiary.  If any Event of Default  occurs and is  continuing,  the
         Trustee or the Holders of at least 25% in principal amount of the then  outstanding  Notes may declare the principal amount at maturity  of all the  Notes to be due and  payable  immediately.  Notwithstanding  the  foregoing,  in the case of an Event of
         Default arising from certain events of bankruptcy or insolvency,  the principal  amount at maturity of all  outstanding  Notes will become due and payable  immediately  without  further  action or notice.  Holders  may not enforce the  Indenture  or the
         Notes except as provided in the Indenture.  Subject to certain  limitations,  Holders of a majority in principal amount of the then  outstanding  Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold  from Holders of the Notes  notice of any  continuing  Default or Event of Default  (except a Default  or Event of Default  relating  to the payment of principal or interest) if it determines that  withholding  notice is in their  interest.  The Holders of a majority in aggregate  principal  amount of the Notes then  outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes  waive any  existing  Default or Event of Default  and its  consequences  under the  Indenture  except a  continuing
         Default or Event of Default in the  payment of  interest  on, or the  principal  of, the Notes.  The  Company is  required  to deliver to the  Trustee  annually a statement  regarding  compliance  with the  Indenture,  and the  Company is required  upon becoming aware of any Default or Event of Default,  to deliver to the Trustee a statement  specifying such Default or Event of
         Default.

(13)              TRUSTEE  DEALINGS WITH COMPANY.  The Trustee,  in its  individual  or any other  capacity,  may make loans to, accept deposits  from,  and  perform  services  for the Company or its  Affiliates,  and may  otherwise  deal with the Company or its
         Affiliates, as if it were not the Trustee.

(14)              NO RECOURSE  AGAINST OTHERS. A director,  officer,  employee,  incorporator or stockholder,  of the Company or any of the  Guarantors,  as such,  will not have any liability for any  obligations of the Company or such Guarantor under the Notes, the Note  Guarantees,  the  Indenture  or Security  Documents  or for any claim based on, in respect of, or by reason of, such obligations  or their  creation.  Each Holder by  accepting  a Note waives and  releases  all such  liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)              AUTHENTICATION.  This Note will not be valid  until  authenticated  by the  manual  signature  of the  Trustee  or an authenticating agent.

(16)              ABBREVIATIONS.  Customary  abbreviations  may be used in the name of a Holder  or an  assignee,  such as:  TEN COM (=
         tenants in common),  TEN ENT (= tenants by the  entireties),  JT TEN (= joint  tenants with right of  survivorship  and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)              ADDITIONAL  RIGHTS OF HOLDERS OF RESTRICTED  GLOBAL NOTES AND RESTRICTED  DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the  Indenture,  Holders of Restricted  Global Notes and Restricted  Definitive  Notes will have all the rights set forth in the  Registration  Rights  Agreement dated as of September 29, 2003,  among the Company,  the
         Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

(18)              CUSIP  NUMBERS.  Pursuant  to a  recommendation  promulgated  by the  Committee  on Uniform  Security  Identification
         Procedures,  the Company has caused CUSIP  numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience  to Holders.  No  representation  is made as to the accuracy of such numbers  either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other  identification  numbers placed thereon.

         The  Company  will  furnish  to any  Holder  upon  written  request  and  without  charge a copy of the  Indenture  and/or the
Registration Rights Agreement.  Requests may be made to:

O'Sullivan Industries, Inc.
1900 Gulf Street
Lamar, Missouri 64759-1899
Attention:  General Counsel

                                                            ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                                                   (Insert assignee's legal name)

                                             (Insert assignee's soc. sec. or tax I.D. no.)

                                         (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

                                                     Your Signature:
                                                                           (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*        Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                  OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company  pursuant to Section 4.10 or 4.15 of the Indenture,  check the appropriate box below:

                                                 Section 4.10 Section 4.15

         If you want to elect to have only part of the Note  purchased  by the Company  pursuant to Section 4.10 or Section 4.15 of the
Indenture, state the amount you elect to have purchased:

                                                           $_______________

Date:  _______________

                                                     Your Signature:
                                                                           (Sign exactly as your name appears on the face of this Note)

                                                     Tax Identification No.:

Signature Guarantee*:  _________________________

*        Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                        SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The  following  exchanges of a part of this Global Note for an interest in another  Global Note or for a Definitive  Note,  or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                                                                          at maturity of this
                           Amount of decrease    Amount of increase in        Global Note           Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                             at maturity of          at maturity of            decrease             of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian

*    This schedule should be included only if the Note is issued in global form.

                                                                                                                             EXHIBIT A2

                                             [Face of Regulation S Temporary Global Note]
---------------------------------------------------------------------------------------------------------------------------------------

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL  REVENUE CODE OF 1986, AS AMENDED,  THIS SECURITY IS BEING ISSUED WITH
ORIGINAL ISSUE  DISCOUNT;  FOR EACH $1,000  PRINCIPAL  AMOUNT OF THIS  SECURITY,  THE ISSUE PRICE IS $950, THE AMOUNT OF ORIGINAL ISSUE
DISCOUNT IS $50, THE ISSUE DATE IS SEPTEMBER 29, 2003 AND THE YIELD TO MATURITY IS 12.00% PER ANNUM.

                                                                                                                CUSIP/CINS ____________

                                                 10.63% Senior Secured Notes due 2008

No. ___                                                                                               $____________

                                                      O'Sullivan Industries, Inc.

promises                              to                              pay                             to                             or
registered assigns,

the principal sum of __________________________________________________________ DOLLARS on October 1, 2008.

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

Dated:  September 29, 2003

                                                     O'Sullivan Industries, Inc.

                                                     By:
                                                           Name:
                                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York,
  as Trustee

By:
                Authorized Signatory

---------------------------------------------------------------------------------------------------------------------------------------

                                             [Back of Regulation S Temporary Global Note]
                                                 10.63% Senior Secured Notes due 2008

THE RIGHTS  ATTACHING TO THIS  REGULATION  S TEMPORARY  GLOBAL NOTE,  AND THE  CONDITIONS  AND  PROCEDURES  GOVERNING  ITS EXCHANGE FOR
CERTIFICATED  NOTES,  ARE AS SPECIFIED IN THE  INDENTURE  (AS DEFINED  HEREIN).  NEITHER THE HOLDER NOR THE  BENEFICIAL  OWNERS OF THIS
REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS  GLOBAL  NOTE IS HELD BY THE  DEPOSITARY  (AS  DEFINED IN THE  INDENTURE  GOVERNING  THIS NOTE) OR ITS  NOMINEE IN CUSTODY FOR THE
BENEFIT OF THE BENEFICIAL  OWNERS HEREOF,  AND IS NOT  TRANSFERABLE TO ANY PERSON UNDER ANY  CIRCUMSTANCES  EXCEPT THAT (1) THE TRUSTEE
MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED  PURSUANT TO SECTION 2.06 OF THE INDENTURE,  (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN
WHOLE BUT NOT IN PART  PURSUANT  TO SECTION  2.06(a) OF THE  INDENTURE,  (3) THIS  GLOBAL  NOTE MAY BE  DELIVERED  TO THE  TRUSTEE  FOR
CANCELLATION  PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR  DEPOSITARY WITH THE
PRIOR WRITTEN CONSENT OF O'SULLIVAN INDUSTRIES, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE  FORM, THIS NOTE MAY NOT BE TRANSFERRED  EXCEPT AS A WHOLE
BY THE  DEPOSITARY  TO A NOMINEE OF THE  DEPOSITARY  OR BY A NOMINEE OF THE  DEPOSITARY  TO THE  DEPOSITARY  OR ANOTHER  NOMINEE OF THE
DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR  DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR  DEPOSITARY.  UNLESS THIS
CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST COMPANY (55 WATER  STREET,  NEW YORK,  NEW YORK)
("DTC"),  TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY CERTIFICATE  ISSUED IS REGISTERED IN
THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT IS MADE TO CEDE
& CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC), ANY TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION  EXEMPT FROM REGISTRATION  UNDER THE U.S.  SECURITIES ACT OF 1933
(THE  ""SECURITIES  ACT ") AND THIS NOTE MAY NOT BE OFFERED,  SOLD OR OTHERWISE  TRANSFERRED IN THE ABSENCE OF SUCH  REGISTRATION OR AN
APPLICABLE  EXEMPTION  THEREFROM.  EACH  PURCHASER OF THIS NOTE IS HEREBY  NOTIFIED  THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE
EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE  HOLDER OF THIS NOTE  AGREES  FOR THE  BENEFIT OF THE  COMPANY  THAT (A) THIS NOTE MAY BE  OFFERED,  RESOLD,  PLEDGED OR  OTHERWISE
TRANSFERRED,  ONLY (I) TO THE COMPANY,  (II) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES  ACT) IN A TRANSACTION  MEETING THE  REQUIREMENTS  OF RULE 144A,  (III) OUTSIDE THE
U.S. IN AN OFFSHORE  TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM  REGISTRATION
UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),  (V) IN THE U.S. TO AN INSTITUTIONAL  ""ACCREDITED  INVESTOR"
(AS DEFINED IN RULE  501(A)(1),  (2), (3) OR (7) UNDER THE SECURITIES  ACT), IN A MINIMUM  PRINCIPAL  AMOUNT OF NOT LESS THAN $100,000,
THAT IS ACQUIRING  THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER  INSTITUTIONAL  ACCREDITED  INVESTOR FOR  INVESTMENT
PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY  DISTRIBUTION  THEREOF IN VIOLATION OF THE SECURITIES ACT
AND THAT,  PRIOR TO SUCH TRANSFER,  FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S.  BROKER-DEALER)  TO THE TRUSTEE A SIGNED LETTER
IN THE FORM SET FORTH ON THE REVERSE HEREOF CONTAINING CERTAIN  REPRESENTATIONS  AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF
THIS SECURITY OR (VI) PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN
ACCORDANCE  WITH ANY  APPLICABLE  SECURITIES  LAWS OF ANY STATE OF THE U.S.,  AND (B) THE HOLDER WILL,  AND EACH  SUBSEQUENT  HOLDER IS
REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         Capitalized  terms used herein  have the  meanings  assigned  to them in the  Indenture  referred  to below  unless  otherwise indicated.

(1)               INTEREST.  O'Sullivan  Industries,  Inc., a Delaware  corporation  (the  "Company"),  promises to pay interest on the principal  amount of this Note at 10.63%  per annum  from  September  29,  2003 until  maturity  and shall pay the  Additional
         Interest,  if any,  payable pursuant to Section 5 of the  Registration  Rights  Agreement  referred to below. The Company will pay interest and  Additional  Interest,  if any,  semi-annually  in arrears on January 15 and July 15 of each year,  or if any such day is not a Business  Day, on the next  succeeding  Business Day (each,  an "Interest  Payment  Date").  Interest on the
         Notes will accrue from the most recent date to which  interest has been paid or, if no interest  has been paid,  from the date of  issuance;  provided  that if there is no existing  Default in the payment of interest,  and if this Note is  authenticated between a record date referred to on the face hereof and the next  succeeding  Interest  Payment Date,  interest  shall accrue from such next succeeding  Interest  Payment Date;  provided further that the first Interest Payment Date shall be January 15,
         2004.  The Company  will pay  interest  (including  post-petition  interest in any  proceeding  under any  Bankruptcy  Law) on overdue  principal and premium,  if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect;  it will pay interest  (including  post-petition  interest in any proceeding  under any Bankruptcy  Law) on overdue installments of interest and Additional  Interest,  if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent  lawful.  Interest  will be computed on the basis of a 360-day year of twelve  30-day months.

(2)               METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted  interest) and Additional  Interest, if any,  to the  Persons  who are  registered  Holders  of Notes at the  close of  business  on the  January  1 or July 1 next preceding  the Interest  Payment Date,  even if such Notes are canceled  after such record date and on or before such Interest
         Payment  Date,  except as provided in Section 2.12 of the  Indenture  with respect to  defaulted  interest.  The Notes will be payable as to  principal,  premium  and  Additional  Interest,  if any,  and  interest  at the office or agency of the Company maintained  for such purpose  within or without the City and State of New York,  or, at the option of the Company,  payment of interest and  Additional  Interest,  if any, may be made by check  mailed to the Holders at their  addresses  set forth in the register of Holders;  provided that payment by wire transfer of immediately  available  funds will be required with respect to principal of and interest,  premium and Additional  Interest,  if any, on, all Global Notes and all other Notes the Holders of which will have  provided  wire transfer  instructions  to the Company or the Paying Agent.  Such payment will be in such coin or  currency  of the United  States of America as at the time of  payment is legal  tender for  payment of public and  private debts.

(3)               PAYING AGENT AND REGISTRAR.  Initially,  The Bank of New York,  the Trustee under the  Indenture,  will act as Paying
         Agent and Registrar.  The Company may change any Paying Agent or Registrar  without  notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)               INDENTURE.  The Company issued the Notes under an Indenture  dated as of September 29, 2003 (the  "Indenture")  among the Company,  the  Guarantors  and the Trustee.  The terms of the Notes  include  those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S.  Codess.ss. 77aaa-77bbbb).  The Notes are subject to all such terms,  and
         Holders are referred to the  Indenture  and such Act for a statement of such terms.  To the extent any  provision of this Note conflicts with the express  provisions of the  Indenture,  the  provisions of the Indenture  shall govern and be  controlling.
         The Notes are secured  obligations  of the Company  limited to $100.0  million in aggregate  principal  amount.  The Notes are secured  by a pledge  of the  Capital  Stock of the  Company  and  substantially  all of the  assets  of the  Company  and the
         Guarantors pursuant to the Pledge and Security Agreement referred to in the Indenture.

(5)               OPTIONAL REDEMPTION.

(a)               Except as set forth in subparagraphs  (b) and (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to October 1, 2006.  On or after  October 1, 2006,  the  Company  may redeem all or a part of the Notes,  upon not less than 30 nor more than 60 days notice,  at the redemption  prices  (expressed as percentages of principal  amount at maturity) set forth below plus accrued and unpaid  interest and  Additional  Interest,  if any,  thereon,  to the applicable  redemption  date, if redeemed during the twelve-month  period  beginning on October 1 of the years indicated below,  subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        Year                                                                                  Percentage
        2006.............................................................................              105.315%
        2007 and thereafter..............................................................             100.000%

(b)               Notwithstanding  the  provisions of  subparagraph  (a) of this Paragraph 5, at any time prior to October 1, 2006, the
Company may on any one or more occasions  redeem up to 35% of the aggregate  principal  amount of Notes issued under the Indenture at a redemption price of 110.63% of the principal amount at maturity thereof,  plus accrued and unpaid interest and Additional Interest,  if any, to the  redemption  date,  with a  contribution  to the common equity  capital of the Company made with the net cash proceeds of a concurrent Equity Offering by O'Sullivan's  direct or indirect parent;  provided that at least 65% in aggregate principal amount of the
Notes  originally  issued  under  the  Indenture  (excluding  Notes  held by the  Company  and its  Subsidiaries)  remains  outstanding immediately  after the occurrence of such  redemption and that such  redemption must occur within 90 days of the date of the closing of such Equity Offering.

(c)               At any time prior to October 1, 2006,  the Company may also redeem all or a part of the Notes upon the  occurrence of a Change of  Control,  upon not less than 30 nor more than 60 days prior  notice  (but in no event may any such  redemption  occur more than 90 days after the  occurrence of such Change of Control)  mailed by first-class  mail to each Holder's  registered  address,  at a redemption  price equal to 100% of the principal  amount at maturity of Notes redeemed plus the  Applicable  Premium as of, and accrued and unpaid interest and Additional  Interest,  if any, to the applicable date of redemption,  subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(6)               MANDATORY REDEMPTION.

         Except as set forth under  Sections 3.09,  4.10 and 4.15 in the Indenture,  the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)               REPURCHASE AT THE OPTION OF HOLDER.

(A)               If there is a Change of  Control,  the Company  will be  required  to make an offer (a "Change of Control  Offer") to repurchase  all or any part (equal to $1,000 or an integral  multiple  thereof) of each Holder's  Notes at a purchase price equal to 101% of the  aggregate  principal  amount at maturity  thereof  plus  accrued and unpaid  interest and
                  Additional  Interest  thereon,  if any,  to the date of  purchase  subject  to the  rights of Holders of Notes on the relevant  record  date to  receive  interest  due in the  relevant  interest  payment  date (the  "Change  of Control
                  Payment").  Within 60 days  following  any Change of Control,  the Company will mail a notice to each Holder  setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(B)               If the Company or a Restricted  Subsidiary  of the Company  consummates  any Asset  Sales,  other than a sale of Note
                  Priority Lien  Collateral,  within five days of each date on which the aggregate  amount of Excess  Proceeds  exceeds
                  $10.0 million,  the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu  with the Notes  containing  provisions  similar to those set forth in the  Indenture  with  respect to offers to purchase or redeem with the  proceeds of sales of assets (an "Asset Sale  Offer")  pursuant to Section 3.09 of the  Indenture to purchase the maximum  principal  amount of Notes and other pari passu  Indebtedness  that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal  amount at maturity thereof plus accrued and unpaid interest and Additional  Interest thereon, if any, to the date fixed for the closing of such  offer,  in  accordance  with the  procedures  set forth in the  Indenture.  To the  extent  that the aggregate  amount of Notes and other pari passu  Indebtedness  tendered  pursuant to an Asset Sale Offer is less than the Excess  Proceeds,  the  Company  (or such  Restricted  Subsidiary)  may use such  deficiency  for any purpose not otherwise  prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders  thereof exceeds the amount of Excess  Proceeds,  the Trustee shall select the Notes and other pari passu  Indebtedness  to be purchased  on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company  prior to any related  purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

(C)               If the Company or a Restricted  Subsidiary of the Company  consummates  any Asset Sales  constituting a Note Priority
                  Lien Collateral,  the Company will commence an Asset Sale Offer pursuant to Section 3.09 of the Indenture to purchase the  maximum  principal  amount of Notes and other  pari  passu  Indebtedness  that may be  purchased  out of the Net
                  Proceeds at an offer  price in cash in an amount  equal to 102% of the  principal  amount at  maturity  thereof  plus accrued  and unpaid  interest  and  Additional  Interest  thereon,  if any, to the date fixed for the closing of such offer,  in accordance  with the  procedures set forth in the  Indenture.  To the extent that the aggregate  amount of
                  Notes  tendered  pursuant  to an Asset Sale Offer is less than the Net  Proceeds,  the  Company  (or such  Restricted
                  Subsidiary)  may use such  deficiency  for any purpose not otherwise  prohibited by the  Indenture.  If the aggregate principal  amount of Notes  surrendered  by holders  thereof  exceeds the amount of Net  Proceeds,  the Trustee shall select the Notes to be purchased  on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will  receive an Asset Sale Offer from the  Company  prior to any  related  purchase  date and may elect to have such
                  Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

(8)               NOTICE OF  REDEMPTION.  Notice of  redemption  will be mailed at least 30 days but not more than 60 days  before  the redemption date to each Holder whose Notes are to be redeemed at its registered  address,  except that redemption  notices may be mailed more than 60 days prior to a redemption  date if the notice is issued in  connection  with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in  denominations  larger than $1,000 may be redeemed in part but only in whole  multiples of $1,000,  unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)               DENOMINATIONS,  TRANSFER,  EXCHANGE.  The Notes are in registered form without coupons in denominations of $1,000 and integral  multiples  of $1,000.  The  transfer  of Notes may be  registered  and Notes may be  exchanged  as  provided  in the
         Indenture.  The Registrar and the Trustee may require a Holder,  among other things, to furnish  appropriate  endorsements and transfer  documents  and the  Company  may  require a Holder to pay any taxes and fees  required  by law or  permitted  by the
         Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note  selected for  redemption, except for the  unredeemed  portion of any Note being  redeemed in part.  Also,  the Company need not exchange or register the transfer  of any Notes for a period of 15 days  before a  selection  of Notes to be  redeemed  or during the period  between a record date and the corresponding Interest Payment Date.

(10)              PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)              AMENDMENT,  SUPPLEMENT AND WAIVER.  Subject to certain  exceptions,  the Indenture,  the Note Guarantees or the Notes
         may be amended or  supplemented  with the  consent of the  Holders  of at least a  majority  in  principal  amount of the then outstanding  Notes voting as a single class,  and any existing  Default or Event of Default  compliance  with any provision of the  Indenture,  the Note  Guarantees  or the Notes may be waived with the  consent of the Holders of a majority in  principal amount of the then  outstanding  Notes voting as a single class.  Without the consent of any Holder of a Note,  the Indenture, the Note Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity,  defect or  inconsistency,  (ii) to provide for  uncertificated  Notes in addition to or in place of  certificated  Notes,  (iii) to provide for the assumption of the Company's or any Guarantor's  obligations to Holders of the Notes in case of a merger or  consolidation,  (iv) to make any change that would  provide any  additional  rights or benefits to the Holders of the Notes or that does not  adversely  affect the legal rights under the  Indenture of any such Holder,  (v) to comply with the  requirements  of the SEC in order to effect or maintain the  qualification  of the Indenture  under the TIA or to allow any  Subsidiary  to guarantee  the Notes,  (vi) to make,  complete or confirm any grant of Collateral  permitted or required by the Security  Documents or this  Indenture or any release of Collateral that becomes  effective as set forth in the Security  Documents or this Indenture,  (vii) to conform the text of the Indenture or the Notes to any provision of the "Description of Notes" section of the Company's  offering  circular dated  September  25 2003,  relating  to the  initial  offering  of the  Notes,  to the  extent  that such  provision  in that
         "Description  of Notes" was intended to be a verbatim  recitation of a provision of the Indenture,  the Note Guarantees or the
         Notes;  or (viii) to allow any Guarantor to execute a  supplemental  indenture to the Indenture  and/or a Note  Guarantee with respect to the Notes.

(12)              DEFAULTS AND  REMEDIES.  Events of Default  include:  (i) default for 30 days in the payment when due of interest on, or  Additional  Interest with respect to, the Notes;  (ii) default in the payment when due of the principal of or premium,  if any, on the Notes;  (iii) failure by the Company to comply with Section 4.10,  4.15 or 5.1 of the  Indenture;  (iv) failure by the  Company or any of its  Restricted  Subsidiaries  for 60 days after  notice from the Trustee or Holders of at least 25% in principal  amount of the Notes then  outstanding  to comply with Section  4.07,  4.09 or any other  covenant,  representation, warranty or other  agreement in this  Indenture or the Notes;  (v) default under any mortgage,  indenture or instrument  under which there may be issued or by which there may be secured or evidenced  any  Indebtedness  for money  borrowed by the Company or any of its  Restricted  Subsidiaries  (or the  payment  of which is  guaranteed  by the  Company  or any of its  Restricted
         Subsidiaries)  whether such Indebtedness or Guarantee now exists,  or is created after the date hereof,  if that default:  (a)
         is caused by a failure to pay principal on such  Indebtedness at final maturity (a "Payment  Default"),  or (b) results in the acceleration  of such  Indebtedness  prior to its  express  maturity,  and,  in each case,  the  principal  amount of any such
         Indebtedness,  together with the principal amount of any other such Indebtedness  under which there has been a Payment Default or the maturity of which has been so  accelerated,  aggregates $7.5 million or more; (vi) failure by the Company or any of its
         Restricted  Subsidiaries  to pay final  judgments  aggregating  in  excess  of $7.5  million,  which  judgments  are not paid, discharged or stayed for a period of 60 days;  (vii) breach by the Company,  any of its Restricted  Subsidiaries  or any other
         Obligor of any material  representation  or warranty or agreement in the Security  Documents,  the repudiation by the Company, any of its Restricted  Subsidiaries or any other Obligor of any of their respective  obligations under the Security  Documents or the  unenforceability  of the Security  Documents  against the Company,  any of its  Restricted  Subsidiaries  or any other
         Obligor for any reason;  (viii) except as permitted by this Indenture,  any Guarantee shall be held in any judicial proceeding to be  unenforceable  or invalid or shall cease for any reason to be in full force and effect or any  Guarantor  shall deny or disaffirm its  obligations  under its  Guarantee;  and (ix) certain  events of  bankruptcy  or insolvency  with respect to the
         Company or any of its Restricted  Subsidiaries that is a Significant Subsidiary or any group of Restricted  Subsidiaries that, when taken  together,  would  constitute a  Significant  Subsidiary.  If any Event of Default  occurs and is  continuing,  the
         Trustee or the Holders of at least 25% in principal amount of the then  outstanding  Notes may declare the principal amount at maturity  of all the  Notes to be due and  payable  immediately.  Notwithstanding  the  foregoing,  in the case of an Event of
         Default arising from certain events of bankruptcy or insolvency,  the principal  amount at maturity of all  outstanding  Notes will become due and payable  immediately  without  further  action or notice.  Holders  may not enforce the  Indenture  or the
         Notes except as provided in the Indenture.  Subject to certain  limitations,  Holders of a majority in principal amount of the then  outstanding  Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold  from Holders of the Notes  notice of any  continuing  Default or Event of Default  (except a Default  or Event of Default  relating  to the payment of principal or interest) if it determines that  withholding  notice is in their  interest.  The Holders of a majority in aggregate  principal  amount of the Notes then  outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes  waive any  existing  Default or Event of Default  and its  consequences  under the  Indenture  except a  continuing
         Default or Event of Default in the  payment of  interest  on, or the  principal  of, the Notes.  The  Company is  required  to deliver to the  Trustee  annually a statement  regarding  compliance  with the  Indenture,  and the  Company is required  upon becoming aware of any Default or Event of Default,  to deliver to the Trustee a statement  specifying such Default or Event of
         Default.

(13)              TRUSTEE  DEALINGS WITH COMPANY.  The Trustee,  in its  individual  or any other  capacity,  may make loans to, accept deposits  from,  and  perform  services  for the Company or its  Affiliates,  and may  otherwise  deal with the Company or its
         Affiliates, as if it were not the Trustee.

(14)              NO RECOURSE  AGAINST OTHERS. A director,  officer,  employee,  incorporator or stockholder,  of the Company or any of the  Guarantors,  as such,  will not have any liability for any  obligations of the Company or such Guarantor under the Notes, the Note  Guarantees,  the  Indenture  or Security  Documents  or for any claim based on, in respect of, or by reason of, such obligations  or their  creation.  Each Holder by  accepting  a Note waives and  releases  all such  liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)              AUTHENTICATION.  This Note will not be valid  until  authenticated  by the  manual  signature  of the  Trustee  or an authenticating agent.

(16)              ABBREVIATIONS.  Customary  abbreviations  may be used in the name of a Holder  or an  assignee,  such as:  TEN COM (=
         tenants in common),  TEN ENT (= tenants by the  entireties),  JT TEN (= joint  tenants with right of  survivorship  and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)              ADDITIONAL  RIGHTS OF HOLDERS OF RESTRICTED  GLOBAL NOTES AND RESTRICTED  DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the  Indenture,  Holders of Restricted  Global Notes and Restricted  Definitive  Notes will have all the rights set forth in the  Registration  Rights  Agreement dated as of September 29, 2003,  among the Company,  the
         Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

(18)              CUSIP  NUMBERS.  Pursuant  to a  recommendation  promulgated  by the  Committee  on Uniform  Security  Identification
         Procedures,  the Company has caused CUSIP  numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience  to Holders.  No  representation  is made as to the accuracy of such numbers  either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other  identification  numbers placed thereon.

         The  Company  will  furnish  to any  Holder  upon  written  request  and  without  charge a copy of the  Indenture  and/or the
Registration Rights Agreement.  Requests may be made to:

O'Sullivan Industries, Inc.
1900 Gulf Street
Lamar, Missouri 64759-1899
Attention:  General Counsel

                                                            ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                                                   (Insert assignee's legal name)

                                             (Insert assignee's soc. sec. or tax I.D. no.)

                                         (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

                                                     Your Signature:
                                                                           (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*                 Participant in a recognized  Signature Guarantee  Medallion Program (or other signature  guarantor  acceptable to the
Trustee).

                                                  OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company  pursuant to Section 4.10 or 4.15 of the Indenture,  check the appropriate box below:

                                                Section 4.10 Section 4.15

         If you want to elect to have only part of the Note  purchased  by the Company  pursuant to Section 4.10 or Section 4.15 of the
Indenture, state the amount you elect to have purchased:

                                                           $_______________

Date:  _______________

                                                     Your Signature:
                                                                           (Sign exactly as your name appears on the face of this Note)

                                                     Tax Identification No.:

Signature Guarantee*:  _________________________

*        Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

         The  following  exchanges of a part of this  Regulation  S Temporary  Global Note for an interest in another  Global Note,  or exchanges in part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

                                                                           Principal Amount
                                                                          at maturity of this
                           Amount of decrease    Amount of increase in        Global Note           Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                             at maturity of          at maturity of            decrease             of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian

                                                                                                                              EXHIBIT B

                                                    FORM OF CERTIFICATE OF TRANSFER

O'Sullivan Industries, Inc.
1900 Gulf Street
Lamar, Missouri 64759-1899
Attention:  General Counsel

The Bank of New York
Corporate Trust Administration
101 Barclay Street, 8th Floor West
New York, NY 10286

         Re:  10.63% Senior Secured Notes due 2008

         Reference is hereby made to the Indenture,  dated as of September 29, 2003 (the  "Indenture"),  among  O'Sullivan  Industries,
Inc., as issuer (the  "Company"),  the Guarantors  party thereto and The Bank of New York, as trustee.  Capitalized  terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________,  (the  "Transferor")  owns and proposes to transfer the Note[s] or interest in such Note[s]  specified in
Annex   A   hereto,   in  the   principal   amount   of   $___________   in  such   Note[s]   or   interests   (the   "Transfer"),   to
___________________________  (the  "Transferee"),  as  further  specified  in Annex A hereto.  In  connection  with the  Transfer,  the
Transferor hereby certifies that:

                                                        [CHECK ALL THAT APPLY]

         1. Check if  Transferee  will take  delivery of a  beneficial  interest in the 144A  Global Note or a  Restricted  Definitive
Note pursuant to Rule 144A.  The Transfer is being  effected  pursuant to and in accordance  with Rule 144A under the Securities Act of
1933, as amended (the "Securities  Act"), and,  accordingly,  the Transferor  hereby further certifies that the beneficial  interest or
Definitive  Note is being  transferred to a Person that the  Transferor  reasonably  believes is purchasing the beneficial  interest or
Definitive  Note for its own  account,  or for one or more  accounts  with  respect  to which such  Person  exercises  sole  investment discretion,  and such  Person  and each such  account  is a  "qualified  institutional  buyer"  within  the  meaning  of Rule 144A in a transaction  meeting the  requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United  States.  Upon  consummation  of the  proposed  Transfer in  accordance  with the terms of the  Indenture,  the transferred  beneficial  interest  or  Definitive  Note will be subject to the  restrictions  on  transfer  enumerated  in the  Private
Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         2. Check if  Transferee  will take  delivery  of a  beneficial  interest  in the  Regulation  S Temporary  Global  Note,  the
Regulation S Permanent  Global Note or a Restricted  Definitive Note pursuant to Regulation S. The Transfer is being effected  pursuant to and in accordance  with Rule 903 or Rule 904 under the Securities Act and,  accordingly,  the  Transferor  hereby further  certifies that (i) the  Transfer  is not being  made to a Person in the  United  States  and (x) at the time the buy  order was  originated,  the
Transferee was outside the United States or such Transferor and any Person acting on its behalf  reasonably  believed and believes that the  Transferee  was outside the United  States or (y) the  transaction  was executed in, on or through the  facilities of a designated offshore  securities  market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United  States,  (ii) no directed  selling  efforts have been made in  contravention  of the  requirements  of Rule
903(b) or Rule 904(b) of Regulation S under the Securities  Act and (iii) the  transaction is not part of a plan or scheme to evade the registration  requirements  of the  Securities  Act and (iv) if the  proposed  transfer  is being made prior to the  expiration  of the
Restricted  Period,  the  transfer is not being made to a U.S.  Person or for the account or benefit of a U.S.  Person  (other than the
Initial  Purchaser).  Upon  consummation  of the proposed  transfer in  accordance  with the terms of the  Indenture,  the  transferred beneficial  interest or Definitive Note will be subject to the  restrictions  on Transfer  enumerated in the Private  Placement  Legend printed on the Regulation S Permanent  Global Note, the Regulation S Temporary  Global Note and/or the Restricted  Definitive  Note and
in the Indenture and the Securities Act.

         3. Check and  complete if  Transferee  will take  delivery of a  beneficial  interest in the IAI Global Note or a  Restricted
Definitive  Note pursuant to any provision of the  Securities  Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer  restrictions  applicable to beneficial interests in Restricted Global Notes and Restricted  Definitive
Notes and pursuant to and in  accordance  with the  Securities  Act and any  applicable  blue sky  securities  laws of any state of the
United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a)        such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                                                  or

                  (b)        such Transfer is being effected to the Company or a subsidiary thereof;

                                                                  or

                  (c)        such Transfer is being effected pursuant to an effective  registration  statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                                                  or

                  (d)        such Transfer is being effected to an Institutional  Accredited Investor and pursuant to an exemption from the  registration  requirements  of the  Securities  Act other  than Rule  144A,  Rule  144,  Rule 903 or Rule 904,  and the
           Transferor hereby further certifies that it has not engaged in any general  solicitation  within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer  restrictions  applicable to beneficial  interests in a
           Restricted Global Note or Restricted  Definitive Notes and the requirements of the exemption  claimed,  which  certification is supported by (1) a  certificate  executed by the  Transferee  in the form of Exhibit D to the  Indenture  and (2) if such
           Transfer is in respect of a principal  amount of Notes at the time of transfer of less than $100,000,  an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the  Transferor  has attached to this  certification),  to the effect that such  Transfer  is in  compliance  with the  Securities  Act.  Upon  consummation  of the  proposed  transfer in accordance with the terms of the Indenture,  the transferred  beneficial  interest or Definitive Note will be subject to the restrictions  on transfer  enumerated in the Private  Placement  Legend printed on the IAI Global Note and/or the Restricted
           Definitive Notes and in the Indenture and the Securities Act.

         4. Check if  Transferee  will take delivery of a beneficial  interest in an  Unrestricted  Global Note or of an  Unrestricted
Definitive Note.

         (a) Check if Transfer is  pursuant  to Rule 144.  (i) The  Transfer  is being  effected  pursuant  to and in  accordance  with
Rule 144 under the Securities Act and in compliance with the transfer  restrictions  contained in the Indenture and any applicable blue sky  securities  laws of any state of the United  States and (ii) the  restrictions  on transfer  contained  in the  Indenture  and the
Private  Placement Legend are not required in order to maintain  compliance with the Securities Act. Upon  consummation of the proposed
Transfer in accordance  with the terms of the  Indenture,  the  transferred  beneficial  interest or Definitive  Note will no longer be subject to the  restrictions  on transfer  enumerated in the Private  Placement  Legend  printed on the  Restricted  Global  Notes,  on
Restricted Definitive Notes and in the Indenture.

         (b) Check if Transfer is Pursuant to  Regulation  S. (i) The Transfer is being  effected  pursuant to and in  accordance  with
Rule 903 or Rule 904 under the  Securities  Act and in  compliance  with the transfer  restrictions  contained in the Indenture and any applicable  blue sky  securities  laws of any state of the  United  States  and (ii) the  restrictions  on  transfer  contained  in the
Indenture  and the  Private  Placement  Legend  are not  required  in order  to  maintain  compliance  with the  Securities  Act.  Upon consummation  of the  proposed  Transfer  in  accordance  with the terms of the  Indenture,  the  transferred  beneficial  interest  or
Definitive Note will no longer be subject to the  restrictions on transfer  enumerated in the Private  Placement  Legend printed on the
Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) Check if Transfer is  Pursuant to Other  Exemption.  (i) The  Transfer  is being  effected  pursuant to and in  compliance with an  exemption  from the  registration  requirements  of the  Securities  Act  other  than  Rule  144,  Rule 903 or Rule 904 and in compliance  with the transfer  restrictions  contained in the Indenture and any applicable blue sky securities laws of any State of the
United States and (ii) the  restrictions on transfer  contained in the Indenture and the Private  Placement  Legend are not required in order to maintain  compliance with the Securities Act. Upon  consummation of the proposed  Transfer in accordance with the terms of the
Indenture,  the transferred  beneficial  interest or Definitive Note will not be subject to the restrictions on transfer  enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                                  [Insert Name of Transferor]

                                                     By:
                                                       Name:
                                                       Title:

         Dated:  _______________________

                                                  ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                                                       [CHECK ONE OF (a) OR (b)]

                        (a)    a beneficial interest in the:

                            (i)       144A Global Note (CUSIP _________), or

                            (ii)      Regulation S Global Note (CUSIP _________), or

                            (iii)     IAI Global Note (CUSIP _________), or

                        (b)     a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                                              [CHECK ONE]

                        (a)    a beneficial interest in the:

                            (i)       144A Global Note (CUSIP _________), or

                            (ii)      Regulation S Global Note (CUSIP _________), or

                            (iii)     IAI Global Note (CUSIP _________), or

                            (iv)      Unrestricted Global Note (CUSIP _________); or

                        (b)    a Restricted Definitive Note; or

                        (c)    an Unrestricted Definitive Note,

                        in accordance with the terms of the Indenture.

                                                                                                          EXHIBIT C

                                                    FORM OF CERTIFICATE OF EXCHANGE

O'Sullivan Industries, Inc.
1900 Gulf Street
Lamar, Missouri 64759-1899
Attention:  General Counsel

The Bank of New York
Corporate Trust Administration
101 Barclay Street, 8th Floor West
New York, NY 10286

         Re:  10.63% Senior Secured Notes due 2008

                                                         (CUSIP ____________)

         Reference is hereby made to the Indenture,  dated as of September 29, 2003 (the  "Indenture"),  among  O'Sullivan  Industries,
Inc., as issuer (the  "Company"),  the Guarantors  party thereto and The Bank of New York, as trustee.  Capitalized  terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________,  (the  "Owner")  owns and proposes to exchange  the Note[s] or interest in such Note[s]  specified herein,  in the principal amount of $____________ in such Note[s] or interests (the "Exchange").  In connection with the Exchange,  the
Owner hereby certifies that:

         1.       Exchange of  Restricted  Definitive  Notes or  Beneficial  Interests in a Restricted  Global Note for  Unrestricted
Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a)        Check  if  Exchange  is from  beneficial  interest  in a  Restricted  Global  Note  to  beneficial  interest  in an
Unrestricted  Global Note.  In  connection  with the  Exchange of the Owner's  beneficial  interest in a  Restricted  Global Note for a beneficial  interest in an  Unrestricted  Global Note in an equal  principal  amount,  the Owner hereby  certifies  (i) the  beneficial interest is being acquired for the Owner's own account  without  transfer,  (ii) such Exchange has been effected in compliance with the transfer  restrictions  applicable to the Global Notes and pursuant to and in accordance  with the  Securities  Act of 1933, as amended
(the  "Securities  Act"),  (iii) the  restrictions  on transfer  contained in the  Indenture and the Private  Placement  Legend are not
required in order to maintain  compliance with the Securities Act and (iv) the beneficial  interest in an  Unrestricted  Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b)        Check if Exchange is from  beneficial  interest in a Restricted  Global Note to  Unrestricted  Definitive  Note. In
connection with the Exchange of the Owner's  beneficial  interest in a Restricted Global Note for an Unrestricted  Definitive Note, the
Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without  transfer,  (ii) such Exchange has been  effected  in  compliance  with the  transfer  restrictions  applicable  to the  Restricted  Global  Notes and  pursuant to and in accordance with the Securities  Act, (iii) the  restrictions on transfer  contained in the Indenture and the Private  Placement  Legend
are not required in order to maintain  compliance  with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c)        Check if Exchange is from  Restricted  Definitive Note to beneficial  interest in an  Unrestricted  Global Note. In connection  with the Owner's  Exchange of a Restricted  Definitive Note for a beneficial  interest in an Unrestricted  Global Note, the
Owner hereby certifies (i) the beneficial  interest is being acquired for the Owner's own account without transfer,  (ii) such Exchange has been effected in  compliance  with the transfer  restrictions  applicable  to  Restricted  Definitive  Notes and pursuant to and in accordance with the Securities  Act, (iii) the  restrictions on transfer  contained in the Indenture and the Private  Placement  Legend
are not  required in order to  maintain  compliance  with the  Securities  Act and (iv) the  beneficial  interest is being  acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d)        Check if Exchange is from  Restricted  Definitive  Note to  Unrestricted  Definitive  Note. In connection  with the
Owner's Exchange of a Restricted  Definitive Note for an Unrestricted  Definitive Note, the Owner hereby certifies (i) the Unrestricted
Definitive  Note is being  acquired for the Owner's own account  without  transfer,  (ii) such Exchange has been effected in compliance with the transfer  restrictions  applicable to Restricted  Definitive  Notes and pursuant to and in accordance with the Securities Act,
(iii) the  restrictions on transfer  contained in the Indenture and the Private  Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the  Unrestricted  Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2.       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive
Notes or Beneficial Interests in Restricted Global Notes

         (a)        Check if Exchange is from  beneficial  interest in a  Restricted  Global Note to  Restricted  Definitive  Note.  In
connection with the Exchange of the Owner's  beneficial  interest in a Restricted Global Note for a Restricted  Definitive Note with an equal principal  amount,  the Owner hereby certifies that the Restricted  Definitive Note is being acquired for the Owner's own account without  transfer.  Upon  consummation  of the  proposed  Exchange  in  accordance  with the  terms of the  Indenture,  the  Restricted
Definitive Note issued will continue to be subject to the restrictions on transfer  enumerated in the Private  Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b)        Check if Exchange is from  Restricted  Definitive  Note to  beneficial  interest in a Restricted  Global  Note.  In connection with the Exchange of the Owner's Restricted  Definitive Note for a beneficial  interest in the [CHECK ONE] 144A Global Note,
Regulation S Global Note, IAI Global Note with an equal principal  amount,  the Owner hereby  certifies (i) the beneficial  interest is being acquired for the Owner's own account  without  transfer and (ii) such Exchange has been effected in compliance  with the transfer restrictions  applicable to the Restricted  Global Notes and pursuant to and in accordance  with the Securities  Act, and in compliance with any  applicable  blue sky  securities  laws of any state of the United  States.  Upon  consummation  of the  proposed  Exchange in accordance with the terms of the Indenture,  the beneficial  interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                                     [Insert Name of Transferor]

                                                     By:
                                                       Name:
                                                       Title:

Dated:  ______________________

                                                                                                          EXHIBIT D

                                                       FORM OF CERTIFICATE FROM
                                              ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

O'Sullivan Industries, Inc.
1900 Gulf Street
Lamar, Missouri 64759-1899
Attention:  General Counsel

The Bank of New York
Corporate Trust Administration
101 Barclay Street, 8th Floor West
New York, NY 10286

         Re:  10.63% Senior Secured Notes

         Reference is hereby made to the Indenture,  dated as of September 29, 2003 (the  "Indenture"),  among  O'Sullivan  Industries,
Inc., as issuer (the  "Company"),  the guarantors  party thereto and The Bank of New York, as trustee.  Capitalized  terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)            a beneficial interest in a Global Note, or

         (b)            a Definitive Note,

         we confirm that:

         1.       We understand that any subsequent  transfer of the Notes or any interest  therein is subject to certain  restrictions and conditions set forth in the Indenture and the undersigned  agrees to be bound by, and not to resell,  pledge or otherwise  transfer the Notes or any interest  therein  except in compliance  with,  such  restrictions  and  conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2.       We understand  that the offer and sale of the Notes have not been  registered  under the Securities Act, and that the
Notes and any interest  therein may not be offered or sold except as permitted in the following  sentence.  We agree, on our own behalf and on  behalf of any  accounts  for  which we are  acting as  hereinafter  stated,  that if we should  sell the Notes or any  interest therein,  we will do so only (A) to the Company or any subsidiary  thereof,  (B) in accordance  with Rule 144A under the Securities Act to a "qualified  institutional  buyer" (as defined  therein),  (C) to an institutional  "accredited  investor" (as defined below) that, prior to such transfer,  furnishes (or has furnished on its behalf by a U.S.  broker-dealer)  to you and to the Company a signed letter substantially  in the form of this letter and, if such transfer is in respect of a principal  amount of Notes,  at the time of transfer of less than  $100,000,  an Opinion of Counsel in form  reasonably  acceptable  to the Company to the effect  that such  transfer is in compliance  with the  Securities  Act, (D) outside the United States in accordance  with Rule 904 of Regulation S under the  Securities
Act, (E) pursuant to the  provisions of Rule 144(k) under the  Securities  Act or (F) pursuant to an effective  registration  statement under the Securities  Act, and we further agree to provide to any Person  purchasing the  Definitive  Note or beneficial  interest in a
Global Note from us in a  transaction  meeting the  requirements  of clauses (A) through (E) of this  paragraph a notice  advising such purchaser that resales thereof are restricted as stated herein.

         3.       We  understand  that,  on any proposed  resale of the Notes or beneficial  interest  therein,  we will be required to furnish to you and the Company  such  certifications,  legal  opinions  and other  information  as you and the  Company may  reasonably require to confirm that the proposed sale complies with the foregoing  restrictions.  We further  understand  that the Notes  purchased by us will bear a legend to the foregoing effect.

         4.       We are an institutional  "accredited  investor" (as defined in Rule 501(a)(1),  (2), (3) or (7) of Regulation D under the  Securities  Act) and have such  knowledge  and  experience in financial  and business  matters as to be capable of evaluating  the merits and risks of our  investment  in the Notes,  and we and any  accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5.       We are  acquiring  the Notes or beneficial  interest  therein  purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are  entitled to rely upon this letter and are  irrevocably  authorized  to produce  this letter or a copy hereof to any interested  party in any  administrative  or legal  proceedings or official  inquiry with respect to the matters  covered hereby.

                                                                [Insert Name of Accredited Investor]

                                                     By:
                                                       Name:
                                                       Title:

Dated:  _______________________

                                                                                                          EXHIBIT E

                                                    [FORM OF NOTATION OF GUARANTEE]

         For value  received,  each  Guarantor  (which term  includes  any  successor  Person  under the  Indenture)  has,  jointly and severally,  unconditionally  guaranteed,  to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 29, 2003 (the "Indenture")  among O'Sullivan  Industries,  Inc., (the "Company"),  the Guarantors party thereto and The
Bank of New York, as trustee (the "Trustee"),  (a) the due and punctual  payment of the principal of, premium and Additional  Interest, if any, and interest on, the Notes,  whether at maturity,  by  acceleration,  redemption or otherwise,  the due and punctual payment of interest on overdue  principal  of and interest on the Notes,  if any, if lawful,  and the due and  punctual  performance  of all other obligations  of the  Company to the Holders or the Trustee all in  accordance  with the terms of the  Indenture  and (b) in case of any extension  of time of payment or renewal of any Notes or any of such other  obligations,  that the same will be  promptly  paid in full when due or performed in  accordance  with the terms of the  extension  or renewal,  whether at stated  maturity,  by  acceleration  or otherwise.  The  obligations  of the  Guarantors  to the Holders of Notes and to the Trustee  pursuant  to the Note  Guarantee  and the
Indenture  are  expressly  set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note  Guarantee.  Each  Holder of a Note,  by  accepting  the same,  (a)  agrees  to and shall be bound by such  provisions  (b)
authorizes  and directs the Trustee,  on behalf of such Holder,  to take such action as may be necessary or  appropriate  to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

         Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                                     [NAME OF GUARANTOR(S)]

                                                     By:
                                                     Name:
                                                     Title:

                                                                                                          EXHIBIT H

                                                    [FORM OF SUPPLEMENTAL INDENTURE
                                               TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

         SUPPLEMENTAL INDENTURE (this "Supplemental  Indenture"),  dated as of ________________,  200__, among  __________________ (the
"Guaranteeing  Subsidiary"),  a subsidiary of O'Sullivan  Industries,  Inc. (or its permitted  successor),  a Delaware corporation (the
"Company"),  the Company,  the other  Guarantors (as defined in the Indenture  referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                                                          W I T N E S S E T H

         WHEREAS,  the Company has  heretofore  executed  and  delivered  to the Trustee an indenture  (the  "Indenture"),  dated as of
September 29, 2003 providing for the issuance of 10.63% Senior Secured Notes due 2008 (the "Notes");

         WHEREAS,  the Indenture  provides that under certain  circumstances  the Guaranteeing  Subsidiary shall execute and deliver to the  Trustee a  supplemental  indenture  pursuant to which the  Guaranteeing  Subsidiary  shall  unconditionally  guarantee  all of the
Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS,  pursuant to Section  9.01 of the  Indenture,  the Trustee is  authorized  to execute and deliver  this  Supplemental
Indenture.

         NOW  THEREFORE,  in  consideration  of the  foregoing and for other good and valuable  consideration,  the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1.       CAPITALIZED  TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the
Indenture.

         2.       AGREEMENT TO  GUARANTEE.  The  Guaranteeing  Subsidiary  hereby agrees to provide an  unconditional  Guarantee on the terms and subject to the  conditions  set forth in the Note  Guarantee  and in the  Indenture  including  but not limited to Article 12 thereof.

         4.       NO RECOURSE AGAINST OTHERS. No past,  present or future director,  officer,  employee,  incorporator,  stockholder or agent of the  Guaranteeing  Subsidiary,  as such,  shall have any  liability  for any  obligations  of the Company or any  Guaranteeing
Subsidiary  under the Notes, any Note  Guarantees,  the Indenture,  the Security  Documents or this  Supplemental  Indenture or for any claim  based on, in respect of, or by reason of,  such  obligations  or their  creation.  Each Holder of the Notes by  accepting a Note waives and releases all such liability.  The waiver and release are part of the  consideration  for issuance of the Notes.  Such waiver may not be  effective  to waive  liabilities  under  the  federal  securities  laws and it is the view of the SEC that such a waiver is against public policy.

         5.       NEW YORK LAW TO  GOVERN.  THE  INTERNAL  LAW OF THE  STATE OF NEW YORK  SHALL  GOVERN  AND BE USED TO  CONSTRUE  THIS
SUPPLEMENTAL  INDENTURE BUT WITHOUT  GIVING EFFECT TO APPLICABLE  PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE  APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6.       COUNTERPARTS.  The parties may sign any number of copies of this  Supplemental  Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

         7.       EFFECT OF  HEADINGS.  The Section  headings  herein are for  convenience  only and shall not affect the  construction hereof.

         8.       THE TRUSTEE.  The Trustee  shall not be  responsible  in any manner  whatsoever  for or in respect of the validity or sufficiency  of this  Supplemental  Indenture or for or in respect of the recitals  contained  herein,  all of which  recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental  Indenture to be duly executed,  all as of the date first above written.

         Dated:  _______________, 20___

                                                     [GUARANTEEING SUBSIDIARY]

                                                     By:  _______________________________
                                                     Name:
                                                     Title:

                                                     O'SULLIVAN INDUSTRIES, INC.

                                                     By:  _______________________________
                                                     Name:
                                                     Title:

                                                     [EXISTING GUARANTORS]

                                                     By:  _______________________________
                                                     Name:
                                                     Title:

                                                     THE BANK OF NEW YORK,
                                                       as Trustee

                                                     By:  _______________________________
                                                           Authorized Signatory